As filed with the Securities and Exchange Commission on August 31, 2018

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated August 31, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

1st stREIT Office Inc.

Sponsored by Tryperion Partners, LLC

Up to $50,000,000 in Shares of Common Stock

1st stREIT Office Inc. is a recently organized Maryland corporation formed to acquire and manage a portfolio of commercial real estate properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of office properties with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, 1st stREIT Office Operating Partnership LP, a Delaware limited partnership (our “Operating Partnership”), either directly or through its subsidiaries, and we are the sole general partner of our Operating Partnership. Additionally, we have contributed, and will continue to contribute, the net proceeds from this offering (including the private placements to our Sponsor) to our Operating Partnership in exchange for units of limited partnership interest in our Operating Partnership (“OP Units”). We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner.

We are externally managed and advised by SW Manager, LLC, a Delaware limited liability company (our “Manager”), which is a wholly-owned subsidiary of and controlled by Tryperion Partners, LLC, a California limited liability company (our “Sponsor”). Our Sponsor is a private real estate investment firm that provides investment management services to a range of foundation and high net worth clients. Since 2013, our Sponsor has sponsored two value-add closed-end commercial real estate funds that successfully raised a total of over $100 million of equity capital. As of June 30, 2018, the principals of our Sponsor have collectively underwritten and/or managed the acquisition, ownership and disposition of over $1.7 billion of real estate equity investments valued in excess of $5.4 billion spanning all major asset classes.

On May 31, 2017, we acquired from affiliates of our Sponsor one office property and commenced operations. Laumeier I, II, and IV (“Laumeier”) is located in the Laumeier Office Park, a premier office location in the South County submarket of St. Louis, Missouri. Laumeier comprises three of the four buildings in the Laumeier Office Park, and totals 290,925 rentable square feet. Tenants of Laumeier include Panera Bread Company (headquarters), New Balance (regional headquarters), AMN Healthcare and Regus.

We are continuing to offer a maximum of up to $50,000,000 in shares of our common stock, $1,664,600 of which have already been sold, including any shares that may be sold pursuant to our dividend reinvestment and optional cash purchase plan (the “Plan”) on a “best efforts maximum” basis. Because this is a “best efforts maximum” offering, we are only required to use our best efforts to sell shares of our common stock. We are continuing to offer up to $50,000,000 in shares of common stock in our offering at $10.00 per share until September 30, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will equal the greater of (i) $10.00 per share or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share. The minimum investment amount for initial purchases of shares of our common stock is 100 shares, or $1,000 based on the initial offering price per share. We may terminate this offering at any time.

Our Sponsor has purchased 7,500 shares of our common stock from us at $10.00 per share in two private placements, for net proceeds to us of $75,000. Our common stock will not initially be listed for trading on a stock exchange or other trading market and we have no obligation to list our common stock for trading at any time; however, we may apply to have our common stock approved for trading on the OTCQX marketplace or another secondary market upon the completion of this offering. We have adopted a stockholder redemption plan designed to provide our stockholders with some limited liquidity on a quarterly basis for their investment in shares of our common stock. See “Stockholder Redemption Plan.”

We have engaged FundAmerica to provide certain technology, anti-money laundering (AML), and know your customer (KYC) services in connection with this offering. We have engaged Computershare to provide transfer agent and administrator services. Neither FundAmerica nor Computershare is participating as an underwriter of this offering and they will not solicit any investment in 1st stREIT Office Inc., recommend 1st stREIT Office Inc.’s securities or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering should be made directly to 1st stREIT Office Inc. See “Plan of Distribution—Administrative and Processing Agent” for more information.

Shares of our common stock are subject to the ownership and transfer limitations in our charter which are intended to assist us in qualifying and maintaining our qualification as a REIT, including, subject to certain exceptions, a 4.11% ownership limit. See “Description of Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares.”

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In preparing this offering circular, we have elected to comply with the applicable disclosure requirements of a registration statement on Form S-11 under the Securities Act.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in shares of our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20 to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

●	We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were not determined through the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

●	We have limited operating history, and as of the date of this offering circular, our total assets consist of one office property totaling 290,925 rentable square feet located in the Laumeier Office Park in the South County submarket of St. Louis, Missouri. Our prior performance, and the prior performance of the funds and entities affiliated with our Sponsor may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

●	Although we have acquired one property and begun operations, we have not identified any other investments to acquire with the net proceeds of this offering. You will not be able to evaluate our future investments prior to purchasing shares.

●	Our Sponsor’s executive officers and key real estate professionals are also officers, directors, managers and/or key professionals of our Sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our Sponsor.

●	Our Sponsor may sponsor other companies that compete with us, and our Sponsor does not have an exclusive management arrangement with us; however, our Sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

●	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

●	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

●	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

●	We may change our investment guidelines without stockholder consent, which could result in investments that are different from those described in this offering circular.

●	While our goal is to pay dividends from our cash flow from operations, we may use other sources to fund dividends, including offering proceeds, borrowings and sales of assets. We have not established a limit on the amount of proceeds we may use to fund dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make quarterly dividends as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

●	Our Manager will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

●	No public market currently exists for our shares, and while we may attempt to effectuate a liquidity event within approximately ten years from the completion of this offering, we are not required to effectuate a liquidity event by any specific date. If you are able to sell your shares through our stockholder redemption plan, through secondary market sales or otherwise, you may have to sell them at a discount to their fair value.

●	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

●	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash dividends or appreciation of your investment.

The United States Securities and Exchange Commission does not pass upon the merits of, or give its approval to, any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Per Share	Total Maximum
Public Offering Price(1)	$10.00	$50,000,000.00
Selling Commissions(2)	$—	$—
Proceeds to Us from this Offering to the Public (Before Expenses)(3)	$10.00	$50,000,000.00
Proceeds to Us from the Private Placements to our Sponsor	$10.00	$75,000.00
Total Proceeds to Us (Before Expenses)(3)	$10.00	$50,075,000.00

(1)	The price per share shown was arbitrarily determined by our Manager and will apply until September 30, 2018. Thereafter, our price per share will be adjusted every fiscal quarter and will equal the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share.

(2)	Investors will not pay upfront selling commissions in connection with the purchase of shares of our common stock. The shares of our common stock may be purchased directly from us through our website at www.streitwise.com. We may sell shares of our common stock through registered broker-dealers; however, any required commissions to the broker-dealers will be paid by our Sponsor and not by us or our stockholders and such commissions will not be reimbursable by us to our Sponsor. The Company and its officers, employees and associated persons have intended to, and intend to continue to, conduct the offering in accordance with Rule 3a4-1 and, therefore, none of them are required to register as a broker-dealer.

(3)	We will pay or reimburse our Manager for organization and offering expenses in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), which, if we raise the maximum offering amount, will equal up to $1,500,000 in this offering. 1st stREIT Office Inc. and its stockholders, and not the OP Unitholders, will bear all such organization and offering expenses in connection with this offering and up to 3% of the gross proceeds of any future offerings of our common stock, and the number of OP Units held by the limited partners will be adjusted upward to reflect the allocation of these expenses to 1st stREIT Office Inc. To the extent these organization and offering expenses exceed 3% of the gross proceeds that we raise in this offering, the Manager will bear such expenses through a reduction in future Management Fees payable by the Operating Partnership. An affiliate of our Sponsor will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates). In such a case, LTIP Units will also be issued to the limited partners (other than us) so that the limited partners (other than us) will not be diluted by the LTIPs issued to the affiliate of our Sponsor. See “Estimated Use of Proceeds” and “Management Compensation—Organization and Offering Expenses” for more information.

The date of this offering circular is August 31, 2018

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as this offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC. Periodically, as we make material investments, update our quarterly NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add to, update or change the information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports, current event reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the SEC’s website at www.sec.gov and on our website at www.streitwise.com.

Our board of directors and officers and those selling shares on our behalf in this offering are permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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INVESTMENT CRITERIA

The shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the shares of our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. In order to be a “qualified purchaser,” a purchaser of shares must satisfy one of the following:

(1)	Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a)	If a natural person, a person that has:

i.	an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or

ii.	individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b)	If not a natural person, one of the following:

i.	a corporation, an organization described in Code Section 501(c)(3), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring shares, with total assets in excess of $5,000,000;

ii.	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in a share;

iii.	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

iv.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

v.	a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

vi.	a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

vii.	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

viii.	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

ix.	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x.	an entity in which all of the equity owners are accredited investors.

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(c)	In addition, the SEC has issued certain no-action letters and interpretations in which it deemed certain trusts to be accredited investors, such as trusts where the trustee is a bank as defined in Section 3(a)(2) of the Securities Act and revocable grantor trusts established by individuals who meet the requirements of clause (1)(a)(i) or (1)(a)(ii) of this section. However, these no-action letters and interpretations are very fact specific and should not be relied upon without close consideration of your unique facts; or

(2)	Non-Accredited Investors: If you are not an accredited investor, your investment in shares of our common stock may not be more than 10% of the greater of:

(a)	If you are a natural person:

i.	your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii.	your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the shares will not exceed 10% of your individual or joint income in the current year.

(b)	If you are not a natural person,

i.	your revenue, as of your most recently completed fiscal year end; or

ii.	your net assets, as of your most recently completed fiscal year end.

For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our common stock and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is 1st stREIT Office Inc.?

A:	We were recently formed as a Maryland corporation to invest in and manage a portfolio of commercial real estate properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of primarily office properties with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. The use of the terms “1st stREIT Office”, the “company”, “we”, “us” or “our” in this offering circular refer to 1st stREIT Office Inc. and our subsidiaries, including our Operating Partnership, unless the context indicates otherwise.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

●	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

●	is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

●	pays dividends to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner.

Q:	Who will choose which investments you make?

A:	We are externally managed by SW Manager, LLC (our “Manager”), a wholly-owned subsidiary of our Sponsor, under a management agreement between us and our Manager. Pursuant to a support agreement between our Manager and our Sponsor, our Sponsor provides our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain fees payable by our Manager. Our Manager will make all of our investment decisions.

Q:	Who is Tryperion Partners, LLC?

A:	Tryperion Partners, LLC (our “Sponsor”) is our Sponsor and the parent company of our Manager. Our Sponsor is a private real estate investment firm that provides investment management services to a range of foundation and high net worth clients. Our Sponsor utilizes its extensive real estate expertise and industry relationships to create value through prudent acquisitions and active asset management.

Q:	What experience does your Sponsor have?

A:	Our Sponsor is experienced in managing complex real estate investments through multiple business cycles and through the life cycle of each investment, from acquisition and business plan execution, to realization. Our Manager, acting through the support agreement with our Sponsor and utilizing the personnel and resources of our Sponsor, will select our investments and manage our day-to-day operations. Our Sponsor’s valuable real estate and investment expertise includes the following:

●	Real Estate Investment Experience – To date, Eliot Bencuya, Jeffrey Karsh, and Joseph Kessel, the principals of our Sponsor, have collectively underwritten and/or managed the acquisition, ownership and disposition of over $1.7 billion of real estate equity investments valued in excess of $5.4 billion spanning all major asset classes. Since 2013, our Sponsor has sponsored two value-add closed-end funds that successfully raised a total of over $100 million of equity capital, of which, as of June 30, 2018, approximately 98.3% has been invested.

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●	Proven Ability to Source Attractive Opportunities – Our Sponsor has sponsored two value-add closed-end funds targeting all commercial property types. Through these vehicles, as of June 30, 2018, our Sponsor has successfully acquired approximately $312 million of real estate in various U.S. markets and property types. See “Prior Performance Summary”.

●	Asset Management Experience – Our Sponsor has a strong track record of adding value to investments made, both in direct deals and in joint venture deals, through aggressive management and leasing, strategic capital improvements, and prudent financing programs. We believe that our Sponsor has the experience necessary to help guide investments through various market conditions.

Q:	Why should I invest in commercial real estate investments?

A:	Our goal is to provide a professionally managed, diversified portfolio consisting primarily of high-quality office properties, and, to a limited extent, other real estate-related assets, to investors who may have had limited access to such investments in the past. We believe that allocating some portion of your investment portfolio to a direct investment in high-quality office assets may provide you with:

●	diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

●	the opportunity for current income and capital appreciation.

Q:	Why should I invest specifically in a company that is focused on office investments requiring less than $20 million of equity?

A:	We believe there is an abundance of investors targeting deals that require more than $20 million of equity, but there are far fewer investors targeting deals requiring less than $20 million of equity. This mismatch in the marketplace provides us the opportunity to acquire smaller deals – deals that fall below the radar of the large institutional real estate investors, but are too expensive for most high net worth investors to capitalize – at prices that we believe represent a discount to intrinsic value.

Q:	What kind of offering is this?

A:	We are offering, principally through our website, www.streitwise.com, a maximum of $50,000,000 in shares of our common stock to the public, including shares issued pursuant to the Plan, on a “best efforts maximum” basis at $10.00 per share initially. Our Sponsor has purchased 7,500 shares of our common stock from us at $10.00 per share in two private placements, for net proceeds to us of $75,000.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:	The fundamental difference between our common stock and the common stock of a listed REIT is the daily liquidity available with a listed REIT. Although we may eventually list our common stock on the OTCQX marketplace or another secondary market upon the completion of this offering, our common stock will not initially be listed for trading on a stock exchange or other trading market and we will have no obligation to list our common stock for trading at any time. Further, although we have adopted a limited stockholder redemption plan that generally allows investors to redeem shares on a quarterly basis, the stockholder redemption plan is subject to certain restrictions and limitations. For investors with a short-term investment horizon, a listed REIT will provide more liquidity and therefore may be a more suitable investment for you than an investment in shares of our common stock.

However, because of the daily liquidity and real-time stock price quotes, listed REITs are subject to daily stock price volatility as well as general stock market volatility. We believe that our common stock will be less volatile and less exposed to stock market fluctuations, while still providing investors the opportunity to invest in a pool of real estate assets.

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Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic and current reports are substantially less than what would be required for a listed REIT.

Q:	How is an investment in shares of your common stock different from investing in shares of a traditional public non-traded REIT?

A:	Traditional public non-traded REITs typically charge investors high upfront broker-dealer commissions and expenses. Investors in this offering will not be charged any broker-dealer commissions, saving investors approximately 70% to 80% in upfront expenses as compared to a traditional public non-traded REIT. We may sell shares of our common stock through registered broker-dealers; however, any required commissions to the broker-dealers will be paid by our Sponsor and not by us or our stockholders and such commissions will not be reimbursable by us to our Sponsor.

Q:	How is an investment in your common stock different from investing in other online real estate investment opportunities?

A:

We will be one of the few public non-traded REITs offered directly to investors over the internet, available to both accredited and non-accredited investors. Currently, most online investment platforms offer investment opportunities requiring a higher minimum investment through private placements to accredited investors only. Additionally, most online investment platforms offer investments in individual properties and/or debt investments. We intend to own a diversified portfolio of equity investments focused on a particular strategy, with certain tax advantages unique to REITs, that is available to both accredited and non-accredited investors at a low investment minimum.

In addition, unlike other public non-traded REITs (both traditional and online) that initially are completely “blind pools”, we have acquired one property that you can assess before you invest. However, you will not be able to review, in advance, any other assets that may comprise our portfolio in the future.

Q:	What is the purchase price for shares of your common stock?

A:	We set our initial offering price at $10.00 per share, which will be the purchase price of our shares until September 30, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share. If a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Plan of Operation—Quarterly NAV Per Share Adjustments” for more details.

Q:	How will your NAV per share be calculated?

A:	Our NAV per share will be calculated by our Manager at the end of each fiscal quarter on a fully diluted basis, beginning October 1, 2018 using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances, individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV per share. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate in the interim, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles (“GAAP”) and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

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Q:	How exact will the calculation of the quarterly NAV per share be?

A:	Our goal is to provide a reasonable estimate of the market value of shares of our common stock as of the end of each fiscal quarter. Our assets will consist principally of commercial real estate equity investments. Our Manager’s valuation of our real estate assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. See “Plan of Operation —Valuation Policies.”

Q:	Will I have the opportunity to redeem my shares of common stock?

A:	Yes. Our stockholder redemption plan may provide an opportunity for our stockholders to have their shares of our common stock redeemed by us, subject to certain restrictions and limitations. Shares may not be redeemed under our stockholder redemption plan until the first anniversary of the date such shares were purchased.

The purchase price for shares redeemed under our stockholder redemption plan will be as follows:

Holding Period from Date of Purchase	Redemption Price
Less than 1 year	No redemption allowed
1 year until 2 years	90.0% of NAV
2 years until 3 years	92.5% of NAV
3 years until 4 years	95.0% of NAV
4 years until 5 years	97.5% of NAV
5 years of more	100% of NAV
In the event of a stockholder’s death or complete disability	100% of NAV

For purposes of the stockholder redemption plan, the per share redemption price will be calculated as a percentage of the NAV per share in effect at the time of the redemption. The redemption price per share for shares redeemed pursuant to the stockholder redemption plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders following the date that the NAV per share in effect at the time of the redemption was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

In addition, the redemption price will be reduced by the aggregate sum of dividends, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the redemption date. Furthermore, a stockholder requesting redemption will be responsible for any third-party costs incurred by us in effecting such redemption, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges. The redemption plan may be suspended at any time. See “Stockholder Redemption Plan” for more details.

Q:	Will there be any limits on my ability to redeem my shares?

A:	Yes. While we designed our redemption plan to allow stockholders to request redemptions on a quarterly basis of all or any portion of their shares (subject to the one year holding period and applicable redemption discount described above), we need to impose limitations on the total amount of net redemptions per quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. We will limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and we will limit redemptions to 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For investors who hold shares of our common stock with more than one record date, redemption requests will be applied to such shares in the order in which they were purchased, on a first in first out basis. Further, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits, that would cause us to have less than 100 stockholders or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock. See “Stockholder Redemption Plan” for more details.

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Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per share of common stock purchased in this offering.

Q:	Who will pay your organization and offering costs?

A:	We will pay or reimburse our Manager for organization and offering expenses in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), which, if we raise the maximum offering amount, will equal up to $1,500,000 in this offering. 1st stREIT Office Inc. and its stockholders, and not the OP Unitholders, will bear all such organization and offering expenses in connection with this offering and up to 3% of the gross proceeds of any future offerings of our common stock, and the number of OP Units held by the limited partners will be adjusted upward to reflect the allocation of these expenses to 1st stREIT Office Inc. To the extent these organization and offering expenses exceed 3% of the gross proceeds that we raise in this offering, the Manager will bear such expenses through a reduction in future Management Fees payable by the Operating Partnership. An affiliate of our Sponsor will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates). In such a case, LTIP Units will also be issued to the limited partners (other than us) so that the limited partners (other than us) will not be diluted by the LTIPs issued to the affiliate of our Sponsor. See “Estimated Use of Proceeds” and “Management Compensation—Organization and Offering Expenses” for more information.

Q:	What fees and expenses will you pay to the Manager or its affiliates?

A:	We pay our Manager a quarterly asset management fee at an annualized rate of 2.00%, which, until September 30, 2018, will be based on the sum of (i) our proceeds from this offering as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of OP Units to the limited partners of the Operating Partnership (other than 1st stREIT Office Inc. and any of its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus) (iii) any earnings (loss) through the end of such fiscal quarter, (minus) (iv) any distributions paid through the end of such fiscal quarter, and thereafter will be based on our NAV at the end of each fiscal quarter. Our Manager will not charge any other fees, such as acquisition fees, disposition fees, financing fees, etc.

In addition, we will reimburse our Manager for the organization and offering expenses that the Manager has paid or will pay on our behalf in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), though the Operating Partnership may pay such excess amounts provided the Manager bears these costs through a reduction in the Management Fee. We will also reimburse our Manager for out-of-pocket expenses in connection with the acquisition or disposition of our investments, whether successful or not. Additionally, we will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. We will not be responsible to reimburse our Manager for our Manager’s overhead expenses, employee costs, utilities or technology costs. The expense reimbursements that we will pay to our Manager include expenses incurred by our Sponsor in the performance of services under the support agreement between our Manager and our Sponsor, including any increases in insurance attributable to the management or operation of our company. See “Our Manager and the Management Agreement—Support Agreement.”

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

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Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 40-60% (through senior secured loans) of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (which will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets. We may at times use unsecured related party loans in order to provide us with working capital. Our Manager may from time to time modify our leverage policy in its discretion. Please see “Investment Objectives and Strategy” for more details.

Q:	How often will I receive dividends?

A:	We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as determined by us following advice from our Manager, in arrears. Any dividends we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. The record date for such dividends is currently expected to be the 25th day of the last month of the applicable quarter for which a dividend has been declared.

The payment of dividends will be limited by the REIT distribution requirements, which generally require that we make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional dividends, beyond the minimum REIT distribution, to avoid such taxes. See “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws — Dividends” and “U.S. Federal Income Tax Considerations.”

Any dividends that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What will be the source of your dividends?

A:	Our goal is to pay dividends from our cash flow from operations. However, to the extent necessary or advisable, we may use other sources to fund dividends, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver or accrual of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds we may use to fund dividends. We can provide no assurances that future cash flow will support payment of dividends or maintaining dividends at any particular level or at all.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain dividends as capital gain dividends, dividends that we pay you, including distributions that are reinvested pursuant to the distribution reinvestment component of the Plan, generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. However, recent legislation provides a deduction of up to 20% of a noncorporate taxpayer’s ordinary REIT dividends with such deduction scheduled to expire for taxable years beginning after December 31, 2025. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your common stock, rather than result in current tax, until your basis is reduced to zero. Return of capital dividends made to you in excess of your tax basis in shares of our common stock will be treated as sales proceeds from the sale of shares of our common stock for U.S. federal income tax purposes. Dividends we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to dividends in redemption of shares and liquidating dividends.

Q:	May I reinvest my cash dividends in additional shares?

A:	Yes. If you elect to participate in the distribution reinvestment component of the Plan, all distributions we pay to you with respect to your shares of our common stock participating in the Plan will be automatically reinvested in shares of our common stock. See “Plan of Operation – Summary of Distribution Reinvestment and Optional Cash Purchase Plan – Distribution Reinvestment Component of the Plan.”

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Q:	Who might benefit from an investment in shares of your common stock?

A:	An investment in shares of our common stock may be beneficial for you if you seek to diversify your personal portfolio with a commercial real estate investment vehicle focused primarily on office property equity investments and other select real estate-related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in shares of our common stock will not meet those needs.

Q:	Are there any risks involved in buying shares of your common stock?

A:	Yes. Investing in shares of our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in shares of our common stock.

Q:	How does a “best efforts maximum” offering work?

A:	A “best efforts maximum” offering means that we are only required to use our best efforts to sell shares of our common stock to the public. Neither our Sponsor, our Manager nor any other party has a firm commitment or obligation to purchase any shares of our common stock. Accordingly, we may sell less than the maximum amount of shares of common stock being offered hereby.

Q:	Who can buy shares of your common stock?

A:	Generally, you may purchase shares of our common stock if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; and

●	all other investors so long as their investment in shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “Investment Criteria” for more information.

Q:	How do I buy shares of your common stock?

A:	You may purchase shares of our common stock on our website, www.streitwise.com. Through the website you will be asked to electronically fill out a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe. In the future, we may also offer shares of our common stock on other websites or through registered broker-dealers. The Company and its officers, employees and associated persons intend to conduct the offering in accordance with Rule 3a4-1 and, therefore, none of them are required to register as a broker-dealer. Please refer to the section below entitled “How to Subscribe” for more information.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least 100 shares of our common stock in this offering, or $1,000 based on the current per share price. There is no minimum investment requirement on additional purchases after you have purchased a minimum of 100 shares.

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Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Generally, yes. You may make an investment through your IRA or other tax-deferred retirement account, subject to our discretion to decide to not accept IRA and other retirement account investments if we would be deemed to be a fiduciary to you with respect to your investment. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). You should note that we are not undertaking to provide impartial advice or give you advice in a fiduciary capacity in connection with an investment by your IRA or retirement account, and that we have financial interests associated with your investment including fees we may receive as a result of your investment.

Our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

Q:	Is there any minimum initial offering amount required to be sold?

A:	No. We will begin operations once our formation transactions have been consummated, which we expect will occur at or prior to the launch of this offering, no matter the amount of proceeds raised in this offering.

Q:	What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of office properties. We may also invest, to a limited extent, in other real estate-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including, but not limited to, the selection and acquisition of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (accrued or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, subject to applicable law, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time. See “Plan of Distribution—Length of Offering.”

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

●	an annual report;

●	a semi-annual report;

●	current event reports for specified material events within four business days of their occurrence;

●	supplements to the offering circular, if we have material information to disclose to you; and

●	other reports that we may file or furnish to the SEC from time to time.

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We will provide this information to you by posting such information on the SEC’s website at www.sec.gov,

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be sent by January 31 of the year following each taxable year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at equity@streitwise.com or by mail at:

1st stREIT Office Inc.
11601 Wilshire Boulevard, Suite 1690
Los Angeles, CA 90025

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in shares of our common stock.

1st stREIT Office Inc.

We were recently formed as a Maryland corporation to invest in and manage a portfolio of commercial real estate properties. We have used, and expect to continue to use, substantially all of the net proceeds from this offering to acquire a diversified portfolio of primarily office properties with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. We plan to diversify our portfolio’s investment risk with the goal of attaining a portfolio of real estate assets that provides attractive cash yields to our stockholders with the potential for capital appreciation. Substantially all of our assets are held by, and substantially all of our operations are conducted through, our Operating Partnership, 1st stREIT Office Operating Partnership LP, a Delaware limited partnership, either directly or through its subsidiaries, and we are the sole general partner of our Operating Partnership.

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our corporate office is located at 11601 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90025. Our telephone number is (310) 421-1030. Information regarding our company is also available on our website at www.streitwise.com. Information contained on, or accessible through, our website is not incorporated by reference into, and does not constitute a part of, this offering circular or any other report or documents we file with or furnish to the SEC.

Recent Developments

Capital Raised.

As of August 31, 2018, we had settled subscriptions for approximately $1,664,600 in our offering (including the $75,000 received in private placements to our Sponsor).

Distributions Declared.

Through August 31, 2018, we have declared an aggregate of five distributions (one of which took place prior to the commencement of this offering), with a weighted average annualized yield of 10%. While we are under no obligation to do so, we expect that we will continue to declare distributions in amounts similar to those previously declared. However, there can be no assurance as to whether distributions will be declared or the amount of such distribution.

The source of the capital for the distributions made as of August 31, 2018, has been 100% from free cash flow. In the future, although our distribution policy is to use our cash flow from operations to pay dividends, our charter permits us to pay dividends from any source, including offering proceeds (inclusive of proceeds from sales of shares under the Plan), borrowings and sales of assets, and we may determine that it is appropriate to do so.

Investment Objectives

Our investment objectives are:

●	to achieve attractive cash yields with the potential for capital appreciation;

●	to grow net cash from operations so more cash is available for dividends to investors; and

●	to preserve and to protect your capital contribution.

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We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments, the management of our portfolio and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our stockholders.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire, manage, operate, selectively leverage and opportunistically sell office properties. We intend to acquire and operate real estate and real estate-related assets on an opportunistic basis. Our Sponsor’s management team has extensive experience investing in numerous types of properties, but our primary focus will be on office acquisitions. These properties will be located throughout the United States and will be primarily existing, income-producing properties with the potential for long term capital appreciation.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor given our Sponsor’s strong track record and extensive experience and capabilities as a fund manager. These competitive advantages include:

●	Our Sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

●	Our Sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;

●	Our Sponsor’s acquisition experience, which includes seeking, underwriting and evaluating real estate deals in every major asset class and various locations within the United States, and in a variety of market conditions; and

●	Our Sponsor’s asset management experience, which includes actively monitoring each investment through critical property management, leasing, renovation and disposition activities.

Opportunity and Market Overview

Investing with us offers investors the opportunity to gain real estate exposure with lower fees and higher returns relative to other public non-traded REITs. Compared to other public non-traded REITs, we offer lower upfront fees and lower ongoing fees.

We believe the market for near term acquisition and long term hold of cash-flowing office properties – through direct equity investments and joint ventures – as well as other real estate-related assets is compelling on a risk-adjusted basis. Given the recent concentration of investment capital into increasingly larger investment vehicles, and the corresponding desire for increasingly bigger deal sizes, we feel well-positioned to benefit from investing in deals falling below the radar of these larger investors. Further, our focus on markets with favorable risk-return characteristics should provide the opportunity to take advantage of relatively inexpensive financing to achieve higher cash yields than would be achievable on deals of a similar profile in more efficiently-priced markets.

It is important to note that real estate markets are fickle, and subject to change over time. Although the current opportunity appears to be in smaller deals, conditions could change quickly which may contribute to a shift in our strategy in search of superior risk-adjusted returns.

Our Sponsor – Tryperion Partners

Tryperion Partners, LLC is our Sponsor and the parent company of our Manager. Our Sponsor is a private real estate investment firm that provides investment management services to a range of foundation and high net worth clients. Our Sponsor utilizes its extensive real estate expertise and industry relationships to create value through prudent acquisitions and aggressive asset management.

Our Sponsor’s team is experienced in managing complex real estate investments through multiple business cycles and through the life cycle of each investment, from acquisition and business plan execution, to realization. Pursuant to a support agreement with our Sponsor, our Manager will utilize our Sponsor’s personnel and resources to select our investments and manage our day-to-day operations. Our Sponsor’s valuable real estate and investment expertise includes the following:

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●	Real Estate Investment Experience – To date, Eliot Bencuya, Jeffrey Karsh and Joseph Kessel, the principals of our Sponsor have collectively underwritten and/or managed the acquisition, ownership and disposition of over $1.7 billion of real estate equity investments valued in excess of $5.4 billion spanning all major asset classes. Since 2013, our Sponsor has sponsored two value-add closed-end funds that successfully raised a total of over $100 million of equity capital, of which, as of June 30, 2018, approximately 98.3% has been invested.

●	Proven Ability to Source Attractive Opportunities – Our Sponsor has sponsored two value-add closed-end funds targeting all commercial property types. Through these vehicles, as of June 30, 2018, our Sponsor has successfully acquired approximately $312 million of real estate. See “Prior Performance Summary.”

●	Asset Management Experience – The principals of our Sponsor have a strong track record of adding value to investments made, both in direct deals and in joint venture deals, through aggressive management and leasing, strategic capital improvements, and prudent financing programs. Our Sponsor has the experience necessary to help guide investments through various market conditions.

Our Company and the Formation Transactions

We were incorporated in Maryland as a corporation on November 9, 2016. Our charter authorizes us to issue: (i) 900,000,000 shares of common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock. Under our charter, our board may increase the number of shares of common or preferred stock without stockholder consent. At this time, we have not issued any preferred stock. As of August 31 2018, we have issued 7,500 shares of common stock to our Sponsor and 158,960 shares of common stock through this offering.

Substantially all of our assets are held by, and substantially all of our operations are conducted through, our Operating Partnership, either directly or through its subsidiaries, and we are the sole general partner of our Operating Partnership. Additionally, we will continue to contribute the net proceeds from this offering and the private placements to our Sponsor to our Operating Partnership in exchange for OP Units. Prior to the commencement of this offering, we engaged in a series of transactions through which we acquired our initial property from investment funds managed by our Sponsor (the “Sponsor Funds”) in exchange for an aggregate of 2,070,000 OP Units issued to certain investors in the Sponsor Funds.

Private Placements to our Sponsor

Our Sponsor has purchased 7,500 shares of our common stock from us at $10.00 per share in two private placements, for net proceeds to us of $75,000.

Our Management Agreement

We are externally managed and advised by our Manager, an affiliate of our Sponsor. We expect to benefit from the personnel, relationships and experience of our Sponsor’s management team and other personnel of our Sponsor. Pursuant to the terms of a management agreement between our Manager, us and our Operating Partnership, our Manager provides us with our management team and appropriate support personnel. Pursuant to a support agreement between our Manager and our Sponsor, our Sponsor provides our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain fees payable by our Manager. Under the terms of the management agreement, our Manager receives an asset management fee and is entitled to reimbursements of certain expenses.

We have entered into the management agreement with our Operating Partnership and our Manager effective as of June 22, 2017. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, (i) performing all of our day-to-day functions, (ii) determining our investment strategy and guidelines in conjunction with our board of directors, (iii) sourcing, analyzing and executing investments, asset sales and financing, (iv) performing portfolio management duties, and (v) performing financial and accounting functions.

The initial term of the management agreement is for three years commencing on June 22, 2017, with automatic one-year renewal terms starting on June 22, 2020. For a detailed description of the management agreement’s termination provisions, see “Our Manager and the Management Agreement—Management Agreement.”

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Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to the board of directors’ supervision. The current board members are Eliot Bencuya (initial term expires September 13, 2018), Jeffrey Karsh (initial term expires September 13, 2019) and Joseph Kessel (initial term expires September 13, 2020). Our Chief Executive Officer is Eliot Bencuya, our Chief Investment Officer is Jeffrey Karsh, and our Chief Operating Officer is Joseph Kessel.

Our board of directors is classified into three classes. Eliot Bencuya is a Class I director, Jeffrey Karsh is a Class II director and Joseph Kessel is a Class III director. Each class of directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

All of our directors are also partners of our Sponsor and serve on the investment committees for each of the two closed-end funds sponsored by our Sponsor. As a result, we do not have any independent directors or management and conflicts of interest may arise. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our Structure

The chart below shows the relationship among various Tryperion affiliates and our company as of the date of this offering circular.

Tryperion Partners, LLC, a California limited liability company ("Sponsor")
"Sponsor" 7,500 Shares of Common Stock
[x%] 2
REIT Investors in this Offering
Shares of Common Stock
[y%] 2
Support Agreement **
100% Sole Member
SW Manager, LLC, a Delaware limited liability company ("Manager")
Management Agreement *
1st stREIT Office Inc., a Maryland corporation ("REIT")
OP Unitholders
Limited Partners (Operating Partnership Units)
94.75% 1
6.12% 1
General Partner (Operating Partnership Units)
Management Agreement *
1st stREIT Office Operating Partnership LP, a Delaware limited partnership ("Operating Partnership")
100%
100%
100%
[SPE / Borrower I]
[SPE / Borrower II]
[SPE / Borrower IV]
[Other Future SPEs]
100%
100%
100%
LAUMEIER I
LAUMEIER II
LAUMEIER IV
OTHER FUTURE PROPERTIES/ASSETS

1. As of the date of this offering circular. If we sell $50,000,000 of our common stock we expect to own approximately 70.72% of the Operating Partnership with the OP Unitholders owning the remaining 29.28%
2. If we sell $50,000,000 of our common stock, the REIT Investors in this Offering will own approximately 99.9% of the REIT, and our Sponsor will own approximately .1% of the REIT.

* Pursuant to the management agreement, our Manager receives an asset management fee and is entitled to reimbursements of certain expenses. See “Management Compensation.”

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** Pursuant to a support agreement with our Sponsor, our Manager utilizes our Sponsor’s personnel and resources to select our investments and manage our day-to-day operations in exchange for certain fees payable by our Manager.

Management Compensation

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock. Our Manager, in its sole discretion, may defer or waive any fee payable to it under the management agreement. All or any portion of any deferred fees will be deferred without interest and paid when our Manager determines. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses	We will be responsible to pay or reimburse our Manager for organization and offering costs in an amount not to exceed 3% of the gross proceeds that we raise in this offering, which, if we raise the maximum offering amount, will equal up to $1,500,000.	We will pay or reimburse our Manager for organization and offering expenses in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), which, if we raise the maximum offering amount, will equal up to $1,500,000 in this offering. 1st stREIT Office Inc. and its stockholders, and not the OP Unitholders, will bear all such organization and offering expenses in connection with this offering and up to 3% of the gross proceeds of any future offerings of our common stock, and the number of OP Units held by the limited partners will be adjusted upward to reflect the allocation of these expenses to 1st stREIT Office Inc. To the extent these organization and offering expenses exceed 3% of the gross proceeds that we raise in this offering, the Manager will bear such expenses through a reduction in future Management Fees payable by the Operating Partnership. An affiliate of our Sponsor will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates). In such a case, LTIP Units will also be issued to the limited partners (other than us) so that the limited partners (other than us) will not be diluted by the LTIPs issued to the affiliate of our Sponsor. See “Estimated Use of Proceeds” and “Management Compensation—Organization and Offering Expenses” for more information.

Acquisition and Development Stage

Reimbursement of Acquisition Expenses	We will reimburse our Manager for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Acquisition Fees	None.	—
Operational Stage

Asset Management Fee	Quarterly asset management fee based on an annualized rate of 2.00%, which, until September 30, 2018, will be based on the sum of (i) our proceeds from this offering as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of OP Units to the limited partners of the Operating Partnership (other than 1st stREIT Office Inc. and any of its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus) (iii) any earnings (loss) through the end of such fiscal quarter, (minus) (iv) any distributions paid through the end of such fiscal quarter, and thereafter will be based on our NAV at the end of each fiscal quarter	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses	We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. We will not be responsible to reimburse our Manager for our Manager’s overhead expenses, employee costs, utilities or technology costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we will pay to our Manager also include expenses incurred by our Sponsor in the performance of services under the support agreement between our Manager and our Sponsor, including any increases in insurance attributable to the management or operation of our company.

Servicing Fees	None.	—

Special Servicing Fees	None.	—

Financing Fees	None.	—

Liquidation/Listing Stage

Disposition Fees	None.	—

Summary of Risk Factors

Investing in shares of our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 20, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

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Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates may face include the following:

●	Our Sponsor’s real estate professionals acting on behalf of our Manager must determine which investment opportunities to recommend to us and other entities affiliated with our Sponsor. Our Sponsor has previously sponsored, as of the date of this offering circular, two “value-add” closed-end real estate funds that may have similar investment criteria to ours. As of June 30, 2018, the Sponsor Funds have invested 98.3% of their equity capital.

●	Our Sponsor’s real estate professionals acting on behalf of our Manager will have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved.

●	The terms of our management agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated through the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

●	On May 31, 2017, we acquired our initial property (Laumeier) from the Sponsor Funds managed by our Sponsor for approximately $44.4 million, or $153 per square foot, which equates to an 8.9% capitalization rate on 2017 net operating income. We financed the acquisition with a $24.6 million senior loan for a 10-year term at a 4.40% fixed interest rate, representing approximately 55% loan-to-value at the time of sale. We did not conduct arm’s-length negotiations with the parties involved regarding the terms of the formation transactions. In the course of structuring the formation transactions, our Sponsor’s management team and certain investors in the Sponsor Funds had the ability to influence the terms of the formation transactions.

●	At some future date after we have acquired a substantial investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek stockholder approval to internalize our management by acquiring assets and employing the key real estate professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time. The payment of such consideration could result in dilution of your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our Sponsor’s real estate professionals that become our employees may receive more compensation than they previously received from our Sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholder’s best interests.

Dividends

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on record dates to be established by the board which are currently expected to be the 25th day of the last month of the applicable quarter for which dividends are declared. Any dividends we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor our Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

If you elect to participate in the distribution reinvestment component of the Plan, all dividends we pay to you with respect to your shares of our common stock participating in the Plan will be automatically reinvested in shares of our common stock.

Borrowing Policy

We intend to employ leverage in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 40-60% (through senior secured loans) of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets. We may at times use unsecured related party loans in order to provide us with working capital. Our Manager may from time to time modify our leverage policy in its discretion. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

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Valuation Policies

Our NAV per share will be calculated by our Manager at the end of each fiscal quarter on a fully diluted basis, beginning one year after the initial commencement of the offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV per share. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate in the interim, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Our goal is to provide a reasonable estimate of the NAV per share on a quarterly basis. However, the majority of our assets will consist of commercial office investments and, as with any commercial real estate valuation protocol, the conclusions we reach or, solely in the case that there is a conflict, the conclusion reached by our independent valuation expert, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable.

Quarterly NAV Per Share Adjustments

We set our initial offering price at $10.00 per share, which will be the purchase price of our shares until September 30, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to the greater of (i) $10.00 per share or (ii) the sum of our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share.

Beginning October 1, 2018, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this offering circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. See “Plan of Operation—Quarterly NAV Per Share Adjustments” for more details.

Quarterly Redemption Plan

While you should view your investment as long-term, we have adopted a stockholder redemption plan which may provide an opportunity for our stockholders to have their shares of our common stock redeemed by us, subject to certain restrictions and limitations. Shares may not be redeemed under our stockholder redemption plan until the first anniversary of the date such shares were purchased.

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The purchase price for shares redeemed under our stockholder redemption plan will be as follows:

Holding Period from Date of Purchase	Redemption Price(1) (2)
Less than 1 year	No redemption allowed
1 year until 2 years	90.0% of NAV
2 years until 3 years	92.5% of NAV
3 years until 4 years	95.0% of NAV
4 years until 5 years	97.5% of NAV
5 years or more	100% of NAV
In the event of a stockholder’s death or complete disability	100% of NAV

(1)	For purposes of the stockholder redemption plan, the per share redemption price will be calculated as a percentage of the NAV per share in effect at the time of the redemption. The redemption price per share for shares redeemed pursuant to the stockholder redemption plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders following the date that the NAV per share in effect at the time of the redemption was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales. In addition, the redemption price will be reduced by the aggregate sum of dividends, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the redemption date. For more details on how our Manager will determine the net asset value, see “Plan of Operation—Valuation Policies” and “Plan of Operation—Quarterly NAV Share Price Adjustments.”

(2)	A stockholder requesting redemption will be responsible for paying or reimbursing us for any third-party costs incurred by us as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges.

Redemption of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. We intend to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption price within 14 days of the end of such quarter; although payment of the redemption price may be delayed until 21 days after the end of such quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators or borrower(s) failing to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV; and (3) our payment processing provider choosing to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner. Stockholders may withdraw their redemption request at any time up to three (3) business days prior to the redemption date. If we agree to honor a redemption request, the shares of our common stock to be redeemed will cease to accrue dividends or have voting rights as of the redemption date.

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the redemption date. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption request is made.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem shares of our common stock on a pro rata basis on the redemption date.

We are not obligated to redeem shares of our common stock under the redemption plan. We will limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year (or 1.25% per quarter), with excess capacity carried over to later quarters in the calendar year). In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits, that would cause us to have less than 100 stockholders or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.” Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

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Please refer to the section entitled “Stockholder Redemption Plan” for more information.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our stockholders within approximately ten years from the completion of this offering. While we may seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Prior to our completion of a liquidity transaction, our stockholder redemption plan may provide an opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations. See “Stockholder Redemption Plan.”

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RISK FACTORS

An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in our Company

We have limited prior operating history, and the prior performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor may not predict our future results.

We are a recently formed company and have limited operating history. As of the commencement of this offering, our total assets consisted of one office property. You should not assume that our performance will be similar to the past performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor. Our lack of a substantial operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for our shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount to the offering price.

We are not required to effectuate a liquidity event by any specific date. In addition, our charter does not require us to list our shares for trading on a securities exchange by a specified date or at all. Although we may apply to have our shares of common stock approved for listing on the OTCQX marketplace or another secondary market upon the completion of this offering, there is currently no public market for our shares and there may never be. Any subsequent sale of shares of our common stock must comply with applicable state and federal securities laws. Our charter, as amended, prohibits the ownership of more than 4.11% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 4.11% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. In addition our charter contains certain restrictions on the beneficial ownership of shares in order to avoid being deemed “plan assets” under Title I of ERISA. See “Description of Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares.” Moreover, our stockholder redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and we may amend, suspend, or terminate our stockholder redemption plan. However, in the event that we amend, suspend or terminate our stockholder redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such event. We describe the restrictions of our stockholder redemption plan in detail under “Stockholder Redemption Plan.” As a result of the foregoing, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may have to sell them at a discount to their offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. If we fail to raise sufficient proceeds from the sale of shares in this offering, we will be unable to make additional investments. At the same time, the more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds in investments that meet our investment criteria. We cannot assure you that our Manager will be successful in obtaining suitable investments or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we may hold the proceeds from this offering, including proceeds from sales of shares under the Plan, in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends and we may not be able to meet our investment objectives.

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If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to pay dividends, our charter permits us to pay dividends from any source, including offering proceeds (inclusive of proceeds from sales of shares under the Plan), borrowings and sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund dividends. If we pay dividends from financings, the net proceeds from this or future offerings, including proceeds from sales of shares under the Plan, or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our stockholders may be reduced. If we fund dividends from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund dividends from the sale of assets, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a diversified portfolio of primarily office properties. We may also invest, to a limited extent, in other real estate-related assets. Economic conditions greatly increase the risks of these investments (see “Risk Factors—Risks Related to Real Estate and Our Investments”). The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can negatively impact the value of our holdings. These economic conditions could result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from investment management activities. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened. We are unable to predict the likely duration and severity of any disruption in financial markets and adverse economic conditions in the United States and other countries.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to pay dividends to our stockholders and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or obligations under any credit or other loan agreements, the lenders under any such agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

We may suffer from delays in locating suitable investments, which could limit our ability to pay dividends and lower the overall return on your investment.

We rely upon our Sponsor’s real estate professionals, including Eliot Bencuya, Jeffrey Karsh and Joseph Kessel, to identify suitable investments. Our Sponsor and other affiliates of our Sponsor also rely on Eliot Bencuya, Jeffrey Karsh and Joseph Kessel for investment opportunities. To the extent that our Sponsor’s real estate and other professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for office properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the offering proceeds (after expenses) on attractive terms. Except for our one current asset and investments that may be described in supplements to this offering circular prior to the date you subscribe for shares of our common stock, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other programs sponsored by our Sponsor, some of which may have investment objectives and employ investment strategies that are similar to ours.

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Although on May 31, 2017 we acquired one property, we have not identified any other investments to acquire with the net proceeds of this offering. You will not be able to evaluate our future investments prior to purchasing shares, which makes your investment more speculative.

Although on May 31, 2017 we acquired one property, we have not yet identified any additional investments that we may make, and therefore we are not able to provide you with any information to assist you in evaluating the merits of any specific future investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, including proceeds from the sales of shares under the Plan, after the payment of fees and expenses, in commercial real estate equity investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Sponsor, Tryperion Partners, LLC, has purchased 7,500 shares of our common stock from us at $10.00 per share in two private placements, for net proceeds to us of $75,000. Therefore, if we are successful in raising enough proceeds to be able to reimburse our Sponsor for our organization and offering expenses, our Sponsor will have little exposure to loss in the value of our shares. Without this exposure, our stockholders may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts maximum” basis and we began to invest net proceeds from this offering immediately after the initial commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12 month period (although we may raise capital in other ways). We initially expect the size of the investments that we will make will require a minimum of $3.0 million of equity. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay dividends.

Any adverse changes in our Sponsor’s financial health or our relationship with our Sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments and other select real estate-related assets. Our Manager has no employees, and relies on a support agreement with our Sponsor to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our Sponsor and its affiliates as well as our Sponsor’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Sponsor’s financial condition or our relationship with our Sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering directly through online distribution channels, which makes an investment in us more speculative.

We will primarily conduct this offering directly through online distribution channels. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors directly through online distribution channels and to execute on such sales. If we are not successful in selling our shares directly through online distribution channels, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

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If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we may complete a transaction providing liquidity to stockholders within approximately ten years from the completion of this offering, we are not required to effectuate a liquidity event by any specific date. Market conditions and other factors could cause us to delay the listing of our common stock on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond ten years from the termination of this offering. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and U.S. federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without stockholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to pay dividends to you.

We have minimal operating capital, one asset and limited revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have only one asset and no significant financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, online real estate investment platforms and other entities engaged in real estate investment activities. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future.

Competition could result in reduced volumes or the failure of our Sponsor and the other entities it sponsors to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or our Sponsor are unable to compete with such companies and meet the need for innovation, the demand for our Sponsor’s investment products could stagnate or substantially decline.

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If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Sponsor’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, each of Eliot Bencuya, Jeffrey Karsh and Joseph Kessel is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Eliot Bencuya, Jeffrey Karsh and/or Joseph Kessel or other executive officers or key personnel of our Manager and the process to replace any of our Sponsor’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

The management agreement with our Manager was not negotiated with an unaffiliated third party on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

We have no employees and will rely heavily on our Manager to provide us with all necessary services. Certain of our executive officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

We will pay our Manager a management fee regardless of the performance of our portfolio. Our Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to pay dividends to our stockholders and the market price of our common stock.

Terminating the management agreement for unsatisfactory performance of our Manager or electing not to renew the management agreement may be difficult.

Termination of the management agreement with our Manager without cause is difficult and costly. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause. Our board of directors will review our Manager’s performance and the management fee annually and, following the initial three-year term, the management agreement will be automatically renewed annually for an additional one-year term unless the agreement is terminated upon the affirmative vote of the board of directors based upon: (a) our Manager’s unsatisfactory performance that is materially detrimental to us; or (b) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fee agreed to by at least two-thirds of our board of directors. Our Manager will be provided 180 days’ prior notice of any such termination.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager is authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

We will have no recourse to our Sponsor if it does not fulfill its obligations under the support agreement, and our recourse against our Manager if it does not fulfill its obligations under the management agreement will be limited to our termination of the management agreement.

Our Manager has no employees or separate facilities. As a result, our Manager has entered into a support agreement with our Sponsor pursuant to which our Sponsor will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain amounts payable by our Manager. Because we are not a party to the support agreement, we will not have any recourse to our Sponsor if it does not fulfill its obligations under the support agreement, or if our Sponsor and our Manager choose to amend or terminate the support agreement. Also, our Manager only has limited assets and our recourse against our Manager if it does not fulfill its obligations under the management agreement will likely be limited to our termination of the management agreement.

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Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or partners or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement pursuant to a final unappealable judgment. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager that do not stem from a final unappealable judgment of bad faith, willful misconduct, gross negligence, or reckless disregard of duties that are performed in good faith in accordance with and pursuant to the management agreement.

Our Manager and its affiliates have limited experience managing a portfolio of assets in the manner necessary to maintain our qualification as a REIT or our exclusion or an exemption under the Investment Company Act.

In order to maintain our qualification as a REIT and our exclusion or an exemption from registration under the Investment Company Act, the assets in our portfolio are subject to certain restrictions that limit our operations meaningfully. The REIT rules and regulations are highly technical and complex, and the failure to comply with the income, asset, organizational and ownership tests, distribution requirements and other limitations imposed by these rules and regulations could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Our Manager and its affiliates have limited experience managing a portfolio in the manner necessary to maintain our qualification as a REIT and our exclusion or an exemption from registration under the Investment Company Act. The inexperience of our Manager and its affiliates described above may hinder its ability to achieve our objectives or result in loss of our qualification as a REIT or payment of taxes and penalties. As a result, we cannot assure you that we will be able to successfully operate as a REIT, comply with regulatory requirements applicable to REITs, maintain our exclusion or an exemption under the Investment Company Act, or execute our business strategies.

Risks Related to Real Estate and Our Investments

Our commercial real estate and real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate and real estate-related assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001 or those that have been carried out or inspired by ISIS and other radical terrorist groups;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental, ADA and other physical conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

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These factors may have a material adverse effect on the value that we can realize from our assets.

Our Manager’s due diligence may not reveal all factors or risks affecting a property.

There can be no assurance that our Manager’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, our Manager will assess the strength of the underlying properties and any other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on the resources available to it and, in some cases, investigations by third parties.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

Further, a decline in general economic conditions in the markets in which our investments are located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases often provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Certain properties that we acquire may not have efficient alternative uses and we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to get them to do so.

Office properties can be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to pay dividends to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of dividends to you.

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We expect to acquire primarily office properties with a focus on markets with favorable risk-return characteristics. If our investments in these geographic areas experience adverse economic conditions, our investments may lose value and we may experience losses.

We expect to use substantially all of the net proceeds from this offering, including proceeds from the sales of shares under the Plan, to acquire a diversified portfolio of primarily office properties with a focus on markets where we feel that the risk-return characteristics are favorable. These investments will carry the risks associated with certain markets, including the St. Louis metropolitan area, where we end up acquiring properties. As a result, we may experience losses as a result of being overly concentrated in certain geographic areas. A worsening of economic conditions in St. Louis and other U.S. markets and, in particular, the markets where we end up acquiring properties, could have an adverse effect on our business and could impair the value of our collateral.

On May 31, 2017, we acquired one property located in St. Louis County, Missouri, and adverse economic or regulatory developments in this area could negatively affect our results of operations, financial condition and ability to make distributions to our stockholders.

On May 31, 2017, we acquired one property located in St. Louis County, Missouri. As a result, our business is dependent on the condition of the economy in this city, which may expose us to greater economic risks than if we owned a more geographically diverse portfolio. We are susceptible to adverse developments in the St. Louis economic and regulatory environments (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, social unrest, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation). Such adverse developments could materially reduce the value of our real estate portfolio and our rental revenues, and thus adversely affect our ability to service current debt and to pay dividends to stockholders.

As of the date of this offering circular, all our revenue is generated from one property.

As of the date of this offering circular, our one property, Laumeier, will account for 100.0% of our total revenue. Our results of operations and cash available for distribution to our stockholders would be adversely affected if this property was materially damaged or destroyed. Additionally, our results of operations and cash available for distribution to our stockholders would be adversely affected if a significant number of our tenants at this property experienced a downturn in their business, which may weaken their financial condition and result in their failure to make timely rental payments, defaulting under their leases or filing for bankruptcy.

As of the date of this offering circular, we depend on significant tenants in our office portfolio, which could cause an adverse effect on us, including our results of operations and cash flow, if any of our significant tenants were adversely affected by a material business downturn or were to become bankrupt or insolvent.

Our rental revenue depends on entering into leases with and collecting rents from tenants. As of the date of this offering circular, Panera, LLC, an affiliate of Panera Bread Company (NASDAQ: PNRA), leases 116,277 rentable square feet in Laumeier, our initial property, for their corporate headquarters through 2024, and New Balance Athletic Shoe, Inc. leases 41,799 rentable square feet in Laumeier through 2024. As of December 31, 2017, Panera Bread Company represents 42.0% of our total portfolio’s annualized rent and approximately 40.0% of the total rentable square feet in our portfolio, and New Balance represents 14.0% of our total portfolio’s annualized rent and approximately 14.4% of the total rentable square feet in our portfolio. General and regional economic conditions may adversely affect our major tenants and potential tenants in our markets. Our major tenants may experience a material business downturn, which could potentially result in a failure to make timely rental payments and/or a default under their leases. In many cases, through tenant improvement allowances and other concessions, we will have made substantial up front investments in the applicable leases that we may not be able to recover. In the event of a tenant default, we may experience delays in enforcing our rights and may also incur substantial costs to protect our investments.

The bankruptcy or insolvency of a major tenant or lease guarantor may adversely affect the income produced by our properties and may delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums altogether. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

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If any of our significant tenants were to become bankrupt or insolvent, suffer a downturn in their business, default under their leases, fail to renew their leases or renew on terms less favorable to us than their current terms, our results of operations and cash flow could be adversely affected.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. There is also an increasing trend among some businesses to utilize shared office spaces and co-working spaces. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be delegated certain “day-to-day” property operating procedures;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for dividends to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage, insure, bond over, or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay dividends and may reduce the value of your investment.

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The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for dividends.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for dividends to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured or under insured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured or under insured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower dividends to you.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type and expected duration of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate, (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (3) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

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Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market capitalization rates, increases in market vacancy, or decreases in market rents.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties and other investments with many other companies, including other REITs, insurance companies, private investment funds, hedge funds, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the dividends available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Risks Related to this Offering and Our Corporate Structure

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, limits the number of shares a person may own, which may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, our charter, as amended, prohibits a person from directly, beneficially or constructively owning more than 4.11% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 4.11% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our board of directors. Our charter also prohibits any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. These 4.11% ownership limitations apply to and thus may limit purchases of shares issued pursuant to the Plan. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. Accordingly, as a result of such limitation, any stockholder that is a tenant of Laumeier (or any other properties acquired by us) or that actually or constructively owns 10.0% or more of any tenant of Laumeier (or any other properties acquired by us) will be prohibited from owning actually or constructively owning 10.0% or more of the shares of our outstanding capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the 4.11% ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These restrictions may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.

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Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other dividends, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to dividends and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. In connection with the foregoing, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any distributions on shares of our common stock could be made.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited voting rights and will not have control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our Manager and/or our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and dividends. Our Manager and/or our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our Manager’s and/or our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our stockholder redemption plan and, if our stockholders are able to sell their shares under the redemption plan, they may not be able to recover the amount of their investment in our shares.

Our stockholder redemption plan includes numerous restrictions that limit your ability to sell your shares. You must hold your shares for at least one year in order to participate in the stockholder redemption plan, except for redemptions sought upon a stockholder’s death or complete disability (as defined in the redemption plan). We limit the number of shares redeemed pursuant to the stockholder redemption plan in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year (or 1.25% per quarter), with excess capacity carried over to later quarters in the calendar year. We will not redeem shares if our board of directors determines, in its sole discretion, that the redemption price determined in accordance with the terms of the stockholder redemption plan exceeds the then current fair market value of the shares to be redeemed. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on dividends under Maryland law, which prohibits dividends that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year.

Under our stockholder redemption plan, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the estimated value per share and (c) whether the redemptions are sought upon a stockholder’s death or complete disability. Thus, if your shares are redeemed by us pursuant to our redemption plan, it is possible that you will receive less than the fair market value of the shares at the time of such redemption.

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Our board of directors may amend, suspend or terminate our stockholder redemption plan at any time without prior notice, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits, that would cause us to have less than 100 stockholders or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.” However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. See “Stockholder Redemption Plan” for more information about the redemption plan. The restrictions of our stockholder redemption plan will severely limit your ability to sell your shares should you require liquidity and limit your ability to recover the value you invest in our common stock.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We plan to determine the net asset value of our common stock beginning October 1, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will equal the greater of (i) $10.00 per share or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share.

Our NAV per share will be calculated by our Manager at the end of each fiscal quarter on a fully diluted basis, beginning October 1, 2018 using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV calculation. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. See “Plan of Operation—Valuation Policies.”

Our stockholders’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this offering will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. We are only issuing up to $50,000,000 in shares of common stock pursuant to this offering. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board of directors may elect to (i) sell additional shares in this or future offerings, including those issued pursuant to the Plan; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and dividends per share.

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Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their shares in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws —Business Combinations” and “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws —Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder will be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Breaches of our data security could materially harm us, including our business, financial performance and reputation.

We collect and retain certain personal information provided by our actual and prospective investors during the subscription process, as well as our tenants and employees. Security measures we have implemented to protect the confidentiality of this information and periodically review and improve our security measures may not prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.

We do not own the Tryperion or stREITwise names, but were granted a license by our sponsor to use the Tryperion and stREITwise names. Use of the names by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with our sponsor, pursuant to which our sponsor has granted us a non-exclusive, royalty-free license to use the names “Tryperion” and “stREITwise.” Under this agreement, we will have a right to use the “Tryperion” and “stREITwise” names as long as our Manager continues to manage us. We intend to use the “stREITwise” name as a reference to our brand and the “Tryperion” name as a reference to our Sponsor, whose track record we have provided in this offering circular. Our sponsor will retain the right to continue using the “Tryperion” and “stREITwise” names. Our sponsor is not precluded from licensing or transferring the ownership of the “Tryperion” and “stREITwise” names to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Tryperion” and “stREITwise” names. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

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Risks Related to Compliance and Regulation

We are offering shares of our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make shares of our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make shares of our common stock less attractive to investors as compared to a traditional initial public offering, which may make an investment in shares of our common stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of shares of our common stock, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of shares of our common stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Laws intended to prohibit money laundering may require our Sponsor to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Sponsor or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused. We will not have the ability to reject a transfer of shares of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

By purchasing shares of our common stock in this offering, you are bound by the arbitration provisions contained in our subscription agreement and our bylaws, which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares of our common stock in this offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement and our bylaws. Such arbitration provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the company, including with respect to this offering, our shares, our holdings, our ongoing operations and the management of our investments, among other matters, and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the arbitration provisions are contained in our bylaws, such arbitration provisions will also apply to any purchasers of shares in a secondary transaction.

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By agreeing to be subject to the arbitration provisions, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, our Sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the arbitration provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the arbitration provisions are similar to binding arbitration provisions as we are likely to invoke the arbitration provisions to the fullest extent permissible.

Any arbitration brought pursuant to the arbitration provisions must be conducted in Los Angeles, California. The term “claim” as used in the arbitration provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the common stock, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the claim is pending only in that court) the validity or enforceability of the arbitration provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the arbitration provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by our counsel, we believe that the arbitration provisions are enforceable under federal law, the laws of the State of Maryland, the laws of the State of California, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our bylaws with respect to the arbitration provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that our subscription agreement and our bylaws restricts the ability of our shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Risks Related to Conflicts of Interest

We did not negotiate the value of our initial property at arm’s-length as part of the formation transactions, and the consideration that has been given by us in exchange for the initial property may exceed its fair market value.

On May 31, 2017 we acquired our initial property from Sponsor Funds managed by our Sponsor. We did not negotiate the value of the initial property at arm’s-length as part of the formation transactions. In the course of structuring the formation transactions, our Sponsor’s senior management team had the ability to influence the terms of the formation transactions. In addition, affiliates of our Sponsor’s senior management team have substantial pre-existing ownership interests in the Sponsor Funds from which we acquired the initial property, and received substantial economic benefits as a result of the formation transactions. Our Sponsor tried, but may not have succeeded, to make the formation transactions occur at fair market value. As a result, the terms of the formation transactions may not have been as favorable to us as if they were negotiated at arm’s-length.

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There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers, Eliot Bencuya, Jeffrey Karsh and Joseph Kessel, are principals in both our Manager and our Sponsor, which provides asset management and other services to our Manager and us. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations with an unaffiliated third party. Some of the conflicts inherent in our transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. We, our Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on dividends to stockholders and the value of shares of our common stock. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest and Related Party Transactions—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest”.

The interests of our Manager, the principals and its other affiliates may conflict with your interests.

The management agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, the principals and its other affiliates. This risk is increased by our Manager being controlled by Eliot Bencuya, Jeffrey Karsh and Joseph Kessel, the principals of our Sponsor, who sponsor and participate, or expect to sponsor and participate, directly or indirectly in other offerings by our Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the Manager, the principals and/or its other affiliates may continue to offer other real estate investment opportunities, including additional offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third party on an arm’s length basis; and

●	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Conflicts of interest exist or could arise in the future between the interests of our stockholders and the interests of holders of OP Units, which may impede business decisions that could benefit our stockholders.

Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and the Operating Partnership or any partner thereof, on the other. Our directors and our Manager have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties and obligations to the Operating Partnership and its limited partners under Delaware law and the partnership agreement of the Operating Partnership in connection with the management of the Operating Partnership. Our fiduciary duties and obligations as general partner to the Operating Partnership and its partners may come into conflict with the duties of our directors and our Manager to our company.

As of August 31, 2018, Bruce Karsh, the father of our Chief Investment Officer, Jeffrey Karsh, and an investor in the Sponsor Funds, is the beneficial holder of 1,997,615 OP Units, representing a 89.32% beneficial interest in our company on a fully diluted basis. As such, Bruce Karsh may have the ability to influence certain business decisions that we or our Manager make in connection with the management and operations of our company.

As our Sponsor establishes additional REIT offerings closed-end funds and other investment vehicles in the future, there may be conflicts of interests among the various REIT offerings, closed-end funds and other investment vehicles, which may result in opportunities that would otherwise benefit us being allocated to the other offerings.

Our Sponsor has in the past established and sponsored closed-end private equity real estate funds, and in the future expects to establish and sponsor additional closed-end private equity real estate funds and additional REIT offerings, as well as other potential investment vehicles (including open-end funds and separate accounts). The existing closed-end private equity real estate funds do, and any future investment vehicles may, have investment criteria similar to ours. If a sale, financing, investment or other business opportunity would be suitable for more than one REIT, closed-end fund or other investment vehicle, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee may determine to be relevant. Except under any policies that may be adopted by our Manager or our Sponsor in the future, no REIT (including us), closed-end fund or other investment vehicle sponsored by our Sponsor will have any duty, responsibility or obligation to refrain from:

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●	engaging in the same or similar activities or lines of business as any other REIT, closed-end fund or other investment vehicle sponsored by our Sponsor;

●	doing business with any potential or actual tenant, investor, lender, purchaser, supplier, customer or competitor of any REIT, closed-end fund or other investment vehicle sponsored by our Sponsor;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, investors, lenders, purchasers, suppliers or customers of any REIT, closed-end fund or other investment vehicle sponsored by our Sponsor;

●	establishing material commercial relationships with another REIT, closed-end fund or other investment vehicle sponsored by our Sponsor; or

●	making operational and financial decisions that could be considered to be detrimental to another REIT, closed-end fund or other investment vehicle sponsored by our Sponsor.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT, closed-end fund or other investment vehicle more than another REIT, closed-end fund or other investment vehicle or limit or impair the ability of any REIT, closed-end fund or other investment vehicle to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT, closed-end fund or other investment vehicle that such arrangements or agreements include or not include another REIT, closed-end fund or other investment vehicle, as the case may be. Any of these decisions may benefit one REIT, closed-end fund or other investment vehicle more than another REIT, closed-end fund or other investment vehicle.

Our Manager will face a conflict of interest because the management fee it will receive for services performed will be based on the Operating Partnership’s NAV, which our Manager is ultimately responsible for determining.

We will pay our Manager a quarterly asset management fee equal to an annualized rate of 2.00%, which, until September 30, 2018, will be based on the sum of (i) our proceeds from this offering, including proceeds from sales of shares under the Plan, as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of OP Units to the limited partners of the Operating Partnership (other than 1st stREIT Office Inc. and any of its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus) (iii) any earnings (loss) through the end of such fiscal quarter, (minus) (iv) any distributions paid through the end of such fiscal quarter, and thereafter will be based on our NAV at the end of each fiscal quarter. We will pay our Manager this management fee regardless of the performance of our portfolio. Our Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to pay dividends to our stockholders and the market price of our common stock. Further, the management fee is calculated based on the Operating Partnership’s NAV, which the Manager is ultimately responsible for determining. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our Manager may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

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Risks Related to Sources of Financing and Hedging

We may incur significant debt, which may subject us to increased risk of loss and may reduce cash available for dividends to our stockholders.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 40-60% (through senior secured loans) of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets. We may at times use unsecured affiliate loans in order to provide us with working capital. Our Manager may from time to time modify our leverage policy in its discretion. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

●	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements or pay dividends of excess cash flow held in reserve by such financing sources, and/or (c) the loss of some or all of our assets to foreclosure or sale;

●	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

●	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder dividends or other purposes; and

●	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all. There can be no assurance that a leveraging strategy will be successful.

Any lending facilities will likely impose restrictive covenants.

Any lending facilities which we enter would be expected to contain customary negative covenants and other financial and operating covenants that, among other things, may affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, pay dividends to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, such loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates (including amending the management agreement with our Manager in a material respect). If we fail to meet or satisfy any such covenants, we would likely be in default under these agreements, and the lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We could also become subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, such restrictions could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT.

Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, each of which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate derivatives that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the income we earn on our investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any income we earn may not compensate for such increase in interest expense.

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Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Any bank credit facilities and repurchase agreements that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

We may utilize bank credit facilities or repurchase agreements (including term loans and revolving facilities) to finance our assets if they become available on acceptable terms. Such financing arrangements would involve the risk that the market value of the investments pledged by us to the provider of the bank credit facility or repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, if the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of bank credit facilities and repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. If we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

There can be no assurance that we will be able to obtain additional bank credit facilities or repurchase agreements on favorable terms, or at all.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Our access to sources of financing may be limited and thus our ability to grow our business and to maximize our returns may be adversely affected.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth.

Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

●	general economic or market conditions;

●	the market’s view of the quality of our assets;

●	the market’s perception of our growth potential; and

●	our current and potential future earnings and cash dividends.

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We will need to periodically access the capital markets to raise cash to fund new investments. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any. In addition, uncertainty in the capital and credit markets could adversely affect one or more private lenders and could cause one or more of our private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. No assurance can be given that we will be able to obtain any such financing on favorable terms or at all.

Hedging instruments often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house, and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price.

Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

U.S. Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution and would adversely affect the timing, amount, and character of dividends to stockholders.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, dividends of our income, the nature and diversification of our income and assets, and other tests imposed by the Code. If we fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, dividends to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable taxes. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to pay dividends to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

●	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

●	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which dividends we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

●	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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●	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our TRSs or we qualified for a “safe harbor” under the Code.

We intend to pay dividends to our stockholders to comply with the REIT requirements of the Code.

REIT distribution requirements could adversely affect our ability to execute our business plan or our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering and from sales under the Plan) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments (including, for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common stock. In such cases our stockholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common stock.

The maximum regular U.S. federal income tax rate for certain qualified dividends payable to U.S. holders of U.S. corporate stock that are individuals, is currently 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and are taxable as ordinary income to a noncorporate U.S. holder. However, recent legislation provides a deduction of up to 20% of a noncorporate taxpayer’s ordinary REIT dividends with such deduction scheduled to expire for taxable years beginning after December 31, 2025. Such dividends are also not eligible for the dividends received deduction generally available to corporations with respect to dividends from U.S. corporations. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets, and the amounts we distribute to our stockholders. We may be required to pay dividends to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

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If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. Proceeds we receive from our distribution reinvestment plan are not eligible for this temporary investment of new capital exception. Accordingly, we cannot invest amounts received from the distribution reinvestment plan in such short-term securities during the one-year period following the date of the investment in order to meet various REIT asset and income tests. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a taxable REIT subsidiary (TRS).

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in, that operating income will be fully subject to income tax. The after-tax net income of any TRS would be available for distribution to us, however any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with such limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS ownership limitation or to avoid application of the 100% excise tax.

You may be restricted from acquiring, transferring or redeeming certain amounts of our common stock.

 In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate share ownership limit and a common stock ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such.

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If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common stock ownership limit or results in ownership that would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such, or would prevent us from continuing to qualify as a REIT, unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our charter, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits, that would cause us to have less than 100 stockholders or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.”

In addition, our charter provides that, prior to the first date on which any class or series of shares of our capital stock constitutes “publicly-offered securities” (as defined in the Plan Assets Regulation), “benefit plan investors” may not hold, in the aggregate, 25 percent or more of the value of any class or series of shares of our capital stock. If benefit plan investors exceed this 25% limit, we may redeem their interests at a price equal to the then current NAV per share or transfer their interests to a trust for the benefit of a charitable beneficiary. See “ERISA Considerations—The 25% Limit” for more information.

Furthermore, our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business (subject to a safe harbor under the Code for certain sales). It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through TRSs. However, to the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. Any such change could result in an increase in our, or our stockholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation, or administrative interpretation.

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On December 22, 2017, President Trump signed into law H.R. 1, known as the “Tax Cuts and Jobs Act” (the “TCJA”). The TCJA is the most far-reaching tax legislation to be passed in over 30 years. The provisions of the TCJA generally apply to taxable years beginning after December 31, 2017. Significant provisions of the TCJA that investors should be aware of include provisions that: (i) lower the corporate income tax rate to 21%, (ii) provide noncorporate taxpayers with a deduction of up to 20% of certain income earned through partnerships and REITs for taxable years beginning before January 1, 2026, (iii) limits the net operating loss deduction to 80% of taxable income, where taxable income is determined without regard to the net operating loss deduction itself, generally eliminates net operating loss carrybacks and allows unused net operating losses to be carried forward indefinitely, (iv) expand the ability of businesses to deduct the cost of certain property investments in the year in which the property is purchased, and (v) generally lower tax rates for individuals and other noncorporate taxpayers for taxable years beginning before January 1, 2026, while limiting deductions such as miscellaneous itemized deductions and state and local tax deductions. In addition, the TCJA limits the deduction for net interest expense incurred by a business to 30% of the “adjusted taxable income” of the taxpayer. However, the limitation on the interest expense deduction does not apply to certain small-business taxpayers or electing real property trades or businesses, such as any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. Making the election to be treated as a real property trade or business requires the electing real property trade or business to depreciate non-residential real property, residential rental property, and qualified improvement property over a longer period using the alternative depreciation system. We generally will decide whether to make any available election to treat as a real property trade or business any direct or indirect investment made through an entity that we control.

Stockholders are urged to consult with their own tax advisors with respect to the impact that the TCJA and other legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

Non-United States investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

Except with respect to a “qualified foreign pension plan” or a non-United States person that is a “qualified stockholder”, a non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax under the Foreign Investment in Real Property Trust Act, or FIRPTA, on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-United States holders. We believe that we currently qualify as a domestically controlled qualified investment entity. However, we cannot assure you that we will continue to qualify as a domestically controlled qualified investment entity and we are under no obligation to maintain such status in the future. If we were to fail to so qualify, gain realized by a non-United States investor that is not a “qualified foreign pension plan” or a “qualified stockholder” on a sale of our common stock would be subject to FIRPTA unless our common stock was regularly traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. Therefore, if the Internal Revenue Service (the “IRS”) were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “U.S. Federal Income Tax Considerations— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

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Sales of our assets may constitute “prohibited transactions,” which are subject to a 100% tax.

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years (which period, for property being developed, does not begin to run until the property is placed in service) and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, we may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. In addition, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

The ability of the board of directors to revoke the REIT Election of the Company without the approval of the holders of our common stock may cause adverse consequences to holders of our common stock.

Our governing documents provide that the board of directors may revoke or otherwise terminate the REIT election of the Company, without the approval of holders of our common stock, if the board determines that it is no longer in the best interest of the stockholders to continue to qualify as a REIT. If the Company ceases to qualify as a REIT, it would become subject to U.S. federal income tax on its net taxable income and it generally would no longer be required to distribute any of its net taxable income to its stockholders, which may have adverse consequences on its total return to holders of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may make mezzanine loans. The IRS has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, as discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make mezzanine loans that do not meet all of the requirements of the safe harbor. In the event a mezzanine loan does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

Our qualification as a REIT and avoidance of 100% tax may depend on the characterization of any loans that we make as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to re-characterized the loan as equity. Re-characterization of one of our loans to a non-corporate borrower as equity for U.S. federal income tax purposes generally would require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS). To the extent one of our loans to a corporate borrower is recharacterized as equity for U.S. federal income tax purposes, it could cause us to fail one or more of the asset tests applicable to REITs.

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The treatment of an investment in preferred equity could adversely affect our ability to qualify as a REIT.

We may make investments in preferred equity in an entity that directly or indirectly owns real property. Although economically comparable to investments in mezzanine loans in many cases, investments in preferred equity will be treated differently for tax purposes. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we will generally be treated as owing an interest in the underlying real estate and other assets of the partnership for tax purposes.  As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests.  In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income.  More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear.  The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as  REIT. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. In addition, if the issuer of the preferred equity is taxed as a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, qualified REIT subsidiary or TRS.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our common stock and may trigger taxable gain.

A portion of our distributions, including distributions that are reinvested pursuant to the distribution reinvestment component of the Plan may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.” Distributions that are reinvested pursuant to the distribution reinvestment component of the Plan will be treated as a new share purchase as of the date of the distribution payment.

Your investment has various tax risks.

Although the provisions of the Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of United States federal, state, local and non-U.S. tax laws to you with regard to an investment in shares of our common stock

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or Section 4975 of the Code as a result of an investment in our common stock, the fiduciary could be subject to penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

●	the investment is consistent with their fiduciary and other obligations under ERISA and the Code;

●	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

●	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

●	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

●	the fiduciary will be able to comply with the requirements under ERISA and the Code to value our common stock annually; and

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●	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock.

We may become subject to Title I of ERISA, which may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

If for any reason our assets are deemed to be “plan assets” because we do not qualify as either a “real estate operating company” or a “venture capital operating company” and there is no other exemption available to prevent our assets from being deemed “plan assets,” certain transactions, including acquisitions, sales and exchanges of properties, might constitute non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and might have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability. In addition, if our assets are deemed to be “plan assets,” our management may be considered to be fiduciaries under ERISA. In this regard, while we intend to be structured to qualify as either a “real estate operating company” or a “venture capital operating company,” fiduciaries of employee benefit plans subject to Title I of ERISA and/or Section 4975 of the Code should make an independent determination whether such status can be achieved.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	our ability to effectively deploy the proceeds raised in this offering;

●	changes in economic conditions generally and the real estate and securities markets specifically;

●	risks associated with geographic and asset class markets where we may have – or end up having – a high concentration of investments;

●	risks associated with ownership of real estate in general, and office properties in particular;

●	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

●	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

●	defaults on or non-renewal of leases by tenants;

●	increased interest rates and operating costs;

●	our failure to obtain necessary outside financing;

●	decreased rental rates or increased vacancy rates;

●	difficulties in identifying properties, and consummating, real estate acquisitions, joint ventures and dispositions;

●	our failure to successfully operate acquired properties and operations;

●	exposure to liability relating to environmental and health and safety matters;

●	changes in real estate and zoning laws and increases in real estate property tax rates;

●	our failure to maintain our status as a REIT;

●	our failure to successfully implement a liquidity transaction, including listing our shares of common stock on a securities exchange;

●	loss of key personnel;

●	risks associated with breaches of our data security;

●	exposure to litigation or other claims;

●	risks associated with derivatives or hedging activity;

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●	our level of debt and the terms and limitations imposed on us by our debt agreements;

●	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

●	our ability to retain our executive officers and other key personnel of our Sponsor, and its affiliates;

●	expected rates of return provided to investors;

●	the ability of our Sponsor and its affiliates to source, acquire and manage our real estate assets, and the quality and performance of these assets;

●	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

●	changes in business conditions and the market value of our assets, including changes in interest rates, market rents, tenant defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

●	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our Sponsor;

●	our ability to access sources of liquidity when we have the need to fund redemptions of shares of our common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

●	our compliance with applicable local, state and federal laws, including the Investment Advisers Act, the Investment Company Act and other laws; and

●	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering and the private placements to our Sponsor described below, assuming we sell $50,000,000 in shares of our common stock in this offering, the maximum offering amount, which includes shares sold pursuant to the Plan, in addition to the $75,000 received in a private placements from our Sponsor. Shares of our common stock will be offered at $10.00 per share until September 30, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will equal the greater of (i) $10.00 per share or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share.

We expect to use substantially all of the net proceeds from this offering to acquire and manage a diversified portfolio of commercial real estate properties, focusing in particular on office properties in markets with favorable risk-return characteristics. We may also invest, to a limited extent, in other real estate-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection, acquisition and management of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (accrued or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. As of December 31, 2017, the amount of expenses incurred by us in connection with this offering was $1,216,796. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in real estate and real estate related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Maximum Offering
Amount
Gross Offering Proceeds	$50,000,000.00
Less:
Organization and Offering Expenses(1)(2)	$1,500,000.00
Net Proceeds from this Offering(3)	$48,500,000.00
Net Proceeds from Private Placements	$75,000.00
Estimated Amount Available for Investments	$48,575,000.00

(1)	We will pay or reimburse our Manager for organization and offering expenses in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), which, if we raise the maximum offering amount, will equal up to $1,500,000 in this offering. Because the organization and offering expenses will be paid or borne by the Operating Partnership, the Operating Partnership will specially allocate to us (and not the other limited partners) all items of loss or deduction attributable to such organizational and offering expenses. As a result of these special allocations, upon the final closing of the offering (and at such other times that we determine it is appropriate to make such adjustments), we will adjust the number of OP Units held by the limited partners (other than us) so that such limited partners get the benefit of not bearing such organization and offering expenses (i.e., the percentage interest of the limited partners, other than us, will increase so that the amounts they have contributed per OP Unit are equivalent to the amounts contributed by us per OP Unit after taking into account the special allocations of organization and offering expenses). In addition, the limited partners (other than us) will be issued additional OP Units with an aggregate value equivalent to the amount of additional distributions that such limited partners would have received from the Operating Partnership had such limited partner held the number of OP Units following the adjustment described in the previous sentence at all times since the initial commencement of the offering. To the extent these organization and offering expenses exceed 3% of the gross proceeds that we raise in this offering, the Manager will bear such expenses. However, rather than the Manager paying such excess expenses directly, we will pay or reimburse such amounts directly, in which case, the Manager will bear such amounts through a reduction in future Management Fees payable by the Operating Partnership. SW Office I LTIP, LLC, a Delaware limited liability company and affiliate of our Sponsor (“LTIP Office I”) will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates) (the “Offering Expense Savings”). The amount of LTIP Units LTIP Office I receives will be equal to the Offering Expense Savings divided by the greater of (i) $10.00 per unit or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share). If any such LTIP Units are issued to LTIP Office I, the limited partners (other than us) shall be issued LTIP Units so that each such limited partner is holding a number of LTIP Units and OP Units sufficient to give such limited partner a percentage interest following the issuance of LTIPs to LTIP Office I that is the same as such limited partner’s percentage interest immediately prior to the issuance of LTIPs to LTIP Office I (i.e., we will be diluted by the LTIPs issued to the LTIP Office I, but the limited partners, other than us, will not be diluted by the LTIPs issued to the LTIP Office I).

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(2)	Includes all expenses to be paid by us in connection with our formation and the qualification of the offering, and the marketing and distribution of shares of our common stock, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

(3)	Investors will not pay upfront selling commissions in connection with the purchase of shares of our common stock. We may sell shares of our common stock through registered broker-dealers; however, any required commissions to the broker-dealers will be paid by our Sponsor and not by us or our stockholders and such commissions will not be reimbursable by us to our Sponsor. We will bear organization and offering costs in an amount not to exceed 3% of the gross proceeds that we raise in this offering, as described in footnote (1). See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager, including the quarterly asset management fee.

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BUSINESS AND PROPERTIES

Overview

1st stREIT Office Inc. is a recently organized Maryland corporation formed to acquire and manage a portfolio of commercial real estate properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of office properties with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, 1st stREIT Office Operating Partnership LP, a Delaware limited partnership (our “Operating Partnership”), either directly or through its subsidiaries, and we are the sole general partner of our Operating Partnership. Additionally, we have contributed, and we will continue to contribute, the net proceeds from this offering (including the private placements to our Sponsor) to our Operating Partnership in exchange for units of limited partnership interest in our Operating Partnership (“OP Units”). We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner.

We are externally managed and advised by SW Manager, LLC, a Delaware limited liability company (our “Manager”), which is a wholly-owned subsidiary of and controlled by Tryperion Partners, LLC, a California limited liability company (our “Sponsor”). Our Sponsor is a private real estate investment firm that provides investment management services to a range of foundation and high net worth clients. Since 2013, our Sponsor has sponsored two value-add closed-end commercial real estate funds that successfully raised a total of over $100 million of equity capital. As of June 30, 2018, the principals of our Sponsor have collectively underwritten and/or managed the acquisition, ownership and disposition of over $1.7 billion of real estate equity investments valued in excess of $5.4 billion spanning all major asset classes.

On May 31, 2017 we acquired a fee simple interest in the office park described below (Laumeier) from investment funds managed by our Sponsor (the “Sponsor Funds”). We acquired Laumeier for approximately $44.4 million, or $153 per square foot, which equates to an 8.9% capitalization rate on 2017 net operating income. We financed the acquisition with a $24.6 million senior loan for a 10 year term at a 4.40% fixed interest rate, representing approximately 55% loan-to-value at the time of sale.

Our Properties

The following table provides information about our portfolio as of December 31, 2017:

Property	Metropolitan Area	Year Built/Last Major Renovation(1)	Interest Acquired by Us	NRA (000s SF)	In-Place Occupancy(2)	Annualized Base Rent(3)	Largest Tenant by NRA
Laumeier	St. Louis, MO	1987-90/2015	100%	291	99.4%	$6,653,450	Panera Bread Company, Inc.

(1)	We define “major renovation” as significant upgrades, alterations or additions to building common areas, interiors, exteriors and/or systems.

(2)	Includes both in-place and committed tenants, which we define as our tenants in occupancy as well as tenants that have executed binding leases for space under construction but are not yet in occupancy, as of December 31, 2017.

(3)	Annualized base rent is calculated by multiplying (i) rental payments (defined as cash rents before abatements) for the month ended December 31, 2017, by (ii) 12.

Description of Our Initial Property

Laumeier Overview

Laumeier I, II, and IV (“Laumeier”) is located in the Laumeier Office Park, class “A” office park in Sunset Hills, Missouri, part of St. Louis County’s South County submarket. Laumeier comprises three of the four buildings in the Laumeier Office Park, totaling 290,925 rentable square feet, and includes in a combination of surface and structured parking lots, approximately 1,055 owned parking stalls (3.6/1000 square feet), and access to approximately 768 overflow parking stalls (2.6/1000 square feet) in the adjacent shopping center. Laumeier is 40% leased to Panera Bread Company (NASDAQ: PNRA) for their corporate headquarters through 2024. Other tenants include New Balance, AMN Healthcare (NYSE: AHS), and Regus. As of December 31, 2017, Laumeier was 99.4% leased with 5.4 years of weighted average lease term remaining.

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Laumeier is managed by the St. Louis office of CB Richard Ellis (“CBRE”). CBRE is an established manager of real estate and was recently acknowledged as one of the Most Admired Companies in the real estate sector (for the fourth year in a row) by Fortune, and their St. Louis office manages approximately eight million square feet of office buildings throughout the St. Louis metropolitan area. CBRE is paid a property management fee equal to 1.75% of gross revenue which we believe to be less than the prevailing rate for property management services in the St. Louis Metropolitan area. Before Laumeier was acquired by the Sponsor Funds on November 18, 2013, the previous owner self-managed the property.

Since acquiring Laumeier, the Sponsor Funds have completed various renovations and improvements, including lobby renovations, bathroom renovations, elevator modernizations and preventative parking structure maintenance. We currently have no immediate plans with respect to major renovation or redevelopment at Laumeier.

Laumeier Key Tenants

Laumeier is leased to 25 tenants, most of which we believe have attractive credit profiles. The key tenants at Laumeier are included in the table below. Panera, LLC owns and franchises bakery-cafes in the United States. New Balance Athletic Shoe, Inc. manufactures athletic shoes, apparel, and accessories for men, women, and children. The principal businesses of the remainder of the tenants of Laumeier include primarily insurance, technology, consulting, and healthcare-related office uses.

Tenant	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Base Rent (1)	Annualized Base Rent Per Leased Square Foot(2)	Percentage of Property Annualized Base Rent
Panera, LLC	April 30, 2024	10 years(3)	116,277	40.0%	$2,795,282	$24.04	42.0%
New Balance Athletic Shoe, Inc.	February 4, 2024	10 years(3)	41,799	14.4%	$933,825	$22.34	14.0%

(1)	Annualized base rent is calculated by multiplying (i) rental payments (defined as cash before abatements) for the month ended December 31, 2017, by (ii) 12.

(2)	Annualized base rent per leased square foot expiring reflects annualized base rent (as defined above), divided by total leased square feet.

(3)	Consists of two 5-year options.

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Laumeier Lease Expirations

The following table sets forth the lease expirations for leases in place at Laumeier as of December 31, 2017, plus available space, for each of the calendar years ending December 31, 2018 through December 31, 2026. The information set forth in the table assumes that tenants exercise no renewal options and do not exercise early termination rights. Leases in place and committed have a weighted average lease term of 5.4 years.

Year of Lease Expiration	Number of Leases Expiring	NRA of Expiring Leases	Percentage of Laumeier NRA	Annualized Base Rent(1)	Percentage of Laumeier Annualized Base Rent(1)	Annualized Base Rent per Leased Square Foot Expiring(2)
Vacant		1.745	0.6%
Management Office	1	1.062	0.4%
2018	5	15,347	5.3%	$323,084	4.9%	$21.05
2019
2020	3	11,041	3.8%	$249,939	3.8%	$22.64
2021	3	8,744	3.0%	$201,246	3.0%	$23.02
2022	6	55,226	19.0%	$1,253,067	18.8%	$22.69
2023	2	24,419	8.4%	$549,070	8.3%	$22.49
2024	3	171,010	58.8%	$4,022,265	60.5%	$23.52
2025	2	2,331	0.8%	$54,779	0.8%	$23.50
2026
Thereafter
Total / Weighted Average:	25	290,925	100.0%	$6,653,450	100.0%	$22.87

(1)	Annualized base rent is calculated by multiplying (i) rental payments (defined as cash before abatements) for the month ended December 31, 2017, by (ii) 12

(2)	Annualized base rent per leased square foot expiring reflects annualized base rent (as defined above), divided by NRA of expiring leases in the period

Laumeier Occupancy and Rent

The following table sets forth the in place occupancy, the monthly base rent and the annualized base rent as of the dates indicated below.

Date(1)	In-Place Occupancy	Annualized Base Rent(1)	Effective Annual Rental per Square Foot
December 31, 2017	99.4%	$6,653,450	$22.87
December 31, 2016	97.7%	$6,447,666	$22.16
December 31, 2015	90.3%	$5,976,138	$20.54
December 31, 2014	79.7%	$4,960,228	$17.05
December 31, 2013	78.1%	$4,884,973	$16.79

(1) Annualized base rent is calculated by multiplying (i) rental payments (defined as cash before abatements) for the applicable month by (ii) 12.

Laumeier Tax Basis and Depreciation

The federal tax basis, the depreciation rate, method of depreciation and the life claimed for purposes of depreciation of Laumeier will be determined based upon the completion of a cost allocation study with respect to Laumeier.

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Laumeier Real Property Taxes

The 2017 annual property taxes for Laumeier were $1,015,627 based on a tax rate of $10.28 per $100 of assessed value. Since the start of the 2018 taxable year there have been no renovations or redevelopment at Laumeier, and as of the date of this offering circular we have no immediate plans to undertake any renovations or redevelopment at the property.

Property Encumbrances

The acquisition was financed with a $24.6 million senior loan for a 10 year term at a 4.40% fixed interest rate, representing approximately 55% loan-to-value at the time of sale.

Environmental Matters

To the best of our knowledge there are no current environmental matters in connection with Laumeier. We had a new Phase I completed as part of the process of obtaining a mortgage for Laumeier which revealed no environmental matters.

Regulation

General

Our initial property is subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire safety requirements. We believe that Laumeier has the necessary permits and approvals to operate its business.

Americans with Disabilities Act

Laumeier must comply with Title III of the ADA to the extent that it is a “public accommodation” as defined by the ADA. The ADA may require removal of structural barriers to access for persons with disabilities in certain public areas of Laumeier where such removal is readily achievable. Although we believe that our initial property is substantially in compliance, some of our properties may currently be in noncompliance with the ADA. Such noncompliance could result in the incurrence of additional costs to attain compliance, the imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one and we will continue to assess our properties and to make alterations as appropriate in this respect.

Insurance

We carry commercial insurance with the policy specifications and insured limits that management believes are appropriate and adequate for all our properties given the relative risk of loss, the cost of the coverage and industry practice. However, our insurance coverage may not be sufficient to fully cover our losses. There are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, wind damage, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to significant limitations, such as large deductibles or co-payments. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, our title insurance policies may not insure for the current aggregate market value of Laumeier, and we do not intend to increase our title insurance coverage as the market value of Laumeier increases.

General Competitive Conditions

Laumeier competes with other class “A” office buildings in St. Louis County’s South County for office tenants. Although CBRE puts the direct vacancy rate for class “A” office buildings in the South County area at 5.7%, as of December 31, 2017, Laumeier has been able to achieve 99.4% occupancy due to numerous factors, including: (i) its location near the intersection of two major highways (I-270 and I-44), (ii) its proximity to retail amenities, and (iii) its excellent physical condition. In addition to achieving “above-market” occupancy, Laumeier also commands a premium rent rate relative to the competitive set. Current asking rates are between $24.50-$25.00, compared with the $23.04 average rate for all class “A” South County office buildings as recorded by CBRE as of December 31, 2017. (Source: CBRE Market View, St. Louis 4Q 2017)

Employees

We do not currently have any employees and do not expect to have any employees in the foreseeable future. Services necessary for our business will be provided by our Manager pursuant to the terms of the management agreement. Each of our executive officers is an employee or officer of our Manager. We expect all of the full-time employees of our Manager will spend substantial time on our matters during calendar year 2018. To the extent that we acquire more investments, we anticipate that the number of our Manager’s employees who devote time to our matters will increase.

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Legal Proceedings

From time to time, we may be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition, cash flows or results of operation if determined adversely to us.

Our Company Information

Our corporate office is located at 11601 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90025. Our telephone number is (310) 421-1030. Information regarding our company is also available on our website at www.streitwise.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other report or documents we file with or furnish to the SEC.

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OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We are externally managed and advised by our Manager, an affiliate of our Sponsor. Each of our officers is an executive of our Sponsor. The executive offices of our Manager are located at 11601 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90025, and the telephone number of our Manager’s executive offices is (310) 421-1030.

Officers of Our Manager

The following table sets forth certain information with respect to the executive officers of our Manager.

Officer	Age	Position Held with Our Manager
Eliot Bencuya	37	Chief Executive Officer, Member of Investment Committee
Jeffrey Karsh	30	Chief Investment Officer, Member of Investment Committee
Joseph Kessel	36	Chief Operating Officer, Member of Investment Committee

Manager Biographical Information

Set forth below is biographical information for the executive officers of our Manager.

●	Eliot Bencuya. Mr. Bencuya serves as Chief Executive Officer of our Manager and has served as a partner of our Sponsor since co-founding it in April 2013. Mr. Bencuya also serves as a member of our Manager’s investment committee. Mr. Bencuya has extensive experience identifying, underwriting, and executing real estate investments. Prior to forming our Sponsor, he was a Vice President of Acquisitions for Canyon Capital Realty Advisors and the Canyon-Johnson Urban Funds, where he was responsible for originating, underwriting, structuring and executing transactions in the Pacific Northwest, Northern California and Midwest regions. Mr. Bencuya also held positions at Sovereign Investment Company and the investment banking division of Merrill Lynch & Co. He holds a Bachelor of Arts degree in Economics and International Studies from Yale University, and a Masters of Business Administration degree from the Haas School of Business at the University of California, Berkeley. Mr. Bencuya is a member of ULI.

●	Jeffrey Karsh. Mr. Karsh serves as Chief Investment Officer of our Manager and has served as a partner of our Sponsor since co-founding it in April 2013. Mr. Karsh also serves as a member of our Manager’s investment committee. Prior to forming our Sponsor, Mr. Karsh served on the acquisitions team at Canyon Capital Realty Advisors and the Canyon-Johnson Urban Funds, where he was responsible for underwriting, structuring and executing value-add and opportunistic transactions. He holds a Bachelor of Arts degree in Political Science from the University of Pennsylvania. Mr. Karsh is a member of ULI, CREW LA, and the Real Estate & Construction division of the Jewish Federation of Greater Los Angeles.

●	Joseph Kessel. Mr. Kessel serves as Chief Operating Officer of our Manager and has served as a partner of our Sponsor since co-founding it in April 2013. Mr. Kessel also serves as a member of our Manager’s investment committee. Mr. Kessel has experience in all facets of real estate investment, including acquisition, disposition, asset management, and portfolio management. Prior to forming our Sponsor, Mr. Kessel was a Vice President of Asset Management for Canyon Capital Realty Advisors and the Canyon-Johnson Urban Funds, where he managed a portfolio of value-add and opportunistic investments across all property types. Before joining Canyon, Mr. Kessel was an Associate at CenterSquare Investment Management (formerly Urdang) responsible for coordinating all underwriting, due diligence and documentation of core and value-add investments across all major property types. He holds a Bachelor of Science degree from The Wharton School (Magna Cum Laude, Real Estate) and a Bachelor of Arts degree from The College of Arts and Sciences (Magna Cum Laude, International Relations) at the University of Pennsylvania. Mr. Kessel is a member of ULI and IMN.

Management Agreement

We and our operating partnership have entered into a management agreement with our Manager, effective as of June 22, 2017, pursuant to which our Manager will provide for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the investment guidelines and policies that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors.

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Management Services

Subject to our investment strategies and policies and the supervision and direction of our board of directors, our Manager is responsible for (a) the selection, purchase and sale of our real estate investments and assets, (b) our financing activities and (c) providing us with personnel, services and resources. Our Manager is responsible for our day-to-day operations and performs (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

Investment Advisory and Acquisition Services

●	approve and oversee our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diversified portfolio of commercial properties and other real estate-related assets;

●	adopt and periodically review our investment guidelines;

●	structure the terms and conditions of our acquisitions, sales and joint ventures;

●	enter into leases and service contracts for the properties and other investments;

●	approve and oversee our debt financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

●	oversee and conduct the due diligence process related to prospective investments;

●	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

●	negotiate and execute approved investments and other transactions.

Offering Services

●	the development of this offering, including the determination of its specific terms;

●	preparation and approval of all marketing materials to be used by us relating to this offering;

●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

●	creation and implementation of various technology and electronic communications related to this offering; and

●	all other services related to this offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our management agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, property managers, leasing and investment sale brokers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our management agreement;

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●	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

●	monitor and evaluate the performance of our investments, provide management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain or arrange for the maintenance of accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain or arrange for the maintenance of all appropriate company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide us with all necessary cash management services;

●	manage and coordinate with the transfer agent, if any, the process of making dividends and payments to stockholders;

●	manage and coordinate with our administrator, if any, in the process of reinvesting stockholder distributions pursuant to the distribution reinvestment component of the Plan;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

●	determine our distribution policy;

●	administer the Plan with our transfer agent/administrator, Computershare;

●	approve amounts available for redemptions of shares of our common stock; and

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●	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Pursuant to the terms of the management agreement, our Manager may retain, for and on our behalf, such additional services, including property management, leasing and construction services, as our Manager deems necessary or advisable in connection with our management and operations, which may include obtaining such services from our Manager or its affiliates, the costs of which will be in addition to the asset management fee; provided, that any such services may only be provided by our Manager or its affiliates to the extent such services are on arm’s-length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to our assets and our subsidiaries’ assets.

Liability and Indemnification

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith. It will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager will maintain a contractual as opposed to a fiduciary relationship with us. However, to the extent that employees of Sponsor also serve as our officers or directors, such officers and directors will owe us duties under Maryland law in their capacity as officers and directors, which may include the duty to exercise reasonable care in the performance of such officers’ or directors’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the management agreement, our Manager and its affiliates, and any of their members, stockholders, managers, partners, personnel, officers, directors, employees, consultants and any person providing sub-advisory services to our Manager, will not be liable to us, our directors, stockholders, partners or members for any acts or omissions (including errors that may result from ordinary negligence, such as errors in the investment decision-making process or in the trade process) performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its affiliates and any of their officers, stockholders, members, partners, managers, directors, personnel, employees, consultants and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, arising from acts or omissions performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors, officers, stockholders, partners or members and any persons controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Sponsor’s employees relating to the terms and conditions of their employment by Sponsor. Notwithstanding the foregoing, our Sponsor may carry errors and omissions and other customary insurance coverage upon the completion of this offering.

Management Team

Pursuant to the terms of the management agreement, our Manager is required to provide us with a portion of our management team, including a chief executive officer and chief investment officer and such other positions as requested by our board of directors, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Sponsor are dedicated exclusively to us. Members of our management team are required to devote such time as is necessary and appropriate commensurate with the level of our activity.

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Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (a) is not in compliance with the investment guidelines, (b) would adversely and materially affect our qualification as a REIT under the Code or our status as an entity intended to be excluded or exempted from investment company status under the Investment Company Act, or (c) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify our board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its affiliates and any of their members, stockholders, managers, partners, personnel, officers, directors, employees, consultants and any person providing sub-advisory services to our Manager will not be liable to us, our board of directors, our stockholders, partners or members, for any act or omission by our Manager or any of its affiliates, except as provided in the management agreement.

Term and Termination

The management agreement may be amended or modified by agreement between us and our Manager. The initial three-year term of the management agreement expires on June 22, 2020 and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our board of directors will review our Manager’s performance and the asset management fee annually and, following the initial term, the asset management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our directors, based upon (a) unsatisfactory performance that is materially detrimental to us taken as a whole, or (b) our determination that the asset management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of the asset management fee agreed to by at least two-thirds of our directors. We must provide 180 days’ prior notice of any such termination. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

We may also terminate the management agreement at any time, including during the initial term, with 30 days’ prior written notice from our board of directors for cause, which is defined as:

●	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	any change of control of our Manager which our Independent Representative determines is materially detrimental to us taken as a whole;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, the management agreement shall not be terminable; in addition, if our Manager (or such affiliate) diligently takes necessary and appropriate action to cure the damage caused by such actions in the first 30 days of our Manager’s actual knowledge of its commission or omission, our Manager (or such affiliate) will have a total of 180 days in which to cure such damage before the management agreement shall become terminable; or

●	the dissolution of our Manager.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our board of directors so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act.

Our Manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. Our Manager may decline to renew the management agreement by providing us with 180 days’ written notice prior to the expiration of the initial term or the then current automatic renewal term. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us specifying such default and requesting the same be remedied in 30 days, our Manager may terminate the management agreement upon 60 days’ written notice.

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We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management Compensation and Expense Reimbursements

We do not expect to maintain an office or directly employ personnel. Instead, we rely on the facilities and resources of our Manager to manage our day-to-day operations.

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets, including a quarterly asset management fee. See “Management Compensation” for a detailed explanation of the fees and expenses payable to our Manager and its affiliates. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock.

Allocation of Investment Opportunities

Our Sponsor has in the past established and sponsored closed-end private equity real estate funds, and in the future expects to establish and sponsor additional closed-end private equity real estate funds and additional REIT offerings, as well as other potential investment vehicles (including open-end funds and separate accounts). The existing closed-end private equity real estate funds do, and any future investment vehicles may, have investment criteria similar to ours. If a sale, financing, investment or other business opportunity would be suitable for more than investment vehicle, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Sponsor’s real estate professionals may determine to be relevant, including:

●	the investment objectives and criteria of our Sponsor’s various investment vehicles;

●	the cash requirements of our Sponsor’s various investment vehicles;

●	the effect of the investment on the diversification of the portfolios of our Sponsor’s various investment vehicles by type of investment, and risk of investment;

●	the policy of our Sponsor’s various investment vehicles relating to leverage;

●	the anticipated cash flow of the asset to be acquired;

●	the income tax effects of the purchase on our Sponsor’s various investment vehicles;

●	the size of the investment; and

●	the amount of funds available to our Sponsor’s various investment vehicles.

Support Agreement

Our Manager has entered into a support agreement with our Sponsor. Pursuant to this agreement, our Manager will be provided with access to, among other things, our Sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the support agreement will not constitute a reimbursable expense under the management agreement. However, under the support agreement, our Sponsor will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay to our Manager under the management agreement.

Initial Investment by our Sponsor

Our Sponsor initially invested $75,000 in us through the purchase of 7,500 shares of our common stock in two private placements at the same $10.00 per share price as in this offering. Although nothing prohibits our Sponsor or its affiliates from acquiring additional shares of our common stock, they currently do not have any options or warrants to acquire any shares other than certain LTIPs they may receive to the extent the organization and offering expenses of this offering are less than 3% of the gross proceeds raised in this offering. Because our Sponsor has taken the initiative in founding and organizing our company, it may therefore be considered a “promoter” of our company for the purposes of applicable securities laws.

Investment Committee of our Manager

The investment committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and (3) overseeing the investment activities of certain of our subsidiaries. The investment committee consists of three members, each of whom have been appointed by our Manager, who will serve until such time as such investment committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial investment committee is comprised of Eliot Bencuya, Jeffrey Karsh, and Joseph Kessel. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative (defined below) will be required to approve the transaction. See “Conflicts of Interest and Related Party Transactions—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”. The investment committee may request information from third parties in making its recommendations.

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MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to the board of directors’ supervision. The current board members are Eliot Bencuya, Jeffrey Karsh and Joseph Kessel. The current Chief Executive Officer is Eliot Bencuya, the current Chief Investment Officer is Jeffrey Karsh, and the current Chief Operating Officer is Joseph Kessel.

Our board of directors is classified into three classes. Eliot Bencuya is a Class I director, Jeffrey Karsh is a Class II director and Joseph Kessel is a Class III director. The Class I directors have been elected for an initial term ending at the annual meeting of the stockholders the year after election and until his or her successor is elected and qualified. Subsequent Class I directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. The Class II directors have been elected for an initial term ending at the annual meeting of the stockholders the second year after election and until his or her successor is elected and qualified. Subsequent Class II directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. The Class III directors have been elected for an initial term ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. Subsequent Class III directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

All of our directors are also partners of our Sponsor and serve on the investment committees for each of the two closed-end funds sponsored by our Sponsor. As a result, we do not have any independent directors or management and conflicts of interest may arise. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction, or by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each stockholder entitled to vote on the matter.

Under Maryland law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties. All of our directors are also partners of our Sponsor and serve on the investment committees for each of the two closed-end funds sponsored by our Sponsor. As a result, we do not have any independent directors or management and conflicts of interest may arise. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

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Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. As of the date of this offering circular, no board committees have been established.

Executive Officers and Directors

We have provided below certain information about our directors and executive officers.

Name	Age	Position Held
Eliot Bencuya	37	Director, Chief Executive Officer
Jeffrey Karsh	30	Director, Chief Investment Officer
Joseph Kessel	36	Director, Chief Operating Officer

Currently, all of our directors are also officers of our Manager and serve as members on our Manager’s investment committee. The address of each director listed is 11601 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90025. Biographical information for each of our directors may be found above in “Our Manager and the Management Agreement—Management Biographical Information.”

Compensation of Officers and Directors

Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. However, we currently do not intend to pay our board members or officers any compensation for serving as members of our board of directors and officers, respectively.

A member of our board of directors who is also an employee of our Manager or our Sponsor is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Our board of directors has the authority to fix the compensation of any non-executive directors that may serve on our board of directors in the future. Our board of directors may pay compensation to directors for services rendered to us in any other capacity. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings, if any, including meetings of our Manager’s investment committee. We have not made any payments to any of our directors to date.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our Sponsor. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

For information concerning limitations of liability and indemnification and advancement rights applicable to our directors and officers, see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.”

Grants of Incentive Awards to LTIP Office I

LTIP Office I, an affiliate of our Sponsor, will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates).  In such a case, LTIP Units will also be issued to the limited partners (other than us) so that the limited partners (other than us) will not be diluted by the LTIPs issued to LTIP Office I. See “Estimated Use of Proceeds” and “Management Compensation—Organization and Offering Expenses” for more information.

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MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock. Our Manager, in its sole discretion, may defer or waive any fee payable to it under the management agreement. All or any portion of any deferred fees will be deferred without interest and paid when our Manager determines.

Form of Compensation	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses	We will be responsible to pay or reimburse our Manager for organization and offering costs in an amount not to exceed 3% of the gross proceeds that we raise in this offering, which, if we raise the maximum offering amount, will equal up to $1,500,000.	We will pay or reimburse our Manager for organization and offering expenses in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), which, if we raise the maximum offering amount, will equal up to $1,500,000 in this offering. Because the organization and offering expenses will be paid or borne by the Operating Partnership, the Operating Partnership will specially allocate to us (and not the other limited partners) all items of loss or deduction attributable to such organizational and offering expenses. As a result of these special allocations, upon the final closing of the offering (and at such other times that we determine it is appropriate to make such adjustments), we will adjust the number of OP Units held by the limited partners (other than us) so that such limited partners get the benefit of not bearing such organization and offering expenses (i.e., the percentage interest of the limited partners, other than us, will increase so that the amounts they have contributed per OP Unit are equivalent to the amounts contributed by us per OP Unit after taking into account the special allocations of organization and offering expenses). In addition, the limited partners (other than us) will be issued additional OP Units with an aggregate value equivalent to the amount of additional distributions that such limited partners would have received from the Operating Partnership had such limited partner held the number of OP Units following the adjustment described in the previous sentence at all times since the initial commencement of the offering. To the extent these organization and offering expenses exceed 3% of the gross proceeds that we raise in this offering, the Manager will bear such expenses. However, rather than the Manager paying such excess expenses directly, we will pay or reimburse such amounts directly, in which case, the Manager will bear such amounts through a reduction in future Management Fees payable by the Operating Partnership, SW Office I LTIP, LLC, a Delaware limited liability company and affiliate of our Sponsor (“LTIP Office I”) will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates) (the “Offering Expense Savings”). The amount of LTIP Units LTIP Office I receives will be equal to the Offering Expense Savings divided by the greater of (i) $10.00 per unit or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share). If any such LTIP Units are issued to LTIP Office I, the limited partners (other than us) shall be issued LTIP Units so that each such limited partner is holding a number of LTIP Units and OP Units sufficient to give such limited partner a percentage interest following the issuance of LTIPs to LTIP Office I that is the same as such limited partner’s percentage interest immediately prior to the issuance of LTIPs to LTIP Office I (i.e., we will be diluted by the LTIPs issued to the LTIP Office I, but the limited partners, other than us, will not be diluted by the LTIPs issued to the LTIP Office I).

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Acquisition and Development Stage

Acquisition Fees	None.	—

Reimbursement of Acquisition Expenses	We will reimburse our Manager for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee	Quarterly asset management fee equal to an annualized rate of 2.00%, which, until September 30, 2018, will be based on the sum of (i) our proceeds from this offering as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of OP Units to the limited partners of the Operating Partnership (other than 1st stREIT Office Inc. and any of its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus) (iii) any earnings (loss) through the end of such fiscal quarter, (minus) (iv) any distributions paid through the end of such fiscal quarter, and thereafter will be based on our NAV at the end of each fiscal quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

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Servicing Fees	None.

Special Servicing Fees	None.

Financing Fees	None.

Other Operating Expenses

We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. We will not be responsible to reimburse our Manager for our Manager’s overhead expenses, employee costs, utilities or technology costs.

The expense reimbursements that we will pay to our Manager also include expenses incurred by our Sponsor in the performance of services under the support agreement between our Manager and our Sponsor, including any increases in insurance attributable to the management or operation of our company.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Liquidation/Listing Stage

Disposition Fees	None.	—

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 31, 2018, the beneficial ownership of shares of our common stock and shares of our common stock into which OP Units are exchangeable generally beginning one year following the initial commencement of this offering and the formation transactions for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock or 5% or more of our outstanding common stock and OP Units as of the date of this offering circular, (ii) each director and executive officer of our Sponsor, and (iii) the directors and executive officers of our Sponsor as a group. To our knowledge, each person that beneficially owns shares of our common stock has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 11601 Wilshire Blvd, Suite 1690, Los Angeles, CA 90025.

	Common Stock		Common Stock and OP Units
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of All Shares	Number of Shares and OP Units Beneficially Owned	Percent of All Shares and OP Units(3)

5% Stockholders(4):
Bruce Karsh	—	—	1,997,615	89.32%
Michael Karsh	25,000	15.02%	25,000	1.12%
Erika J Glazer Living Trust of 1985	10,000	6.01%	10,000	*
Adam Litle	10,000	6.01%	10,000	*

Executive Officers and Directors:
Eliot Bencuya(5)	7,500	4.51%	7,500	*
Jeffrey Karsh(5)	7,500	4.51%	7,500	*
Joseph Kessel(5)	7,500	4.51%	7,500	*

All directors and executive officers of our Sponsor as a group (3 persons)	7,500	4.51%	7,500	*

*	Represents less than 1.0%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	All voting and investment decisions with respect to shares of our common stock that are held by our Sponsor are controlled by the partners of our Sponsor. The partners are Eliot Bencuya, Jeffrey Karsh and Joseph Kessel.

(3)	As of August 31, 2018, 2,236,460 OP Units were outstanding.

(4)	In accordance with our charter, as amended, the board of directors has granted waivers to the 4.11% ownership limit, by value or number of shares, whichever is more restrictive, of our outstanding common stock (see “Description of Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares”) to each of the Karsh family, the Glazer family and the Litle family.

(5)	The 7,500 shares of common stock for which beneficial ownership is attributed to Messrs. Bencuya, Karsh and Kessel are owned of record by the Sponsor, which is equally beneficially owned and controlled by each of our executive officers and directors. Consequently, all voting and investment decisions with respect to shares of our common stock held by our Sponsor are controlled by Messrs. Bencuya, Karsh and Kessel.

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CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Manager, our Sponsor and their affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Formation Transactions

On May 31, 2017, we acquired a fee simple interest in Laumeier from the Sponsor Funds pursuant to an acquisition agreement. In connection with this acquisition, certain investors of the Sponsor Funds contributed an aggregate of $20,700,000 of cash into the Operating Partnership in exchange for an aggregate of 2,070,000 OP Units. The cash invested into the Operating Partnership, along with proceeds from a new mortgage loan, were utilized as part of a series of transactions through which we acquired Laumeier. Following the acquisition, the limited partners in the Operating Partnership continue to be investors in either or both of the Sponsor Funds. Of this aggregate investment amount, entities controlled by Bruce Karsh, the father of our Chief Investment Officer, Jeffrey Karsh, and an investor in the Sponsor Funds, contributed $19,976,150 of cash into the Operating Partnership in exchange for 1,997,615 OP Units, representing, at the time, a 96.15% beneficial interest in our company on a fully diluted basis.

We acquired Laumeier for approximately $44.4 million or $153 per square foot, which equates to an 8.9% capitalization rate on 2017 net operating income. We financed the acquisition with a $24.6 million senior loan for a 10-year term at a 4.40% fixed interest rate, representing approximately 55% loan-to-value at the time of sale.

We did not conduct arm’s-length negotiations with the parties involved regarding the terms of the formation transactions. In the course of structuring the formation transactions, our Sponsor’s management team had the ability to influence the terms of the formation transactions.

For more detailed information regarding the terms of the formation transactions, including the benefits to related parties, see “Business and Properties.”

Our Affiliates’ Interests in Other Tryperion Entities

General

The officers and directors of our Manager and the key real estate professionals of our Sponsor who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our Sponsor. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Sponsor may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our Sponsor may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

We rely on our Sponsor’s executive officers and key real estate professionals who act on behalf of our Manager to identify suitable investments. Our Sponsor has in the past established and sponsored closed-end private equity real estate funds, and in the future expects to establish and sponsor additional closed-end private equity real estate funds and additional REIT offerings, as well as other potential investment vehicles (including open-end funds and separate accounts). The existing closed-end private equity real estate funds do, and any future investment vehicles may, have investment criteria similar to ours. If a sale, investment or other business opportunity would be suitable for more than one investment vehicle sponsored by our Sponsor, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee may determine to be relevant. The factors that our Sponsor’s real estate professionals could consider when determining the particular investment vehicle for which an investment opportunity would be the most suitable include the following:

●	the investment objectives and criteria of our Sponsor’s various investment vehicles;

●	the cash requirements of our Sponsor’s various investment vehicles;

●	the effect of the investment on the diversification of the portfolios of our Sponsor’s various investment vehicles by type of investment, and risk of investment;

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●	the policy of our Sponsor’s various investment vehicles relating to leverage;

●	the anticipated cash flow of the asset to be acquired;

●	the income tax effects of the purchase on our Sponsor’s various investment vehicles;

●	the size of the investment; and

●	the amount of funds available to our Sponsor’s various investment vehicles.

If a subsequent event or development causes any investment, in the opinion of our Sponsor’s real estate professionals, to be more appropriate for another investment vehicle sponsored by our Sponsor, they may offer the investment to such investment vehicle.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the affiliates of our Sponsor, no investment vehicle sponsored by our Sponsor will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other investment vehicle sponsored by our Sponsor;

●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any other investment vehicle sponsored by our Sponsor;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any other investment vehicle sponsored by our Sponsor;

●	establishing material commercial relationships with another investment vehicle sponsored by our Sponsor; or

●	making operational and financial decisions that could be considered to be detrimental to another investment vehicle sponsored by our Sponsor.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entity of our Sponsor more than another entity of our Sponsor or limit or impair the ability of any entity of our Sponsor to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular entity of our Sponsor that such arrangements or agreements include or not include another entity of our Sponsor, as the case may be. Any of these decisions may benefit one entity of our Sponsor more than another entity of our Sponsor.

Allocation of Our Affiliates’ Time

We rely on our Sponsor’s key real estate professionals who act on behalf of our Manager, including Eliot Bencuya, Jeffrey Karsh, and Joseph Kessel, for the day-to-day operation of our business. Eliot Bencuya, Jeffrey Karsh, and Joseph Kessel are also managing members of our Sponsor. As a result of their interests in other affiliates of our Sponsor, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Eliot Bencuya, Jeffrey Karsh, and Joseph Kessel will face conflicts of interest in allocating their time among us, our Manager and other affiliates of our Sponsor and other business activities in which they are involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the affiliates of our Sponsor for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive an asset management fee from us, which fee has not been negotiated at arm’s length with an unaffiliated third party. This fee could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key real estate professionals of our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our management agreement involving our Manager and its affiliates, or the support agreement between our Manager and our Sponsor;

●	public offerings of equity by us, which will likely entitle our Manager to an increase in the asset management fee;

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●	acquisitions of investments from other Sponsor entities, which might entitle affiliates of our Manager or Sponsor to profit participations or to fees in connection with services for the seller;

●	whether and when we seek to list shares of our common stock on a stock exchange or other trading market;

●	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of our Sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from our Sponsor;

●	whether and when we seek to sell the company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Sponsor’s officers and directors and key real estate professionals performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

●	Tryperion RE Fund I, L.P.; and

●	Tryperion RE Fund II, LP.

As a result, they owe duties to each of these entities, their stockholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Independent Representative

If our Sponsor, our Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted, our Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the stockholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, our Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with respect to future investments with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. Notwithstanding the foregoing, the purchase of our initial property, Laumeier, from investment funds managed by our Sponsor, was not approved, nor reviewed, by an Independent Representative.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

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●	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates; or

●	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates.

We may, however, purchase an investment from an entity affiliated with our Sponsor in the event that such entity initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. Other than with respect to the acquisition of our initial property, we will not purchase investments from an entity affiliated with our Sponsor in these circumstances without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the applicable entity affiliated with our Sponsor.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our Sponsor, their officers or any of their affiliates nor borrow money from our Manager, our Sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Independent Representative. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our Sponsor, their officers or any of their affiliates. Notwithstanding the above, from time to time we may borrow from our Sponsor at a rate that is the lesser of (a) market or (b) our Sponsor’s cost of capital.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from our Sponsor or its affiliates. Each related party loan will be an unsecured obligation of ours, that is payable solely to the extent that such related party loan remains outstanding. As we sell additional shares of common stock in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan, reducing the payment obligation of the related party loan, and our obligation to the holder of the related party loan. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets. From time to time we may borrow from our Sponsor at a rate that is the lesser of (a) market or (b) our Sponsor’s cost of capital.

As an alternative means of acquiring investments for which we do not yet have sufficient funds, our Sponsor or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by our Sponsor or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable servicing fees).

License Agreement

We have entered into a license agreement with our Sponsor, pursuant to which our Sponsor will grant us a non-exclusive, royalty free license to use the names “Tryperion” and “stREITwise”. Other than with respect to this license, we will have no legal right to use the “Tryperion” or “stREITwise” names. We intend to use the “stREITwise” name as a reference to our brand and the “Tryperion” name as a reference to our Sponsor, whose track record we have provided in this offering circular. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Tryperion” and “stREITwise”.

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

●	to achieve attractive cash yields with the potential for capital appreciation;

●	to grow net cash from operations so more cash is available for dividends to investors;

●	to preserve and protect your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will periodically review our investment guidelines to determine whether our investment guidelines continue to be in the best interests of our stockholders.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire, manage, operate, selectively leverage and opportunistically sell office properties. We intend to acquire and operate real estate and real estate-related assets on an opportunistic basis. Our Sponsor’s management team has extensive experience investing in numerous types of properties, but our primary focus will be on office acquisitions. These properties will be located throughout the U.S. and will be primarily existing, income-producing properties with the potential for long term capital appreciation.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor given our Sponsor’s strong track record and extensive experience and capabilities as a fund manager. These competitive advantages include:

●	Our Sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

●	Our Sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;

●	Our Sponsor’s acquisition experience, which includes seeking, underwriting and evaluating real estate deals in every major asset class and various locations within the U.S., and in a variety of market conditions; and

●	Our Sponsor’s asset management experience, which includes actively monitoring each investment through critical property management, leasing, renovation and disposition activities.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager’s investment committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We will continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell or refinance the asset.

To execute our disciplined investment approach, a team of our real estate professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Market Research – The investment team completes exhaustive market diligence on demographics, employment drivers, competing properties, and capital market activity.

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●	Physical Research – The investment team engages third party property condition, environmental, zoning and code compliance, and building systems assessments to identify prospective investment deferred maintenance items and to validate capital requirement assumptions.

●	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for appreciation, potential for principal loss, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset.

●	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager’s acquisition team works in tandem with the asset management team to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to implement the contemplated business plan in an attempt to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Opportunity and Market Overview

Investing with us offers investors the opportunity to gain real estate exposure with lower fees and higher returns relative to other public non-traded REITs. Compared to other public non-traded REITs, we offer lower upfront fees and lower ongoing fees. According to an SEC Bulletin dated August 31, 2015, public non-traded REITs typically charge 10-15% in upfront costs. Our upfront costs are capped at 3%.

We believe the market for near term acquisition and long term hold of cash-flowing office properties – through direct equity investments and joint ventures – as well as other real estate-related assets is compelling on a risk-adjusted basis. Given the recent concentration of investment capital into increasingly larger investment vehicles, and the corresponding desire for increasingly bigger deal sizes, we feel well-positioned to benefit from investing in deals falling below the radar of these large institutional investors. Further, our focus on markets with favorable risk-return characteristics should provide the opportunity to take advantage of relatively inexpensive financing to achieve higher cash yields than would be achievable on deals of a similar profile in more efficiently-priced markets.

It is important to note that real estate markets are fickle, and subject to change over time. Although the current opportunity appears to be in smaller deals, conditions could change quickly which may contribute to a shift in our strategy in search of superior risk-adjusted returns.

Targeted Investments

Prior to acquiring an asset, our Manager’s investment committee will perform an individual analysis of the asset to determine whether it meets our investment guidelines. Our Manager’s investment committee will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We intend to invest in office properties, but may invest in other real estate-related assets from time to time. These properties will be mostly existing properties. Generally, we will search for properties that offer steady cash-flow with the potential for capital appreciation in markets with sound economic fundamentals.

In the case of real estate-related investments, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, commercial mortgage-backed securities and debt securities issued by other real estate companies, (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities and (4) commercial property types other than office properties.

We intend to hold our assets for a minimum of two years and potentially in excess of ten years from the completion of this offering, but may hold longer or sell sooner based on future market conditions or property performance. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy. Tax rules applicable to REITs may also influence our hold periods for each investment.

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Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe will provide strong cash flow characteristics and steady appreciation. To the extent feasible, we will seek to satisfy our investment objectives of achieving attractive cash yields with the potential for capital appreciation. In making investment decisions for us, our Manager’s investment committee will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, the prospects for long-term appreciation and its liquidity and income and REIT tax considerations.

We are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate, and is expected to be most commonly owned directly through a special purpose entity. We may selectively acquire properties with joint venture partners. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—Gross-Income Tests—Sale-Leaseback Transactions.”

We intend to invest in markets with favorable risk-return characteristics. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will make our investments in or in respect of real estate assets located in the United States.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents:

●	environmental reports;

●	surveys;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to our Manager;

●	financial statements covering recent operations of properties having operating histories; and

●	title, property, liability, and other insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment consists primarily of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, surveying of the ownership history, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset. Although we do not expect to do so on a regular basis, we may from time to time compensate third party brokers or finders in connection with our acquisitions.

We may enter into arrangements with the seller of a property whereby the seller agrees that, if during a stated period the property does not generate a specified cash flow, the seller will pay in cash to us or credit us with a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing properties, we will be subject to risks generally incident to the ownership of real estate.

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Office Properties

We will seek to acquire office properties for rental operations. In each case, these office properties will meet our investment objectives and may include low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations. Specifically, we will seek to acquire office properties that offer steady cash flow or the opportunity to achieve steady cash flow as well as the potential for long term capital appreciation. We may purchase any type of office property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design, construction quality and amenities are key characteristics for office properties. We will focus on markets with favorable risk-return characteristics.

The terms and conditions of any office lease that we enter into with our tenants may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located.

Other Possible Investments

Although we expect that most of our investments will be office properties, we may make other investments, such as investments in commercial properties besides office. In fact, we may invest in whatever types of interests in real estate-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate-related assets, our conflicts of interest policy does limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates. See “Conflicts of Interest and Related Party Transactions—Certain Conflict Resolution Measures.”

Lack of Allocation Requirements

Nothing in our charter, organizational documents or otherwise provides for restrictions or limitations on the percentage of our investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. The board of directors may change our targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise. See “Risk Factors—Risks Related to an Investment in our Company.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the fair value that could be achieved through an arms-length sale, which fair value could be determined by an independent appraisal. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. Our Manager’s investment committee will periodically review our investment guidelines and our investment portfolio. Changes to our investment guidelines must be approved by our Manager’s investment committee.

Our Manager will focus on the sourcing, acquisition and management of commercial real estate. In selecting investments for us, our Manager will utilize our Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

●	downside protection;

●	real estate market factors that may influence real estate valuations;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

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●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	review of third-party reports, including property condition, title, zoning and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. Our Manager will evaluate our position within the overall capital structure and our rights in relation to potential joint venture partners. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Borrowing Policy

We believe that our Sponsor’s ability to obtain both competitive financings and its relationships with top tier financial institutions should allow our Manager to successfully employ competitively-priced, moderate levels of borrowing in order to enhance our returns. Although our investment strategy is not contingent on financing our assets in the capital markets, our Sponsor’s past experience in procuring a range of debt facilities should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions.

We intend to employ leverage in order to provide more funds available for investment. We believe that prudent use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our debt financing, on a portfolio-wide basis, will be between 40-60% (through senior secured loans) of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, although it may exceed this level during our offering stage. We may at times use unsecured related party loans in order to provide us with working capital. Our Manager may from time to time modify our leverage policy in its discretion.

Operating Policies

Interest Rate Risk Management / Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. We will issue up to 5,000,000 shares of our common stock in this offering and have issued an additional 7,500 shares of our common stock in two private placements to our Sponsor, in each case, based initially on the price per share of $10.00. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board of directors may elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and dividends per share.

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Disposition Policies

As each of our investments reach what we believe to be its optimum value during the expected life of the Company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our stockholders. We anticipate that any such dispositions typically would occur during the period within approximately ten years from the termination of this offering (subject to pursuing alternative means of providing liquidity). However, we may sell any or all of our properties or other assets before or after this anticipated holding period if, in the judgment of our Manager’s investment committee, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells a property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” with respect to any such property and is subject to a 100% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100% tax. As a result, our Manager will attempt to structure any disposition of our properties with respect to which our Manager believes we could be viewed as a dealer in a manner to avoid this penalty tax through reliance on the safe harbor available under the Code or through the use of a TRS. See “U.S. Federal Income Tax Considerations—Taxation of Our Company.” Alternatively, the risk of incurring the 100% tax may require the Manager to forgo an otherwise attractive sale opportunity.

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased office property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Market conditions, our status as a REIT and other factors could cause us to delay the commencement of our liquidation or other liquidity event. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” with potentially unfavorable tax consequences for our stockholders, or terminate our status as a REIT.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our stockholders within approximately ten years from the completion of this offering. While we may seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Prior to our completion of a liquidity transaction, our stockholder redemption plan may provide an opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations. See “Stockholder Redemption Plan.”

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PLAN OF OPERATION

General

We were recently formed as a Maryland corporation to invest in and manage a portfolio of commercial real estate properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of primarily office properties with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. We plan to diversify our portfolio by investment risk with the goal of attaining a portfolio of real estate assets that provide attractive cash yields to our stockholders with the potential for capital appreciation. In furtherance of this goal, on May 31, 2017 we acquired Laumeier from the Sponsor Funds for approximately $44.4 million in a cash transaction. Laumeier I, II, and IV (“Laumeier”) is located in the Laumeier Office Park, a premier office location in the South County submarket of St. Louis, Missouri. Laumeier comprises three of the four buildings in the Laumeier Office Park, and totals 290,925 rentable square feet. Tenants of Laumeier include Panera Bread Company (headquarters), New Balance (regional headquarters), AMN Healthcare and Regus. To fund this acquisition, certain investors of the Sponsor Funds contributed an aggregate of $20,700,000 of cash into the Operating Partnership in exchange for an aggregate of 2,070,000 OP Units. The cash invested into the Operating Partnership, along with proceeds from a new mortgage loan, were utilized as part of a series of transactions through which we acquired Laumeier. Additionally, our Sponsor has purchased 7,500 shares of our common stock from us at $10.00 per share in two private placements, for net proceeds to us of $75,000. Proceeds from this offering will be used to invest in future property acquisitions.

SW Manager, LLC is our Manager. As our Manager, it will manage our day-to-day operations and our portfolio of investments. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the direction and oversight of our Manager’s investment committee. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. As a REIT, we generally will not be subject to U.S. federal income tax to the extent we distribute dividends to our stockholders. We are structured as an UPREIT and will own substantially all of our assets and conduct substantially all of our business through our operating partnership, which was formed on February 22, 2017. We will serve as the sole general partner of our operating partnership and our percentage of ownership interest will increase or decrease in connection with the number of shares of our common stock that we sell. If we sell $50,000,000 of our common stock, including shares sold pursuant to the Plan, we expect to own an approximately 70.72% interest in our operating partnership. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution.

Indebtedness

We financed the acquisition of our initial property with a $24.6 million senior loan for a 10 year term at a 4.40% fixed interest rate, representing approximately 55% loan-to-value at the time of sale.

Revenue Base

On May 31, 2017 we acquired Laumeier, comprised of 290,925 square feet of rentable area. As of December 31, 2017, Laumeier was approximately 99.4% leased (after giving effect to committed leases, the terms of which have not yet commenced).

Office Leases. Historically, most leases for Laumeier were on a full-service gross basis, and we expect to continue to use such leases in the future. A full-service gross lease has a base year expense stop whereby we pay a stated amount of expenses as part of the rent payment while future increases (above the base year stop) in property operating expenses are billed to the tenant based on such tenant’s proportionate square footage in the property. The property operating expenses are reflected in operating expenses, but only the increased property operating expenses above the base year stop recovered from tenants are reflected as tenant recoveries in the statements of income.

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Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per investment and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Results of Operations

Our results of operations as of December 31, 2017 are not indicative of those expected in future periods as we commenced our operations on May 31, 2017 in connection with our initial property acquisition. During the period from November 9, 2016 to May 30, 2017 the acquired real estate properties were held under common control. GAAP requires transfers of property under common control to be presented as of the earliest period presented. It was determined that the Laumeier Properties were under common control for the period November 9, 2016 (inception) through the Transaction Date, thus the Laumeier Transaction was recorded as a change in reporting entity (rather than a sale of the Laumeier Properties and purchase of OP Units). These consolidated financial statements reflect the inherited net assets and results of operations from the Sponsor Affiliate Entities as of November 9, 2016 and for the period November 9, 2016 (inception) through the Transaction Date.

Total revenue, which includes rental income, tenant reimbursements, and other income, increased $6,132,656 for the period from November 9, 2016 to December 31, 2016 (“2016”) to $7,065,914 for the year ended December 31, 2017 (“2017”). Operations and maintenance increased $1,266,352 from 2016 to $1,473,306 for 2017. Real estate taxes and insurance increased $975,361 from 2016 to $1,101,834 for 2017. Property management fees increased $151,821 from 2016 to $194,004 for 2017. General and administrative increased $538,040 from 2016 to $550,549 for 2017. Asset management fees increased $227,122 from 2016 to $231,181 for 2017. Depreciation and amortization increased $2,000,062 from 2016 to $2,366,617 for 2017. Net interest expenses increased $1,243,401 from 2016 to $1,344,671 for 2017.

We expect that rental income, tenant reimbursements, other income, operations and maintenance, real estate and insurance, property management fees, general and administrative, asset management fees, depreciation and amortization, and net interest expenses will increase in future periods as we acquire more real estate properties.

Liquidity and Capital Resources

The Company proceeds from shares of Common Stock sold in the Offering have been, and will continue to be, primarily for (i) property acquisitions; (ii) capital expenditures; and (iii) principal payments from its outstanding indebtedness. Our liquidity needs to acquire real estate and other real estate investments will be funded primarily from the sale of our shares, and from debt proceeds.

The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 40-60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets.

Our Manager may from time to time modify our leverage policy in its discretion. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements or pay dividends of excess cash flow held in reserve by such financing sources, and/or (c) the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

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•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder dividends or other purposes; and

•	we may not be able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all, and more broadly, there can be no assurance that a leveraging strategy will be successful.

Debt financings for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of dividends.

We expect to declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on a record date that is currently expected to be the 25th day of the last month of the applicable quarter for which a dividend has been declared. Any dividends we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Through December 31, 2017, we declared an aggregate of three distributions (one of which took place prior to the commencement of the Offering) with a weighted average annualized yield of 10%. In March and June 2018 we declared a fourth and fifth distribution, respectively, which annualized to the same yield and were paid in April and July 2018, respectively.

The source of the capital for the distributions made as of December 31, 2017 has been 100% from cash flow from operations. Generally, our policy will be to pay dividends from cash flow from operations. During our offering stage, when we may raise capital in the Offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay dividends solely from our cash flow from operations. Further, because we may receive property income or other revenue at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare dividends in anticipation of cash flow that we expect to receive during a later period and we will pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings or lines of credit to fund our dividends. We may also fund such dividends from the sale of assets or other investments. Our charter permits us to pay dividends from any source, including offering proceeds (inclusive of proceeds from sales of shares under a Plan) or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

 If we elect to qualify as a REIT, in order to maintain our qualification as a REIT, we must make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. Our Board of Directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Board of Directors deems relevant.

Office properties can be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

Cash Flows from Operating Assets

During the year ended December 31, 2017, net cash flow from operating activities was $2,724,920. We are expecting cash flows from operating activities to increase in future periods as a result of future acquisitions of real estate.

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Cash Flows from Investing Activities

Net cash used in Investing Activities was $(909,610) for the year ended December 31, 2017, and consisted of the following:

•	$(740,844) for additions to real estate investments; and

•	$(168,766) for payment of leasing costs

Cash Flows from Financing Activities

Net cash used by financing activities was $(1,252,599) for the year ended December 31, 2017, and consisted of the following:

•	$24,600,000 proceeds from secured note payable;

•	$(22,911,233) repayments of principal of secured notes payable;

•	$897,450 proceeds from issuance of Common Stock;

•	$(12,044) payments of stock offering costs;

•	$34,950 proceeds from prospective investors;

•	$(1,875) dividends paid on Common Stock;

•	$20,729,938 contributions from noncontrolling interests;

•	$(24,094,166) distributions to noncontrolling interests; and

•	$(495,619) payments of deferred financing costs.

Valuation Policies

Our NAV per share will be calculated by our Manager at the end of each fiscal quarter on a fully diluted basis, beginning twelve months after the initial commencement of the offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses.

Specifically, our Manager will calculate NAV primarily utilizing a discounted cash flow methodology, and will then compare that NAV estimate to a valuation utilizing a comparable sales methodology, to ensure no material variances exist. Both the discounted cash flow methodology and the comparable sales methodology are summarized below.

Discounted Cash Flow Methodology – Our Manager estimates NAV of the Company’s ownership interest in an investment based on a forecasted cash flow stream to the Company (including a contemplated disposition) discounted to a present/fair value at a risk adjusted rate. Yield rates, disposition capitalization rates, and growth assumptions are derived from market transactions as well as other financial and industry data. The discount rate utilized to establish fair value is intended to reflect the leveraged return required of a third party investor acquiring the Company’s ownership interest at the date of the valuation. The discount rate is also intended to reflect key risk factors associated with real estate properties under development, redevelopment, repositioning, or stabilization, including entitlement risk, construction risk, leasing/sales risk, operation expense risk, credit risk, capital market risk, pricing risk, event risk and valuation risk. Additionally, the fair value is intended to include the timely recognition of estimated entrepreneurial profit after such consideration.

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Comparable Sales Methodology – Our Manager also estimates NAV of the Company’s ownership interest in an investment based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy. From the real estate property fair value, our Manager estimates the NAV of the Company’s ownership interest by reducing the real estate property value by (i) any ownership liabilities (i.e. senior loans, secured and unsecured creditors, etc.) and (ii) the ownership interest and/or profit participation of any other members in the applicable venture.

We expect that the NAV calculations described above will primarily be undertaken by our Sponsor’s internal accountants who will perform work on behalf of our Manager pursuant to the support agreement between our Manager and our Sponsor. Members of our Sponsor’s real estate team have previously worked as real estate fund managers, real estate property managers, financial analysts, accountants and real estate market research consultants. Prior to being employed by our Sponsor, these team members accumulated direct management experience with real estate development, fund management, leasing, construction and financing in excess of $25 billion of real estate, not including their experience with our Sponsor.

In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV per share.

The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate in the interim, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

Our goal is to provide a reasonable estimate of the NAV per share on a quarterly basis. However, the majority of our assets will consist of commercial office investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Quarterly NAV Per Share Adjustments

We set our initial offering price at $10.00 per share, which will be the purchase price of our shares, including those purchased pursuant to the distribution reinvestment component of the Plan, until September 30, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to the greater of (i) $10.00 per share or (ii) the sum of our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share.

Beginning after one year from the initial commencement of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this offering circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. See “Plan of Operation—Quarterly NAV Per Share Adjustments” for more details.

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Summary of Distribution Reinvestment and Optional Cash Purchase Plan

The following is a summary of the Distribution Reinvestment and Optional Cash Purchase Plan. Appendix C to this offering circular contains the full text of the Plan.

Election to Participate or Terminate Participation

The Plan is comprised of two distinct components: the distribution reinvestment component and the optional cash purchase component. Both components of the Plan are available only to stockholders and a stockholder participating in one component of the Plan need not participate in the other. Furthermore, there is no difference between the shares purchased pursuant to the Optional Cash Purchase Plan and those being offered pursuant to this Offering Circular. Rather, the Optional Cash Purchase Plan offers a streamlined subscription mechanism that obviates the need for a participating stockholder to have to access and complete the subscription agreement process required of initial purchasers on our website.

You may participate in the Plan by making a written election to participate on your subscription agreement at the time of subscription for shares or by completing and executing an enrollment form or any other Company–approved authorization form that we may make available. Participation in our distribution reinvestment plan will begin with the next distribution payable after receipt of your subscription, enrollment or authorization.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “ERISA Considerations.”

We reserve the right to restrict stockholders from acquiring, directly or indirectly, beneficial ownership of more than 4.11% by value or number of shares, whichever is more restrictive, of the ownership limit set forth in our charter; provided however that the our board of directors may waive the ownership limitations with respect to a particular person if the board of directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status, provided, however, that the Company will restrict such participant from acquiring, directly or indirectly, beneficial or constructive ownership of the Company’s shares in violation of the ownership limits set forth in such Participant’s waiver agreement.

You may terminate participation in our distribution reinvestment plan at any time by delivering written notice to us. A withdrawal from participation in the Plan will be effective with respect to distributions for a distribution period only if written notice of termination is received at least fifteen business days prior to the last day of the period to which the distribution relates. In addition, an transfer of shares by you will terminate your participation in our distribution reinvestment plan with respect to the transferred shares. Further, in the event that you request that we purchase all of your shares, and such request is granted, you shall be deemed to have given written notice to us that you are terminating your participation in our distribution reinvestment plan and are electing to receive all future distributions in cash.

Amendment, Suspension and Termination

We reserve the right to amend, suspend or terminate our distribution reinvestment plan for any reason upon ten days’ notice to you. We may provide such notice by including such information in a separate mailing to you, including via electronic mail.

Distribution Reinvestment Component of the Plan:

The distribution reinvestment component of the Plan will allow you to elect to purchase shares of our common stock, subject to the $50,000,000 offering limit set forth in the Offering Circular, for $10.00 per share until we establish an NAV per share, beginning October 1, 2018. Thereafter, you will acquire shares at a price equal to the NAV per share as determined by us and updated quarterly.

Shares will be purchased under the distribution reinvestment component of the Plan on the date that we make a distribution. Enrollment in the Plan requires that distributions on all of a participant’s shares are subject to the Plan. No selling commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment component of the Plan.

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In the event of a subsequent determination that the purchase price for any Shares acquired by a participant under the Plan that participates in the distribution reinvestment component of the Plan represented or will represent a discount in excess of 5% of the fair market value per Share at the time of the Distribution or issuance of Shares pursuant to the Plan, the portion of such Shares issued or to be issued under the Plan representing such excess amount shall be voided, ab initio, and, at the Company’s option, the participation of such Participant in the Plan may be terminated, in which event any current and future Distributions to such former Participant would be paid in cash in lieu of Shares.

Pursuant to the distribution reinvestment component of the Plan, we will apply the cash distributions declared and paid in respect of your shares to the purchase of additional shares for you. Such shares will be sold directly by us to you in the same manner in which we sold the underlying shares to which the distributions relate.

In connection with any matter requiring the vote of our stockholders, subject to any other restrictions on your ability to vote shares, you may vote all shares that you acquire through the distribution reinvestment component of the Plan.

A stockholder will be treated as if the stockholder received a distribution equal to the fair market value of the stock and the stockholder would incur tax on such distribution under the normal rules applicable to distributions (i.e., as either an ordinary dividend, capital gain dividend, return of capital distribution or return in excess of capital). See “U.S. Federal Income Tax Considerations”

Optional Cash Purchase Component of the Plan:

The optional cash purchase component of the Plan will allow you to elect to make optional cash purchases of shares of our common stock, subject to the $50,000,000 offering limit set forth in the Offering Circular, for $10.00 per share until we establish an NAV per share, beginning in the third quarter of 2018. Thereafter, you will acquire shares at a price equal to the NAV per share as determined by us and updated quarterly.

Shares will be purchased under the optional cash purchase component of the Plan on a quarterly basis. No selling commissions will be paid with respect to shares purchased pursuant to the optional cash purchase component of the Plan.

Pursuant to the optional cash purchase component of the Plan, you may make optional cash purchases of shares by delivering to us a completed and executed authorization form (such form to be provided on the Plan’s administrator’s website) and your cash payments. The minimum aggregate amount of shares that you may purchase under the Plan is $500. Optional cash payments received by the administrator will be invested as soon as practicable, but, in any event, not later than five business days after they are received by the administrator. No interest will be paid on cash payments held by the administrator pending investment. You may make your optional cash payments by such methods as detailed on the administrator’s website, which may include payment by check, one-time bank debit or automatic deduction through an automated clearing house (ACH withdrawal).

A stockholder that participates in the distribution reinvestment component of the Plan as well as the direct stock purchase component of the Plan may be treated as receiving a distribution in the amount of any discount attributable to its purchase of shares under the direct stock purchase component of the Plan. Any such distribution would be taxable under the normal rules applicable to distributions (i.e., as either an ordinary dividend, capital gain dividend, return of capital distribution or return in excess of capital). See “U.S. Federal Income Tax Considerations” below for a further discussion of certain tax considerations related to participation in the Plan.

In the event of a subsequent determination that the purchase price for any Shares acquired by a participant under the Plan that participates in the distribution reinvestment component of the Plan represented or will represent a discount in excess of 5% of the fair market value per Share at the time of the Distribution or issuance of Shares pursuant to the Plan, the portion of such Shares issued or to be issued under the Plan representing such excess amount shall be voided, ab initio, and, at the Company’s option, the participation of such Participant in the Plan may be terminated, in which event any current and future Distributions to such former Participant would be paid in cash in lieu of Shares.

Contractual Obligations and Other Long-Term Liabilities

As of December 31, 2017, we did not have any contractual obligations or other long-term liabilities.

Off-Balance Sheet Arrangements

As of December 31, 2017, we did not have any off-balance sheet arrangements.

Inflation

Substantially all of our office leases provide for separate real estate tax and operating expense escalations. In addition, substantially all of the leases provide for fixed rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above.

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Significant Accounting Policies

Please see Note 2 to the Notes to Consolidated Financial Statements (page F-[ • ]) for a discussion of the accounting policies that management believes are critical. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Quantitative and Qualitative Disclosures about Market Risk

Our future income, cash flows and fair values relating to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We may use derivative financial instruments to manage or hedge interest rate risks related to borrowing.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our Sponsor and the experience of real estate programs sponsored by our Sponsor, which we refer to as the “Programs.” Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our Sponsor’s affiliated Programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of assets in which we invest. As our portfolio may not mirror the portfolios of our Sponsor’s affiliated Programs in any respect, the returns to our stockholders may vary from those generated by our Sponsor’s affiliated Programs. The Programs were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. In addition, our Sponsor is a self-managed, privately-held company with an indefinite duration. As a result, you should not assume the past performance of our Sponsor or the Programs described below will be indicative of our future performance.

Overview of Our Sponsor

Our Sponsor is a privately-held company that operates as a real estate investment firm. Our Sponsor was formed April 2, 2013 to engage in the business of investing in and managing commercial real estate investments on behalf of both individual and institutional clients. As of June 30, 2018, our Sponsor manages approximately $101.0 million of equity capital in two separate closed-end fund vehicles.

Our Sponsor’s prior Programs include Tryperion RE Fund I, L.P. (“TREF I”) and Tryperion RE Fund II, LP (“TREF II”). TREF I and TREF II were created to take advantage of “sub-institutional” investments – deals that have been passed over by larger institutional investors due to their small size. In these Programs, our Sponsor brought a sophisticated investment approach to an inefficient set of smaller investment opportunities. The Programs have invested in fee interests in real property both directly and with joint-venture partners.

The profitability and performance of our Sponsor’s business is a function of its (i) assets under management, and (ii) overall returns realized on invested capital. The credit quality of our Sponsor’s investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of our Sponsor’s management team, who also serves as our Manager’s management team, are additional key factors in the performance of our Sponsor’s business.

Our Sponsor’s Prior Investment Programs

Overview

As of June 30, 2018, our Sponsor has sponsored two closed-end fund vehicles totaling $101.0 million of equity capital, and has made 17 investments consisting of 33 individual properties with an aggregate acquisition cost of $311.9 million. The investments were geographically diversified across multiple geographic regions and included the following property types: office, retail, industrial, multifamily, hotel and land. All investments were fee interests in properties owned directly or with joint venture partners with 61.5% portfolio-wide leverage utilization. As a result of the depth and thoroughness of its underwriting process, the extensive investing and asset management experience of its management team and its strong record in managing a diverse portfolio of assets, we believe our Sponsor has earned a reputation as a leading real estate investor and manager, which has allowed it to access substantial funding in the Programs.

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TREF I

TREF I closed May 1, 2013 with $50.0 million of commitments with the goal of seeking “value-add” returns in inefficiently-priced US markets, both on a direct basis and with joint-venture operating partners. The TREF I investment period expired on December 31, 2015 and is no longer actively seeking investment opportunities. As of June 30, 2018, TREF I had made eight investments in 18 individual properties with a total acquisition cost of $144.5 million in the following property types: office, multifamily, retail, hotel, and land. The properties are geographically diversified across many states and markets.

TREF II

TREF II closed October 17, 2014 with $51.0 million of commitments with the goal of seeking “value-add” returns in inefficiently-priced U.S. markets, both on a direct basis and with joint-venture operating partners. The TREF II investment period expired on July 7, 2017. As of June 30, 2018, TREF II had made nine investments in 23 individual properties with a total acquisition cost of $167.4 million in the following property types: office, industrial, retail, hotel, multifamily, and land. The properties are geographically diversified across many states and markets.

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Factors Differentiating Us from Prior Investment Programs

The risk profile and return objective of each Program differs from ours. The Programs sought “value-add” returns in deals requiring a value-add component, while we seek “core-plus” returns in deals that are generally stabilized in nature. In addition, we will seek to utilize lower leverage than our Sponsor used in the Programs.

Additional Information

Please see the tables under “Prior Performance Tables” in Appendix A to this offering circular for more information regarding our sponsor’s prior performance.

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DESCRIPTION OF CAPITAL STOCK AND CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

The following description of our capital stock, certain provisions of Maryland law and certain provisions of our charter and bylaws are summaries and are qualified by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to 1st stREIT Office Inc.

General

We were incorporated in Maryland as a corporation on November 9, 2016. Our charter authorizes us to issue: (i) 900,000,000 shares of common stock, $0.01 par value per share and (ii) 100,000,000 shares of preferred stock. We may increase the number of shares of common or preferred stock without stockholder consent. At this time, we have not issued any preferred stock. As of the date of this offering circular, we have issued 7,500 shares of common stock to our Sponsor and 166,460 shares through this offering.

We have a December 31st fiscal year end. Additionally, we have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner.

Common Stock In General

Holders of our common stock will be entitled to receive such dividends as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential dividends owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption, or appraisal rights. Our common stock will be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our common stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

Through our transfer agent and administrator, Computershare, we maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Voting Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares and except as may otherwise be specified in the charter, the holders of our common stock, including stock purchased pursuant to the Plan, are entitled to one vote per share on all matters submitted to a stockholder vote, including election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect the entire board of directors. Except as set forth in our charter, including any articles supplementary with respect to any series of preferred stock we may issue in the future, the holders of our common stock will possess exclusive voting power. Our charter does not provide for cumulative voting in the election of its directors.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

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Preferred Stock to Meet 100 Investor REIT Requirement.

To the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any dividends on shares of our common stock could be made.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, on a date and at the time and place set by the board of directors.

Special meetings of stockholders may be called by our chairman of the board of directors, chief executive officer, president or the board of directors. In addition, a special meeting of the stockholders must be called to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting and the satisfaction by such stockholders of certain procedural requirements set forth in the Bylaws.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. The affirmative vote of a plurality of all votes cast is sufficient to elect a director. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is sufficient to approve any other matter which properly comes before the meeting.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to the restrictions on transfer and ownership of shares and the vote required to amend certain provisions of the charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, any amendment to our charter will be valid only if it is declared advisable by the board of directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter, as amended, prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 4.11% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 4.11% by value or number of shares, whichever is more restrictive, of our outstanding capital stock unless exempted by our board of directors. Our board of directors may waive 4.11% ownership limitations with respect to a particular person if the board of directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. Our charter will prohibits any actual, beneficial or constructive ownership of our shares, that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. Accordingly, as a result of such limitation, any stockholder that is a tenant of Laumeier (or any other properties acquired by us) or that actually or constructively owns 10.0% or more of any tenant of Laumeier (or any other properties acquired by us) will be prohibited from owning actually or constructively owning 10.0% or more of the shares of our outstanding capital stock.

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Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would otherwise cause us to fail to qualify as a REIT (including by virtue of us being “closely held” or through our receipt of related party tenant income) will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or dividends, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and dividends on the shares held in trust and will hold such dividends or dividends in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The 4.11% ownership limitations described above do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

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In addition, our charter provides that, prior to the first date on which any class or series of shares of our capital stock constitutes “publicly-offered securities” (as defined in the Plan Assets Regulation), “benefit plan investors” may not hold, in the aggregate, 25 percent or more of the value of any class or series of shares of our capital stock. If benefit plan investors exceed this 25% limit, we may redeem their interests at a price equal to the then current NAV per share or transfer their interests to a trust for the benefit of a charitable beneficiary. See “ERISA Considerations—The 25% Limit” for more information.

Furthermore, our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Investment Criteria, Minimum Investment and Transfer Restrictions

Pursuant to the requirements of Section 18(b)(4)(D)(ii) of the Securities Act and Rule 251(d)(2)(i)(C) of Regulation A, purchasers of our common stock must be “qualified purchasers,” which means that they are required to satisfy certain investment criteria regarding their net worth or income. Purchasers must either (i) be an accredited investor or (ii) if you are not an accredited investor, the investment in the shares is not more than 10% of the greater of: (a) if you are a natural person: (1) your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence; or (2) your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the shares will not exceed 10% of your individual or joint income in the current year or (b) if you are not a natural person, (1) your revenue, as of your most recently completed fiscal year end; or (2) your net assets, as of your most recently completed fiscal year end. See “Investment Criteria” on page iii of this offering circular for more information.

No stockholder shall, without the prior written approval of the board of directors, transfer any shares of Capital Stock if, in the opinion of counsel, such transfer would result in our being required to become a reporting company under the Exchange Act. Any such transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock. This restriction shall not apply at any time (i) that we have a class of securities registered under the Exchange Act or are filing reports pursuant to Section 13 or 15(d) under the Exchange Act or (ii) after the board of directors adopts a resolution to such effect.

All subsequent sales must comply with applicable state and federal securities laws.

The minimum investment required in this offering is 100 shares of common stock, or $1,000 based on the initial offering price of $10.00 per share. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Dividends

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on record dates to be established by the Board which are currently expected to be the 25th day of the last month of the applicable quarter for which dividends are declared. Any dividends we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Generally, our policy will be to pay dividends from cash flow from operations. During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay dividends solely from our cash flow from operations. Further, because we may receive property income or other revenue at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare dividends in anticipation of cash flow that we expect to receive during a later period and we will pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings or lines of credit to fund our dividends. We may also fund such dividends from the sale of assets or other investments. Our charter permits us to pay dividends from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

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To maintain our qualification as a REIT, we must make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. See “U.S. Federal Income Tax Considerations – Requirements for Qualification – Annual Distribution Requirements.” Our board of directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Dividends that you receive, including those reinvested pursuant to the distribution reinvestment component of the Plan, and which are not designated by us as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. However, recent legislation provides a deduction of up to 20% of a noncorporate taxpayer’s ordinary REIT dividends with such deduction scheduled to expire for taxable years beginning after December 31, 2025. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Dividends received pursuant to the distribution reinvestment component of the Plan will be considered a new share purchase as of the distribution date. Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. See “U.S. Federal Income Tax Considerations—Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Dividends” for an additional discussion of these rules. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Business Combinations

Under the Maryland General Corporation Law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

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These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the Maryland General Corporation Law and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the Maryland General Corporation Law), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless these specific appraisal rights are eliminated under the charter or bylaws.

The control share acquisition statute does not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated by the board at any time in the future.

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Arbitration Provision

Under the arbitration provision contained in our bylaws, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the arbitration provision is similar to a binding arbitration provision as we are likely to invoke the arbitration provision to the fullest extent permissible. The arbitration provision applies to claims under the U.S. federal securities laws and to all claims that are related to our company, including with respect to this offering, our shares, our holdings, our ongoing operations and the management of our investments, among other matters.

Any arbitration brought pursuant to the arbitration provision must be conducted in Los Angeles, California. The term “claim” as used in the arbitration provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the common stock, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the claim is pending only in that court) the validity or enforceability of the arbitration provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the arbitration provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by our counsel, we believe that the arbitration provision is enforceable under federal law, the laws of the State of Maryland, the laws of the State of California, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our bylaws with respect to the arbitration provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Before purchasing shares, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the arbitration award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The arbitration provision limits the rights of an investor to many legal remedies and rights otherwise available. See “How to Subscribe—Arbitration Provision.”

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN OUR BYLAWS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

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Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

We will use our existing website, www.streitwise.com, to provide notification of the offering. This Offering Circular will be furnished to prospective investors at www.streitwise.com via download 24 hours per day, 7 days per week on our website. Our website and FundAmerica’s technology platform will be the exclusive means by which prospective investors may subscribe in this offering.

Payments for subscriptions must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by FundAmerica pursuant to the instructions in the subscription agreement.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, or distribution mailing address, as well as stockholder repurchase requests under our share repurchase program.

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STOCKHOLDER REDEMPTION PLAN

Quarterly Redemption Plan

While you should view your investment as long-term, we have adopted a stockholder redemption plan which may provide an opportunity for our stockholders to have their shares of our common stock redeemed by us, subject to certain restrictions and limitations. Shares may not be redeemed under our stockholder redemption plan until the first anniversary of the date such shares were purchased.

The purchase price for shares redeemed under our stockholder redemption plan will be as follows:

Holding Period from Date of Purchase	Redemption Price(1) (2)
Less than 1 year	No redemption allowed
1 year until 2 years	90.0% of NAV
2 years until 3 years	92.5% of NAV
3 years until 4 years	95.0% of NAV
4 years until 5 years	97.5% of NAV
5 years or more	100% of NAV
In the event of a stockholder’s death or complete disability	100% of NAV

(1)	For purposes of the stockholder redemption plan, the per share redemption price will be calculated as a percentage of the NAV per share in effect at the time of the redemption. The redemption price per share for shares redeemed pursuant to the stockholder redemption plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders following the date that the NAV per share in effect at the time of the redemption was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales. In addition, the redemption price will be reduced by the aggregate sum of dividends, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the redemption date. For more details on how our Manager will determine the net asset value, see “Plan of Operation—Valuation Policies” and “Plan of Operation—Quarterly NAV Share Price Adjustments.”

(2)	A stockholder requesting redemption will be responsible for paying or reimbursing us for any third-party costs incurred by us as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges.

Redemption of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. We intend to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption price within 14 days of the end of such quarter; although payment of the redemption price may be delayed until 21 days after the end of such quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators or borrower(s) fail to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner. Stockholders may withdraw their redemption request at any time up to three (3) business days prior to the redemption date. If we agree to honor a redemption request, the shares of our common stock to be redeemed will cease to accrue dividends or have voting rights as of the redemption date.

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the redemption date. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption request is made.

Upon the redemption of any shares of our common stock, the redemption price will be reduced by the aggregate sum of dividends, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the date of redemption. If a redemption date with respect to shares of our common stock comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.

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We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for redemption; or (ii) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis along with any new requests received in that future quarter. For investors who hold shares of our common stock with more than one record date, redemption requests will be applied to such shares in the order in which they were purchased, on a first in first out basis.

In the event that a stockholder requests repurchase of 100% of the shares owned by such stockholder on the date of presentment, and such request is granted, we will waive the one-year holding period requirement for any shares presented that were acquired by such stockholder through our distribution reinvestment plan. Additionally, in the event that a stockholder requests repurchase of 100% of the stockholder’s shares, and such request is granted, the stockholder shall be deemed to have given sufficient written notice that such stockholder is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash.

We are not obligated to redeem shares of our common stock under the redemption plan. We will limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year (or 1.25% per quarter), with excess capacity carried over to later quarters in the calendar year). In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits, that would cause us to have less than 100 stockholders or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.” The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

We will treat a repurchase request that would cause a stockholder to own less than 100 shares of our common stock as a request to repurchase all of his or her shares of common stock, and we will vary from pro rata treatment of repurchases as necessary to avoid having stockholders holding fewer than 100 shares of our common stock or in other special situations determined by our board of directors.

In several respects we would treat repurchases sought upon a stockholder’s death or complete disability differently from other repurchases:

●	there is no one-year holding requirement; and

●	the purchase price for the redeemed shares will be equal to 100% of NAV per share (as described above).

Our Manager, in its sole discretion, will determine in good faith whether a stockholder becomes completely disabled based on the definition of “disabled” under the federal Social Security Act. The federal Social Security Act generally defines disabled or disability as the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment(s) that either (i) can be expected to result in death or (ii) has lasted or that we can expect to last for a continuous period of not less than 12 months. Our Manager may rely on a determination made by the Social Security Administration’s office in the stockholder’s state in making its determination that the stockholder’s medical condition is considered a disability under the Social Security Act.

Repurchase upon complete disability will only be available to stockholders who become completely disabled after the purchase of their shares. If the shares are purchased by joint owners, the repurchase upon complete disability or death will be available when either joint owner first becomes completely disabled or dies.

A stockholder requesting redemption will be responsible for paying or reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges.

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In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our remaining stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT (for example, if a redemption request would cause a non-redeeming stockholder to violate certain ownership limits applicable to REITs or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

We have the right to monitor the trading patterns of stockholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for the shares of our common stock in the near term. However, in the event a secondary market for our shares develops, we will terminate our redemption plan.

For more information about our stockholder redemption plan or to submit a redemption request, please contact us by email at equity@streitwise.com.

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DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
1st stREIT OFFICE OPERATING PARTNERSHIP LP

The following summary of the terms of the Second Amended and Restated Agreement of Limited Partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Second Amended and Restated Agreement of Limited Partnership of 1st stREIT Office Operating Partnership LP, a copy of which is an exhibit to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to 1st stREIT Office Inc.

Management

We are the sole general partner of our Operating Partnership, which is organized as a Delaware limited partnership. We expect to conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, pay dividends to partners, and to cause changes in our Operating Partnership’s business activities. The partnership agreement will require that our Operating Partnership be operated in a manner that permits us to qualify as a REIT.

Transferability of General Partner Interests; Extraordinary Transactions

We may voluntarily withdraw from our Operating Partnership or transfer or assign our interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets without obtaining the consent of limited partners if either:

●	following such transaction, the equity holders of the surviving entity are substantially identical to our existing stockholders;

●	as a result of such a transaction, all limited partners (other than our company), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer;

●	if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are owned, directly or indirectly, by our Operating Partnership, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

●	the transaction is to a wholly-owned subsidiary.

Following such transfers the General Partner may withdraw as the general partner.

Limited partners generally have no voting or consent rights, except as set forth above and for certain amendments to the partnership agreement. Amendments to reflect the issuance of additional partnership interests or to set forth or modify the designations, rights, powers, duties and preferences of holders of any additional partnership interests in the partnership may be made by the general partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified types of amendments may be made by the general partner without the consent of the limited partners. Otherwise, amendments to the partnership agreement that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP Units (including the OP Units held by our company and our affiliates) and, if such amendments would modify certain provisions of the partnership agreement relating to dividends, allocations, and redemptions, among others, the consent of a majority in interest of the OP Units held by limited partners (other than our company and our affiliates) is required if such an amendment would disproportionately affect such limited partners. In addition, any amendment to the partnership agreement that would convert a limited partner interest into a general partner interest (except for our acquiring such interest) or modify the limited liability of a limited partner would require the consent of each limited partner adversely affected or otherwise will be effective against only those limited partners who provide consent.

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Capital Contributions

We have contributed, and we will continue to contribute, directly, to our Operating Partnership substantially all of the net proceeds from this offering and the private placements to our Sponsor and substantially all assets directly acquired by us in connection with the formation transactions as our initial capital contribution in exchange for OP Units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to our Operating Partnership and we will receive additional OP Units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to our Operating Partnership, we generally will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. Our operating partnership may issue preferred partnership interests, in connection with acquisitions of property, our issuance of preferred shares or otherwise, which could have priority over common partnership interests with respect to dividends from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than our company or our subsidiaries (except to the extent described below), will receive redemption rights, which, beginning one year after issuance, will enable them to cause our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per common unit would be calculated as a percentage of the NAV per share in effect at the time of the redemption, determined in the same manner as payments under our stockholder redemption plan for shares of our common stock. The number of shares of our common stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund cash redemptions, if any, out of available cash or borrowings. To the extent we assume the redemption request by issuing shares of our common stock to a redeeming limited partner, the redeeming limited partner could then redeem those shares for cash pursuant to our stockholder redemption plan. The partnership agreement provides that, until such time as our common stock is listed for trading on a stock exchange, a limited partner may make its redemption request contingent on such limited partner’s OP Units either (i) being redeemed by the Operating Partnership for cash or (ii) being acquired by us in exchange for shares of our common stock and then those shares being redeemed pursuant to our stockholder redemption plan. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner could cause:

●	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our stock contained in our charter;

●	a termination of our Operating Partnership for U.S. federal or state income tax purposes (except as a result of the redemption of all units other than those owned by us);

●	our Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);

●	our Operating Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest”(as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);

●	any portion of the assets of our Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

●	our Operating Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;

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●	our Operating Partnership to be regulated under the Investment Company Act, the Investment Advisers Act, or ERISA; or

●	an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our sole and absolute discretion, waive any of these restrictions.

In addition to the foregoing, (i) to the extent we redeem common stock of the REIT, the Operating Partnership may redeem common units held by the REIT in order to give effect to such redemption of common stock and (ii) the Operating Partnership may make certain other anti-dilutive adjustments to the REIT’s ownership of common units in order to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses).

Reimbursement of Expenses

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership generally will pay all of our administrative costs and expenses, including:

●	all expenses relating to our formation and continuity of existence and operation;

●	all expenses relating to our organizational costs and the costs of this offering in an amount not to exceed 3% of the gross proceeds that we raise in this offering, though the Operating Partnership may pay such excess amounts provided the Manager bears these costs through a reduction in the Management Fee;

●	all expenses relating to registrations and repurchases of securities;

●	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

●	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

●	all expenses for compensation of our directors, director nominees, officers and employees; and

●	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage our company in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties under applicable Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of our Operating Partnership expressly acknowledge that, as the general partner of our Operating Partnership, we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively. When deciding whether to cause our Operating Partnership to take or decline to take any actions, we, as the general partner, will be under no obligation to give priority to the separate interest of (i) the limited partners in our Operating Partnership (including, without limitation, tax considerations of our limited partners except as provided in a separate written agreement) or (ii) our stockholders.

Dividends

The partnership agreement provides that, subject to the terms of any preferred partnership interests, our Operating Partnership will make non-liquidating dividends at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in our Operating Partnership.

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Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership, subject to certain allocations to be made with respect to LTIP Units as described below or the terms of any preferred partnership interests or to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses). All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating taxable items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

Special Allocations and Adjustments

Pursuant to the management agreement, we will pay or reimburse our Manager for organization and offering expenses in an amount not to exceed 3% of the gross proceeds that we raise in this offering (and up to 3% of the gross proceeds of any future offerings), which, if we raise the maximum offering amount, will equal up to $1,500,000 in this offering. Because the organization and offering expenses will be paid or borne by the Operating Partnership, the partnership agreement provides that the Operating Partnership will specially allocate to us (and not the other limited partners) all items of loss or deduction attributable to such organizational and offering expenses.  As a result of these special allocations, upon the final closing of the offering (and at such other times that we determine it is appropriate to make such adjustments), we will adjust the number of OP Units held by the limited partners (other than us) so that such limited partners get the benefit of not bearing such organization and offering expenses (i.e., the percentage interest of the limited partners, other than us, will increase so that the amounts they have contributed per OP Unit are equivalent to the amounts contributed by us per OP Unit after taking into account the special allocations of organization and offering expenses). In addition, the limited partners (other than us) will be issued additional OP Units with an aggregate value equivalent to the amount of additional distributions that such limited partners would have received from the Operating Partnership had such limited partner held the number of OP Units following the adjustment described in the previous sentence at all times since the initial commencement of the offering.  To the extent these organization and offering expenses exceed 3% of the gross proceeds that we raise in this offering, the Manager will bear such expenses. However, rather than the Manager paying such excess expenses directly, we will pay or reimburse such amounts directly, in which case, the Manager will bear such amounts through a reduction in future Management Fees payable by the Operating Partnership. SW Office I LTIP, LLC, a Delaware limited liability company and affiliate of our Sponsor (“LTIP Office I”), will be entitled to receive long-term incentive plan units, or LTIP units, in our Operating Partnership to the extent our organization and offering expenses are less than 3% of the gross proceeds we raise in the offering or less than 3% of the gross proceeds of any future offerings (in each case, excluding any proceeds attributable to shares sold to our Manager or its affiliates) (the “Offering Expense Savings”). The amount of LTIP Units LTIP Office I receives will be equal to the Offering Expense Savings divided by the greater of (i) $10.00 per unit or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share). If any such LTIP Units are issued to LTIP Office I, the limited partners (other than us) shall be issued LTIP Units so that each such limited partner is holding a number of LTIP Units and OP Units sufficient to give such limited partner a percentage interest following the issuance of LTIPs to LTIP Office I that is the same as such limited partner’s percentage interest immediately prior to the issuance of LTIPs to LTIP Office I (i.e., we will be diluted by the LTIPs issued to the LTIP Office I, but the limited partners, other than us, will not be diluted by the LTIPs issued to the LTIP Office I).

LTIP Units

We may cause our Operating Partnership to issue LTIP Units, which are intended to qualify as “profits interests” in our Operating Partnership for U.S. federal income tax purposes, to persons providing services to our Operating Partnership. LTIP Units may be issued subject to vesting requirements, which, if they are not met, may result in the automatic forfeiture of any LTIP Units issued. Generally, LTIP Units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the OP Units on a per unit basis.

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As with OP Units, liquidating distributions with respect to LTIP Units are made in accordance with the positive capital account balances of the holders of these LTIP Units to the extent associated with these LTIP Units. However, unlike OP Units, upon issuance, LTIP Units generally will have a capital account equal to zero. Upon the sale of all or substantially all of the assets of our Operating Partnership or a book-up event for tax purposes in which the book values of our Operating Partnership’s assets are adjusted, holders of LTIP Units will be entitled to priority allocations of book gain that may be allocated by our Operating Partnership to increase the value of their capital accounts associated with their LTIP Units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the OP Units. However, if, following the issuance of an LTIP Unit, the assets of the operating partnership are booked down in connection with a book-up event prior to a time at which the LTIP Unit has been specially allocated book gain in an amount necessary to bring its associated capital account balance to the same level as the capital account balance of an OP Unit, book-up gains with respect to subsequent book-up events will not be specially allocated on a priority basis to the LTIP Unit until the cumulative book-up gains of the operating partnership exceed cumulative book losses of the operating partnership during the period from the issuance of such LTIP Unit through the date of such allocation. The amount of these priority allocations will determine the liquidation value of the LTIP Units. In addition, once the capital account associated with a vested LTIP Unit has increased to an amount equal, on a per unit basis, to the capital accounts associated with the OP Units, that LTIP Unit generally may be converted into an OP Unit. The book gain that may be allocated to increase the capital accounts associated with LTIP Units is comprised in part of unrealized gain, if any, inherent in the property of our Operating Partnership on an aggregate basis at the time of a book-up event. Book-up events are events that, for U.S. federal income tax purposes, require a partnership to revalue its property and allocate any unrealized gain or loss since the last book-up event to its partners. Book-up events generally include, among other things, the issuance or redemption by a partnership of more than a de minimis partnership interest.

LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

Term

Our operating partnership will continue indefinitely, or until sooner dissolved upon:

●	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

●	the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

●	an election by us in our capacity as the general partner; or

●	entry of a decree of judicial dissolution.

Tax Matters

Our partnership agreement will provide that we, as the sole general partner of our Operating Partnership, will be the tax matters partner or partnership representative of our Operating Partnership and will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

●	the tax consequences to you may vary depending on your particular tax situation;

●	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

●	this summary does not address state, local or non-U.S. tax considerations;

●	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;

●	this summary assumes that stockholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;

●	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and

●	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to 1st stREIT Office Inc. and not our Operating Partnership or any other subsidiary.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we have operated and will continue to operate 1st stREIT Office Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

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Taxation of 1st stREIT Office Inc.

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership~~,~~ and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

●	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”

●	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses. However, the alternative minimum tax has been repealed for corporations for taxable years beginning after December 31, 2017.

●	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”

●	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”

●	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “—Requirements for Qualification—Income Tests.”

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”

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●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”

●	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification—General.”

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

●	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”

●	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

●	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”

●	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Dividends.”

●	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

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Requirements for Qualification—General

We have elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2017. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to stockholders, beginning with our taxable year ended December 31, 2017, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)        that is managed by one or more trustees or directors;

(2)       the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)       that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)        that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)        the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(6)       during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)        that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)        that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;

(9)       that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and

(10)      that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year ended December 31, 2017).

We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

We comply with condition (7) above, we elected to be taxed as a REIT as part of our U.S. federal income tax return for our taxable year ended December 31, 2017.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

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In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly-owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

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We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

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In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)       at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2)       not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)       except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)       not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and

(5)       not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

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After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. The foregoing applies regardless of whether the distributions by us are reinvested pursuant to the Plan.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.). If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

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In general, we will be entitled to a dividends paid deduction equal to the fair market value of the stock received by stockholders under the distribution reinvestment portion of the Plan. In addition, to the extent the optional cash purchase portion of the Plan allows stockholders to purchase such shares at a discount and stockholders participate in both aspects of the Plan, our dividends paid deduction may also include the excess of the fair market value of the stock received by the stockholder under the optional cash purchase plan over the amount of cash paid for the stock. Such dividends will not result in a preferential dividend so long as the investment price is equal to at least 95% of the stock’s fair market value on the distribution date of the distribution reinvestment plan. We intend to operate the Plan so that the Plan does not result in a preferential dividend. However, we cannot assure you that we will not be treated as inadvertently paying a preferential dividend under the Plan.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)       85% of our REIT ordinary income for the year;

(2)       95% of our REIT capital gain net income for the year; and

(3)       any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

As mentioned above, the TCJA limits the deduction for net interest expense incurred by a business to 30% of the “adjusted taxable income” of the taxpayer. However, the limitation on the interest expense deduction does not apply to certain small-business taxpayers or electing real property trades or businesses, such as any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. Making the election to be treated as a real property trade or business requires the electing real property trade or business to depreciate non-residential real property, residential rental property, and qualified improvement property over a longer period using the alternative depreciation system. We generally will decide whether to make any available election to treat as a real property trade or business any direct or indirect investment made through an entity that we control.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. The TCJA limits the net operating loss deduction to 80% of taxable income, where taxable income is determined without regard to the net operating loss deduction itself. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

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We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. However, the alternative minimum tax has been repealed for corporations for taxable years beginning after December 31, 2017. Dividends to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” We do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

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Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

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In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the operating partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the general partner of the operating partnership, we intend to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

●	interests in the partnership are traded on an established securities market; or

●	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

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A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of the operating partnership or one of its subsidiary partnerships.

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Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

The term “U.S. stockholder” means a holder of shares of common stock who, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of common stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income dividends, including dividends that are reinvested pursuant to the distribution reinvestment component of the Plan, made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. The TCJA provides a noncorporate taxpayer with a deduction of up to 20% of such noncorporate taxpayer’s ordinary REIT dividends for taxable years beginning after December 31, 2017, which deduction is scheduled to expire for taxable years beginning after December 31, 2025. However, the 20% tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as a TRS, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Dividends from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, trusts, and estates, and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

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A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. The TCJA limits the net operating loss deduction to 80% of taxable income, where taxable income is determined without regard to the net operating loss deduction itself. Taxable dividends from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable dividends from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the dividends attributable to that year that constitute ordinary income, return of capital and capital gain. However, the aggregate amount of dividends we may designate as qualified dividend income or as capital gain dividends cannot exceed the dividends actually paid by us during such tax year.

To the extent that a U.S. stockholder elects to participate in the distribution reinvestment component of the Plan, a tax liability may be incurred for distributions withheld and reinvested pursuant to the distribution reinvestment component of the Plan. In general, a stockholder will be treated as receiving a distribution equal to the fair market value of the shares received. If shares were treated as being purchased through the distribution reinvestment component of the Plan at a discount to their fair market value, a stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In addition, a stockholder that participates in the distribution reinvestment component of the Plan as well as the optional cash purchase component of the Plan may be treated as receiving a distribution in the amount of any discount attributable to its purchase of shares under the optional cash purchase component of the Plan. A U.S. stockholder will be taxed on the amount of any such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A U.S. stockholder may be subject to back up withholding if certain tax requirements are not complied with. See “Information Reporting and Backup Withholding.”

Dispositions of Our Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed dividends from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder repurchases our common stock within 30 days before or after the disposition.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to dividends that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly~~,~~ and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of our Stock

A redemption of shares of our common stock will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective stockholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming stockholder. In addition, although guidance is sparse, the IRS could take the position that stockholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such stockholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming stockholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Requirements for Qualification—General — Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Liquidating Distributions. Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. stockholder with respect to our common stock will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common stock.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of up to 24% with respect to dividends unless the holder:

●	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain dividends to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Stockholders—Taxation of Foreign Stockholders—Information Reporting and Backup Withholding.”

Taxation of Foreign Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals and foreign corporations (“non-U.S. stockholders”) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution, including distributions that are reinvested pursuant to the distribution reinvestment component of the Plan, that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPIs, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on dividends, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

●	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or Form W-8BEN-E (with appropriate attachments) evidencing eligibility for that reduced rate with us; or

●	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with a trade or business in the United States.

A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than actual gain dividends subject to FIRPTA, as described below, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 15% on any portion of such a distribution.

To the extent a non-U.S. stockholder elects to participate in the distribution reinvestment component of the Plan, a tax liability may be incurred for distributions withheld and reinvested pursuant to the distribution reinvestment component of the Plan. In general, a stockholder will be treated as receiving a distribution equal to the fair market value of the shares received. If shares were treated as being purchased through the distribution reinvestment component of the Plan at a discount to their fair market value, a stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In addition, a stockholder that participates in the distribution reinvestment component of the Plan as well as the optional cash purchase component of the Plan may be treated as receiving a distribution in the amount of any discount attributable to its purchase of shares under the optional cash purchase component of the Plan. A non-U.S. stockholder will be taxed on the amount of any such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A non-U.S. stockholder will be subject to the withholding rules discussed above with respect to any such distribution received (or deemed received) pursuant to the Plan. A non-U.S. stockholder may also be subject to back up withholding. See “Information Reporting and Backup Withholding.”

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Capital Gain Dividends. Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified stockholders,” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on dividends by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on actual gain dividends by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI. A non-U.S. stockholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that we could designate as a capital gain dividend and is a distribution attributable to USRPI gain. In addition, we may be required to withhold 21% of any of other capital gain dividends, and we reserve the right to withhold such amounts until guidance is issued clarifying that withholding is not required. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). At the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market and we can give you no assurance that our shares will ever be regularly traded on an established securities market.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Our Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, if a class of our stock was regularly traded on an established securities market in the United States, a person holding less than 10% (assuming we are classified as REIT at such time, otherwise if we are not a REIT, the threshold will be 5%) of our regularly traded class of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. However, at the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market and we can give you no assurance that our shares will ever be regularly traded in an established securities market. Although we currently believe that less than 50% in value of our stock is held by non-U.S. persons, we cannot assure you that our non-U.S. ownership will be less than 50% at any time and we are under no obligation to maintain such status in the future. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our stock if such stock is publicly traded and if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. Therefore, if our stock were to be regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period. However, at the time you purchase shares in this offering, our shares will not be regularly traded on an established securities market and we can give you no assurance that our shares will ever be regularly traded in an established securities market.

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To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified stockholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such stockholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified stockholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or NASDAQ, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified stockholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified stockholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified stockholder to the value of all interests in the qualified stockholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified stockholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of dividends treated as a sale or exchange of stock with respect to a qualified stockholder. For these purposes, an “applicable investor” is a person who holds an interest in the qualified stockholder and holds more than 10% of our stock applying certain constructive ownership rules. Furthermore, while the substantive FIRPTA rules will not apply to qualified stockholders, absent guidance from the IRS the withholding taxes described above may still apply. We reserve the right to withhold such amounts until guidance is issued clarifying that withholding is not required.

The FIRPTA rules will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate. Dividends received by qualified foreign pension funds will be taxed as described above under “—Taxation of Stockholders—Taxation of Foreign Stockholders—Dividends” as if such distribution is not attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and dividends treated as gain from the sale or exchange of our stock under the rules described above at” —Taxation of Stockholders—Taxation of Foreign Stockholders—Dividends”) will not be subject to tax unless such gain is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders. A Non-U.S. stockholder that is a qualified foreign pension fund can also avoid the withholding taxes described above to the extent it provides the REIT with a certification as to its status.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to any applicable alternative minimum tax. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

●	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

●	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. stockholder will be treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. stockholders and which are discussed above under “Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

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Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. stockholder with respect to our common stock will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common stock. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our common stock if our common stock are regularly traded on an established securities market, qualified foreign pension funds or qualified stockholders, distributions in redemption of our common stock and liquidating distributions to non-U.S. stockholders will be treated as ECI and subject to 21% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. stockholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to United States federal estate tax. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be “non-U.S. stockholders” for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of “withholdable” payments made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdiction. For this purpose, subject to certain exceptions, the term “withholdable payment” generally means (i) any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States, and (ii) any gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States (including, for example, stock and debt of U.S. corporations). Withholding under FATCA will apply after December 31, 2018 with respect to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends and began after June 30, 2014 with respect to other withholdable payments. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non- U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

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Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Subject to the exceptions described below, a tax-exempt stockholder generally would not recognize unrelated business taxable income as a result of an investment in our common stock. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock could constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize dividends, including dividends reinvested pursuant to the distribution reinvestment component of the Plan, that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as unrelated business taxable income.

Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

●	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

●	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

●	either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as unrelated business taxable income.

The TCJA requires that tax-exempt organizations compute unrelated business taxable income separately for each unrelated trade or business, preventing a tax-exempt organization from applying losses from one unrelated trade or business against income derived from another unrelated trade or business. It remains unclear, however, how this rule should apply to any unrelated business taxable income resulting from an investment in our stock, and tax-exempt stockholders should be aware that the requirement to compute unrelated business taxable income separately for each unrelated trade or business may increase their overall unrelated business taxable income.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Distribution Reinvestment Plan

Stockholders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Other Tax Considerations

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The TCJA disallows itemized deductions for individuals for state and local income, property and sales taxes in excess of a combined limit of $10,000 per year. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock.

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Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

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Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

IRAs. Our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

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If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in shares of our common stock.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions and we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

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PLAN OF DISTRIBUTION

We are continuing to offer a maximum of up to $50,000,000 in shares of our common stock, including any shares that may be sold pursuant to the Plan, on a “best efforts maximum” basis. Because this is a “best efforts maximum” offering, we are only required to use our best efforts to sell shares of our common stock. We are continuing to offer up to $50,000,000 in shares of common stock in our offering at $10.00 per share until September 30, 2018. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will equal the greater of (i) $10.00 per share or (ii) our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share), provided that the per share purchase price for any shares that may be sold pursuant to the Plan will be equal to the NAV per share. The minimum investment amount for initial purchases of shares of our common stock is 100 shares, or $1,000 based on the initial offering price per share. We may terminate this offering at any time.

Our Sponsor has purchased 7,500 shares of our common stock from us at $10.00 per share in two private placements, for net proceeds to us of $75,000.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds for its subscription amount in accordance with the instructions provided therein. If a prospective investor elects to participate in the distribution reinvestment component of the Plan, distributions earned from shares purchase will be automatically reinvested pursuant to our distribution reinvestment plan. See “Plan of Operation – Summary of Distribution Reinvestment and Optional Cash Purchase Plan – Distribution Reinvestment Component of the Plan,” and Appendix C.

Settlement may occur up to 60 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. Shares of our common stock will be issued to the subscriber as of the date of settlement, which will not occur until an investor’s funds have cleared and we issue the shares of our common stock. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Length of Offering

The number of shares that are covered by the offering statement of which this offering circular forms a part is the number that we reasonably expect to be offered and sold within two years from the initial qualification date of the offering statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares covered by the offering statement are not yet sold within two years. With the filing of an offering statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on offering statement is declared qualified (but in any event not more than an additional 180 calendar days).

Pursuant to this offering circular, we are offering to the public all of the shares covered by the offering statement of which this offering circular forms a part. Under Regulation A, we are only allowed to raise up to $50,000,000 in any 12 month period (although we may raise capital in other ways). Although the offering statement covers a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of the maximum number of shares of our common stock that we are permitted to sell pursuant to Regulation A over an unlimited time period by filing a new offering statement prior to the end of the three-year period described in Rule 251(d)(3). We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Investment Criteria and Minimum Investment Amount

The shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the shares of our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when the shares of our common stock are listed on a national securities exchange. See “Investment Criteria” on page iii of this offering circular for the definition of “qualified purchasers” and other investment criteria that may apply. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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The minimum investment required in this offering is 100 shares of common stock, or $1,000 based on the initial offering price of $10.00 per share. The investment minimum does not apply to shares purchased pursuant to the distribution reinvestment component of the Plan. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Certificates Will Not be Issued

We will not issue stock certificates. Instead, our common stock will be recorded and maintained on a stockholder register that we have engaged Computershare to maintain. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our Sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to shares of our common stock, these materials will not give a complete understanding of this offering, us or the shares of our common stock and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in shares of our common stock.

Administrative and Processing Agent

We use our existing website, www.streitwise.com, to provide notification of the offering. This Offering Circular will be furnished to prospective investors at www.streitwise.com via download 24 hours per day, 7 days per week on our website. Our website and FundAmerica’s technology platform will be the exclusive means by which prospective investors may subscribe in this offering.

The Offered Shares will be issued in a continuous offering. Proceeds for subscriptions must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by FundAmerica pursuant to the instructions in the subscription agreement. We will attempt to accept or reject subscriptions within 60 days of receipt. If we accept your subscription, we or FundAmerica will email you a confirmation. Such funds will be kept in a non-interest bearing escrow account maintained by FundAmerica until such time as the foregoing determination is made. The subscription agreement is available at www.streitwise.com.

We have engaged FundAmerica to provide certain technology, anti-money laundering (AML), and know your customer (KYC) services in connection with this offering. We have agreed to pay FundAmerica a setup fee of $500.00 and a facilitation fee equal to $9.00 per domestic investor for the AML and KYC checks and technology services for each subscription agreement executed via electronic signature on www.streitwise.com. We have also engaged Computershare to serve as transfer agent for the offering and Administrator of the Plan and have agreed to pay a $1,500.00 account set up fee and an annual fee of $2.85 per investor held in book entry. Neither FundAmerica nor Computershare are participating as an underwriter of this offering and they will not solicit any investment in 1st stREIT Office Inc., recommend 1st stREIT Office Inc.’s securities or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering should be made directly to 1st stREIT Office Inc.

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We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws; and (v) all costs of FundAmerica’s and Computershare’s services.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of our common stock who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire offering circular and any supplements accompanying this offering circular.

●	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix B.

●	Electronically provide ACH instructions to us for the full purchase price of the shares of our common stock being subscribed for.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that such subscription for shares of our common stock does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will attempt to accept or reject subscriptions within 60 days of receipt by us. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Investment Requirement

You must initially purchase at least 100 shares of our common stock in this offering, or $1,000 based on the current per share price. In order to satisfy this minimum investment requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. The investment minimum does not apply to shares purchased pursuant to the distribution reinvestment component of the Plan. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Arbitration Provision

By purchasing shares in this offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement and our bylaws. Such arbitration provisions apply to claims under the U.S. federal securities laws and to all claims that are related to our company, including with respect to this offering, our common stock, our holdings, our ongoing operations and the management of our investments, among other matters, and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the arbitration provisions contained in our subscription agreement and our bylaws, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our manager, our sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the arbitration provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the arbitration provisions are similar to binding arbitration provisions as we are likely to invoke the arbitration provisions to the fullest extent permissible.

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Any arbitration brought pursuant to the arbitration provisions must be conducted in Los Angeles, California. The term “claim” as used in the arbitration provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the common stock, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the claim is pending only in that court) the validity or enforceability of the arbitration provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the arbitration provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by our counsel, we believe that the arbitration provisions are enforceable under federal law, the laws of the State of Maryland, the laws of the State of California, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our bylaws with respect to the arbitration provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Before purchasing shares, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the arbitration award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The arbitration provisions limit the rights of an investor to many legal remedies and rights otherwise available.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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LEGAL MATTERS

Certain legal matters, including the validity of common stock offered hereby, have been passed upon for us by Goodwin Procter llp, New York, New York.

EXPERTS

The consolidated balance sheets of 1st stREIT Office Inc. at December 31, 2017 and December 31, 2016 appearing in this offering circular have been audited by RSM US LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of 1st stREIT Office Inc. for the year ended December 31, 2017 and the period from November 9, 2016 through December 31, 2016 included in this offering circular and elsewhere in the offering statement have been so included in reliance upon the report of RSM US LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

1st stREIT Office Inc.
Attn: Investor Relations
11601 Wilshire Boulevard, Suite 1690
Los Angeles, CA 90025
equity@streitwise.com
(310) 421-1030

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.streitwise.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

138

INDEX TO FINANCIAL STATEMENTS

1st stREIT Office Inc.
Pro Forma Condensed Financial Information (unaudited)

Unaudited Pro Forma Condensed Financial Information	F-2

Unaudited Pro Forma Condensed Statements of Income for the Year Ended December 31, 2016	F-3

Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2016	F-4

Historical Financial Statements

Independent Auditor’s Report	F-6

Consolidated Balance Sheets as of December 31, 2017 (audited) and December 31, 2016 (audited)	F-7

Consolidated Statements of Operations for the Year Ended December 31, 2017 (audited) and for the Period November 9, 2016 (inception) through December 31, 2016 (audited)	F-8

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2017 (audited) and for the Period November 9, 2016 (inception) through December 31, 2016 (audited)	F-9

Consolidated Statements of Cash Flows for the Year Ended December 31, 2017 (audited) and for the Period November 9, 2016 (inception) through December 31, 2016 (audited)	F-10 to F-11

Notes to Consolidated Financial Statements	F-12 to F-27

F-1

Unaudited Pro Forma Condensed Financial Information

1st stREIT Office Inc.
Pro Forma Condensed Financial Information (unaudited)

The following sets forth the unaudited pro forma condensed statements of income for the year ended December 31, 2016 and the unaudited pro forma condensed balance sheet as of December 31, 2016 for 1st stREIT Office Inc. The unaudited pro forma financial information is being presented as if the acquisition of the Laumeier properties by the Operating Partnership, including the issuance and sale of OP Units in connection therewith, had occurred as of January 1, 2016 for the purpose of the statements of income and on December 31, 2016 for balance sheet purposes. The pro forma statements of income and the pro forma balance sheet are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor are they indicative of future operating results.

1st stREIT Office Inc. (the “Company”) was formed on November 9, 2016 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was formed to acquire and manage a portfolio of commercial real estate properties. Substantially all of the Company’s assets will be held by, and substantially all of the Company’s operations will be conducted through, the operating partnership, 1st stREIT Office Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), either directly or through its subsidiaries, and the Company will be the sole general partner of the Operating Partnership. The Company will be externally managed and advised by SW Manager, LLC, a Delaware limited liability company (the “Manager”), which is a wholly-owned subsidiary of and controlled by Tryperion Partners, LLC, a California limited liability company (the “Sponsor”).

The Company has filed an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in shares of common stock, for an initial price of $10.00 per share. The Sponsor has purchased 7,500 shares of common stock from the Company at $10.00 per share in private placements, for net proceeds to the Company of $75,000.

On May 31, 2017, we acquired a fee simple interest in the Laumeier properties from investment funds managed by the Sponsor (the “Sponsor Funds”) pursuant to an acquisition agreement. In connection with this acquisition, certain investors of the Sponsor Funds contributed an aggregate of $20,700,000 of cash into the Operating Partnership in exchange for an aggregate of 2,070,000 units of limited partnership interest in the Operating Partnership (“OP Units”). The cash invested into the Operating Partnership, along with proceeds from a new mortgage loan, were utilized as part of a series of transactions through which we acquired Laumeier. Following the acquisition, the limited partners in the Operating Partnership continue to be investors in either or both of the Sponsor Funds. Of this aggregate investment amount, entities controlled by Bruce Karsh, the father of our Chief Investment Officer, Jeffrey Karsh, and an investor in the Sponsor Funds, contributed $19,976,150 of cash into the Operating Partnership in exchange for 1,997,615 OP Units, representing, as of the initial commencement of this offering, a 96.16% beneficial interest in our company on a fully diluted basis.

The pro forma financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable under the circumstances, as set forth in the notes to the pro forma financial statements. You should read the following information together with the information contained under the captions “Risk Factors” and “Plan of Operations,” the Company’s audited balance sheet and the notes thereto, and the Laumeier properties’ statements of revenues and certain expenses and the notes thereto, each as included in this offering circular.

F-2

1st stREIT Office Inc.
Unaudited Pro Forma Condensed Statements of Income
For the year ended December 31, 2016

	1st stREIT Office	Laumeier Properties	Pro Forma Adjustments	Notes	Pro Forma Combined
Statements of Income Data:
Minimum rents	—	6,261,354	—		6,261,354
Tenant recoveries and other revenue	—	290,526	—		290,526
Revenue	—	6,551,880	—		6,551,880
Operating costs and expenses:
Real estate	—	902,780	—		902,780
Property operating	—	2,014,969	—		2,014,969
Management fees	—	130,638	—		130,638
Depreciation and amortization	—	2,262,262	—		2,262,262
Total operating costs and expenses	—	5,310,649	—		5,310,649
Operating income	—	1,241,231	—		1,241,231
Other expenses:
Interest and loan costs - actual	—	753,940	(753,940)	(a)	—
Interest and loan costs - pro forma		—	1,133,397	(a)(b)	1,133,397
Total other expenses	—	753,940	379,457		1,133,397
Net Income	—	487,291	(379,457)		107,834

F-3

1st stREIT Office Inc.
Unaudited Pro Forma Condensed Balance Sheets
As of December 31, 2016

	1st stREIT Office	Laumeier Properties	Pro Forma Adjustments	Notes	Pro Forma Combined
Balance Sheet Data:
Cash, restricted cash, and cash equivalents - actual	1,000	1,172,136	(1,172,136)	(c)	1,000
Cash, restricted cash, and cash equivalents - pro forma	—	—	955,599	(c)	955,599
Real estate	—	24,145,486	—	(d)	24,145,486
Other assets - actual	—	6,262,011	(3,326,418)	(d)(e)	2,935,593
Other assets - pro forma	—	—	555,126	(f)	555,126
Total assets	1,000	31,579,633	(2,987,829)		28,592,804
Notes payable - actual	—	22,911,233	(22,911,233)	(b)	—
Notes payable - pro forma	—	—	24,600,000	(b)	24,600,000
Other liabilities - actual	—	854,797	(759,129)	(d)(e)	95,668
Other liabilities - pro forma	—	—	557,903	(g)	557,903
Total Liabilities	—	23,766,030	1,487,541		25,253,571
Equity:
Shareholder equity	1,000	—	—		1,000
Non-controlling interest - actual	—	7,813,603	(7,813,603)	(h)	—
Non-controlling interest - pro forma	—	—	20,700,000	(h)	20,700,000
Non-controlling interest basis adjustment - pro forma	—	—	(17,361,767)	(d)(h)	(17,361,767)
Total equity	1,000	7,813,603	(4,475,370)		3,339,233
Total liabilities and equity	1,000	31,579,633	(2,987,829)		28,592,804

(a)	Interest and loan costs - actual of the seller entity are removed in the Pro Forma Adjustments in favor of the Interest and loan costs - proforma pursuant to the financing secured by the Company in connection with its acquisition of the Laumeier Properties.
(b)	The Company financed the Laumeier Properties acquisitions with a $24,600,000 for a ten year term at a 4.4% fixed interest rate. Loan costs of $509,971 are amortized over the ten year loan term. The seller's note was retired in the acquisition transaction.
(c)	Cash, restricted cash, and cash equivalents - actual of the seller entity are removed in the Pro Forma Adjustments in favor of the Cash, restricted cash, and cash equivalents - pro forma pursuant to the balances held by the Company concurrent with its acquisition of the Laumeier Properties.
(d)	Management believes that the proposed acquisition of the Laumeier Properties is considered a transaction between entities under common control per ASC 805-50-15-5 through 805-50-15-68. As such, assets and liabilities acquired are recorded at book value per the seller. In January of 2017, the FASB issued ASU No. 2017-01 (see New Accounting Pronouncements under the Critical Accounting Policies section of the Form 1-A). Management is evaluating ASU No. 2017-01 as it relates to the treatment of the Laumeier Properties transaction and whether early adoption is desirable.
(e)	The Other assets - actual and Other liabilities - actual that are not eliminated by Pro Forma Adjustments represent intangible assets and liabilities related to the Laumeier Properties acquired at the seller's cost, net of amortization. These assets and liabilities include in-place leases, above-market leases, and below-market leases.
(f)	The Other assets - proforma consist primarily of $509,971 of loan costs (to be amortized over the ten year loan term) as well as other prepaid items and receivables related to the Laumeier Properties acquired.
(g)	The Other liabilities - proforma consist of accrual property taxes and tenant security deposits related to the Laumeier Properties acquired.
(h)	Represents the transfer of ownership from the seller to Operating Partnership unit holders who received Operating Partnership units in connection with the acquisition of the Laumeier Properties.

F-4

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF 1st stREIT OFFICE INC.

Independent Auditor’s Report	F-6

Consolidated Balance Sheets as of December 31, 2017 (audited) and December 31, 2016 (audited)	F-7

Consolidated Statements of Operations for the Year Ended December 31, 2017 (audited) and for the Period November 9, 2016 (inception) through December 31, 2016 (audited)	F-8

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2017 (audited) and for the Period November 9, 2016 (inception) through December 31, 2016 (audited)	F-9

Consolidated Statements of Cash Flows for the Year Ended December 31, 2017 (audited) and for the Period November 9, 2016 (inception) through December 31, 2016 (audited)	F-10 to F-11

Notes to Consolidated Financial Statements	F-12 to F-27

F-5

Independent Auditor’s Report

Board of Directors

1st stREIT Office Inc.

Los Angeles, California

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of 1st stREIT Office Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2017, and the period from November 9, 2016, through December 31, 2016, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st stREIT Office Inc. and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the year ended December 31, 2017, and the period from November 9, 2016, through December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Los Angeles, California

April 16, 2018

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

RSM US LLP is the U.S. member firm of RSM International, a global network of Independent audit, tax, and consulting firms. Visit rsmus.com/aboutus for more information regarding RSM US LLP and RSM International.

F-6

1st stREIT Office Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
Assets
Real estate:
Land	$4,109,646	$4,066,337
Buildings and improvements	25,827,350	25,146,211
Tenant origination and absorption costs	5,996,480	5,827,714
Total real estate	35,933,476	35,040,262
Less: accumulated depreciation and amortization	(9,760,844)	(7,395,940)
Real estate, net	26,172,632	27,644,322

Cash and cash equivalents	2,489,665	1,333,566
Restricted cash	160,173	753,561
Rents and other receivables, net	1,277,339	1,212,383
Other assets, net	75,174	94,852
Above-market leases, net	928	3,156
Hedging instrument, net	-	20,120
Due from affiliate	9,271	4,520
Total assets	$30,185,182	$31,066,480

Liabilities and stockholders' equity
Liabilities:
Secured notes payable, net	$24,133,425	$22,769,766
Accounts payable and accrued expenses	888,517	259,418
Unearned tenant rents	448,433	432,399
Security and investor deposits	190,410	170,460
Below-market leases, net	78,653	95,669
Due to affiliate	430,763	-
Total liabilities	26,170,201	23,727,712

Commitment and contingencies (Note 8)

Stockholders' equity:
Common Stock, $0.01 par value, 900,000,000 shares authorized, 89,845 and 100 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	898	1
Additional paid-in capital	872,848	999
Cumulative distributions and net loss	(730,457)	-
Noncontrolling interests	3,871,692	7,337,768
Total stockholders' equity	4,014,981	7,338,768
Total liabilities and stockholders' equity	$30,185,182	$31,066,480

(See accompanying notes to the consolidated financial statements)

F-7

1st stREIT Office Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31, 2017	For the Period November 9, 2016 (inception) through December 31, 2016
Revenue:
Rental income	$6,574,325	$867,523
Tenant reimbursements	412,376	40,405
Other income	79,213	25,330
Total revenue	7,065,914	933,258

Expenses:
Operations and maintenance	1,473,306	206,954
Real estate taxes and insurance	1,101,834	126,473
Property management fees	194,004	42,183
General and administrative	550,549	12,509
Asset management fees to affiliate	231,181	4,059
Depreciation and amortization	2,366,617	366,555
Interest expense, net	1,344,671	101,270
Total expenses	7,262,162	860,003

Other income (expenses):
Unrealized (loss)/gain on hedging instrument	(16,620)	11,804
Total other income (expenses), net	(16,620)	11,804

Net (loss) income	(212,868)	85,059

Less: Income attributable to noncontrolling interests	(493,253)	(85,059)

Net loss attributable to 1st stREIT Office Inc.	$(706,121)	$-

Basic and diluted loss per share of Common Stock	$(39.68)	$-

Weighted average shares of Common Stock outstanding – basic and diluted	17,795	-

(See accompanying notes to the consolidated financial statements)

F-8

1st stREIT Office Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity

For the Year Ended December 31, 2017 and for the Period November 9, 2016 (inception) through December 31, 2016

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Cumulative Distributions and Net Loss	Noncontrolling Interests	Total
Balance at November 9, 2016	-	$-	$-	$-	$7,352,709	$7,352,709
Proceeds from issuance of Common Stock	100	1	999	-	-	1,000
Distributions to noncontrolling interests	-	-	-	-	(100,000)	(100,000)
Net income attributable to noncontrolling interests	-	-	-	-	85,059	85,059
Balance at December 31, 2016	100	1	999	-	7,337,768	7,338,768
Proceeds from issuance of Common Stock	89,745	897	896,553	-	-	897,450
Offering costs	-	-	(24,704)	-	-	(24,704)
Contributions from noncontrolling interests	-	-	-	-	20,729,938	20,729,938
Distributions to noncontrolling interests	-	-	-	-	(24,611,666)	(24,611,666)
Distributions of net assets to noncontrolling interests	-	-	-	-	(77,601)	(77,601)
Dividends declared on Common Stock	-	-	-	(24,336)	-	(24,336)
Net loss	-	-	-	(706,121)	-	(706,121)
Net income attributable to noncontrolling interests	-	-	-	-	493,253	493,253
Balance at December 31, 2017	89,845	$898	$872,848	$(730,457)	$3,871,692	$4,014,981

(See accompanying notes to the consolidated financial statements)

F-9

1st stREIT Office Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31, 2017	For the Period November 9, 2016 (inception) through December 31, 2016
Cash flows from operating activities:
Net (loss) income	$(212,868)	$85,059
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Unrealized loss/(gain) on hedging instrument	16,620	(11,804)
Straight-line rents	(67,635)	-
Depreciation	1,775,661	264,807
Amortization of in-place leases	478,310	88,324
Amortization of leasing commissions and legal costs	112,646	13,424
Amortization of above-market rents included in rental income	2,228	323
Amortization of below-market rents included in rental income	(17,016)	(3,853)
Amortization of deferred loan fees included in interest expense	170,511	10,606
Changes in net assets and liabilities:
Rents and other receivables, net	(13,917)	49,357
Other assets, net	(57,167)	10,563
Due from affiliate	(6,298)	-
Accounts payable and accrued expenses	124,708	(847,051)
Unearned tenant rents	16,034	-
Security deposits	(15,000)	(12,581)
Due to affiliate	418,103	-
Net cash provided by (used in) operating activities	2,724,920	(352,826)

Cash flows from investing activities:
Additions to real estate investments	(740,844)	(278,881)
Payment of leasing costs	(168,766)	(8,937)
Net cash (used in) investing activities	(909,610)	(287,818)

Cash flows from financing activities:
Proceeds from secured notes payable	24,600,000	-
Principal repayments of secured notes payable	(22,911,233)	(60,949)
Proceeds from unsecured affiliate note payable	20,700,000	-
Principal repayments of unsecured affiliate note payable	(20,700,000)	-
Proceeds from prospective investors	34,950	-
Proceeds from issuance of Common Stock	897,450	1,000
Payments of stock offering costs	(12,044)	-
Dividends paid on Common Stock	(1,875)	-
Contributions from noncontrolling interests	20,729,938	-
Distributions to noncontrolling interests	(24,094,166)	(100,000)
Payments of deferred financing cost	(495,619)	-
Net cash (used in) financing activities	(1,252,599)	(159,949)

Net increase (decrease) in cash, cash equivalents and restricted cash	562,711	(800,593)
Cash, cash equivalents and restricted cash at beginning of period	2,087,127	2,887,720
Cash, cash equivalents and restricted cash at end of period	$2,649,838	$2,087,127

Cash and cash equivalents	$2,489,665	$1,333,566
Restricted cash	160,173	753,561
Total cash, cash equivalents and restricted cash	$2,649,838	$2,087,127

(See accompanying notes to the consolidated financial statements)

F-10

1st stREIT Office Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Continued)

	Year Ended December 31, 2017	For the Period November 9, 2016 (inception) through December 31, 2016

Supplemental disclosure of cash flow information
Cash paid for interest	$946,321	$90,664
Cash paid for prepayment premium included in interest expense	$227,839	$-

Supplemental disclosure of noncash investment and financing activities:
Additions to real estate investments included in accounts payable and accrued expenses	$130,320	$-
Distributions to noncontrolling interest included in accounts payable and accrued expenses	$517,500	$-
Dividends declared on Common Stock included in accounts payable and accrued expenses	$22,461	$-
Common Stock offering costs included in accounts payable and accrued expenses	$12,660	$-
Accounts payable and accrued expenses included in additions to real estate investments	$-	$33,165

Net assets distributed from Sponsor Affiliate Entities to noncontrolling interests
Rents and other receivables, net	$16,596	$-
Due from affiliates	1,547	-
Hedging instrument, net	3,500	-
Other assets, net	75,132	-
Accounts payable and accrued expenses	(19,174)	-
	$77,601	$-

(See accompanying notes to the consolidated financial statements)

F-11

1st stREIT Office Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017

1.	Organization and Nature of Business

Formation

1st stREIT Office Inc., a Maryland corporation, was formed on November 9, 2016 (inception) pursuant to its Charter. The Company intends to elect to be taxed as a real estate investment trust (“REIT”) for the year ending December 31, 2017. The Company’s Charter authorizes the issuance of 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as shares of common stock, $0.01 par value per share, (“Common Stock”) and 100,000,000 shares designated as preferred stock (“Preferred Stock”). As of December 31, 2017, the Company had not issued any Preferred Stock.

The Company is offering a maximum of up to $50 million in shares of its Common Stock on a “best efforts maximum” basis. As of December 31, 2017, the Company is selling its Common Stock directly to investors at a purchase price of $10.00 per share. The minimum investment in shares of Common Stock is $1,000.

The Company was organized primarily to originate, invest in and manage a portfolio of primarily office properties. The Company may also invest, to a limited extent, in real estate-related assets, including (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, commercial mortgage-backed securities and debt securities issued by other real estate companies, (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities and (4) commercial property types other than office properties.

The Company will hold its investments through 1st stREIT Office Operating Partnership LP (the “Operating Partnership”) and the Operating Partnership’s special purpose wholly-owned limited liability companies, some of which may have rights to receive preferred economic returns. The Operating Partnership was formed on February 22, 2017 whereby the Company was the sole general partner of, and at such time owned a 99.0% partnership interest in the Operating Partnership. A wholly owned subsidiary of the Company, 1st stREIT Office Limited Partner LLC (the “Initial LP”) formed on February 22, 2017, owned the remaining 1.0% interest in the Operating Partnership as its initial limited partner.

The business affairs of the Company are managed by or under the direction of the Company’s Board of Directors. Subject to certain restrictions and limitations, SW Manager, LLC, an affiliate of the Company, was engaged by the Board of Directors to manage the Company pursuant to a management agreement effective June 22, 2017. The Manager is wholly owned by the Company’s sponsor, Tryperion Partners, LLC (the “Sponsor”) which provides asset management, marketing, investor relations and other administrative services on the Company’s behalf. through a support agreement between the Manager and the Sponsor, wherein the Sponsor provides the Manager with the personnel, services and resources necessary for the Manager to perform its obligations and responsibilities under the Management Agreement. On December 13, 2016, the Company issued 100 shares of Common Stock for $1,000 in a private placement to the Sponsor.

Laumeier Transaction

On April 13, 2017, management formed three special purpose entities wholly owned by the Operating Partnership (“1SO Laumeier I LLC”, “1SO Laumeier II LLC” and “1SO Laumeier IV LLC” collectively referred to as “Laumeier Entities”).

On May 30, 2017, an unsecured affiliate note payable (“Affiliate Note Payable”) was issued by the Sponsor to the Operating Partnership in the amount of $20,700,000.

On May 31, 2017 (the “Transaction Date”), the Laumeier Entities each respectively purchased three office properties (“Laumeier I”, “Laumeier II” and “Laumeier IV” collectively referred to as the “Laumeier Properties”) located in St. Louis, Missouri from three affiliate investment entities (“TREF I Laumeier I LLC”, “TREF I Laumeier II LLC” and “TREF I Laumeier IV LLC” collectively referred to as “Sponsor Affiliate Entities”). The Sponsor Affiliate Entities were managed by an affiliate of the Sponsor, Tryperion RE Fund I Manager, LLC (“Former Manager”).

F-12

On June 22, 2017, certain investors of the Sponsor Affiliate Entities (“Reinvesting OP Partners” and, together with the the Initial LP, collectively, the “Limited Partners”) reinvested their sale proceeds received from the sale of the Laumeier Properties by purchasing limited partnership interests (“OP Units”) in the Operating Partnership. Proceeds raised from the Reinvesting OP Partners were used to fully retire the Affiliate Note Payable on June 22, 2017.

As of December 31, 2017, the Company has made cash distributions to non-controlling interests in the amount of $24,094,166 of which, $23,525,625 relates to cash distributions made by the Sponsor Affiliate Entities to their members, and the remaining $568,541 represents cash distributions to the partners from the Operating Partnership’s operations subsequent to the Company’s acquisition of the Laumeier Properties. Additionally, the Company has made non-cash distributions to non-controlling interests in the amount of $77,601 made by the Sponsor Affiliate Entities to their members. As of December 31, 2017, $517,500 of distributions to non-controlling interests are included in accounts payable and accrued expenses.

As of December 31, 2017, the Company has raised approximately $823,450 in capital (not including the $75,000 in private placements to our Sponsor, Tryperion Partners, LLC). As of December 31, 2017, the Company owns 89,845 OP Units, and the total number of outstanding OP Units was 2,159,845 giving the Company an effective ownership interest of 4.16% in the Operating Partnership. As the Company raises capital, additional OP Units will be issued to the Company.

Offering and Filings

On June 30, 2017, the Form 1-A was filed with the Securities and Exchange Commission (the “SEC”) with respect to a public offering (the “Offering”) of up to $50 million in Common Stock. The SEC declared the Offering to be qualified on September 13, 2017.

The Company plans on issuing up to 5,000,000 shares of Common Stock in the Offering in addition to the 7,500 shares of Common Stock previously issued in private placements to the Sponsor at a price per share of $10.00. The Board of Directors may increase the number of authorized shares of capital stock without stockholder approval.

As of December 31, 2017, the date of the issuance of these consolidated financial statements, the Company has not established any taxable REIT subsidiary (“TRS”) or qualified REIT subsidiary (“QRS”), though it may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on the Company’s status as a REIT.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

GAAP requires transfers of property under common control to be presented as of the earliest period presented. It was determined that the Laumeier Properties were under common control for the period November 9, 2016 (inception) through the Transaction Date thus the Laumeier transaction was recorded as a change in reporting entity (rather than a sale of the Laumeier Properties and purchase of OP Units). These consolidated financial statements reflect the inherited net assets and results of operations from the Sponsor Affiliate Entities as of November 9, 2016 and for the period November 9, 2016 (inception) through the Transaction Date.

GAAP requires any subsidiaries or affiliates under common control to be consolidated. The consolidated financial statements of the Company also include the Initial LP, the Operating Partnership and its wholly owned subsidiaries. The Operating Partnership is a variable interest entity whereby the management has determined the Company as the primary beneficiary of that entity’s operations.

All significant intercompany balances and transactions are eliminated in consolidation. Management of the Company believes all the necessary adjustments have been made to the statements of operations in order to make these financial statements not misleading.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash and cash equivalents balance may exceed federally insurable limits. The Company intends to mitigate this risk by depositing funds with major financial institutions; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets.

F-13

Restricted Cash

Restricted cash is comprised of funds which are held by the lender as required per terms of the lending agreement.

Diversification and Credit Risk

The investments of the Company are concentrated in three office properties in St. Louis, Missouri. Accordingly, the investments may be subject to more rapid changes in value than would be the case if the assets of the Company were widely diversified among investments or industry sectors. Furthermore, investments in real estate are concentrated in terms of region and investment type. This lack of diversification exposes the Company to potential losses and unforeseen economic conditions that could have an adverse effect on its operations.

Management generally does not require collateral or other security from tenants, other than security deposits or letters of credit. However, since concentration of rental revenue from certain tenants exists, the inability of those tenants to make their payments could have an adverse effect on the Company.

Real Estate

Real Estate Acquisition Valuations

In accordance with ASC 805 – Business Combinations, the Company records acquisitions that meet the definition of a business as a business combination. If the acquisition does not meet the definition of a business, the Company records the acquisition as an asset acquisition. Under a business combination, all assets acquired and liabilities assumed are measured based on their acquisition-date fair values. Under asset acquisitions the costs of the assets acquired are allocated in proportion to their relative fair values on the date of acquisition. Transaction costs that are related to a business combination are charged to expense as incurred. Transaction costs that are related to an asset acquisition are capitalized as incurred.

The Company assesses the acquisition date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers, generally utilizing a discounted cash flow analysis that applies appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

The Company records above-market, below-market and in-place lease values for acquired properties based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable term of above-market in-place leases and for the initial term plus any extended term for any leases with below-market renewal options. The Company amortizes any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining noncancelable terms of the respective lease, including any below-market renewal periods.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease up periods.

The Company amortizes the value of tenant origination and absorption costs, which includes lease commissions, legal costs and in-place leases, to depreciation and amortization expense over the remaining noncancelable term of the respective lease.

F-14

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions would result in an incorrect valuation of the Company’s acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of the Company’s net income (loss).

Depreciation and Amortization

Real estate costs related to the acquisition and improvement of properties are capitalized and amortized over the expected useful life of the asset on a straight-line basis. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset and are expensed as incurred. Significant replacements and betterments are capitalized. The Company’s policy is to depreciate its assets over their estimated useful lives which generally are as follows:

Buildings	15 – 25 years
Building improvements	10 – 20 years
Land improvements	5 years
Tenant improvements	Remaining contractual lease term with consideration as to above- and below-market extension options for above- and below-market lease intangibles

Impairment of Real Estate and Related Intangible Assets and Liabilities

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of and eventual disposition of the property. If, based on the analysis, the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment charge to the extent the carrying value exceeds the estimated fair value of the asset. For the year ended December 31, 2017, and period from November 9, 2016 through December 31, 2016, the Company did not record any impairment charges related to its real estate investments.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured and record amounts expected to be received in later years as deferred rent receivable, which is included in rents and other receivables on the consolidated balance sheets. If the lease provides for tenant improvements, management determines whether the tenant improvements, for accounting purposes, are owned by the tenant or by the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that a tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

☐	whether the lease stipulates how a tenant improvement allowance may be spent;

☐	whether the amount of a tenant improvement allowance is in excess of market rates;

☐	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

☐	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

☐	whether the tenant improvements are expected to have any residual value at the end of the lease.

The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

F-15

Rents and Other Receivables

Rents and other receivables consists of tenant receivables and straight-line rent. As of December 31, 2017, and December 31, 2016, straight-line rent was $1,259,381 and $1,191,746, respectively. Accounts receivable are reported net of an allowance for doubtful accounts. Management’s estimate of the allowance is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that management’s estimate of the allowance will change. As of December 31, 2017, and December 31, 2016, management estimated that no allowance is required.

Other Assets

Other assets consist of prepaid expenses, utility deposits and furniture. Furniture is recorded at cost and is depreciated over an estimated useful life of seven years. In July 2015, Laumeier II purchased $12,000 in furniture. As of December 31, 2017, accumulated depreciation for furniture was $4,266. For the year ended December 31, 2017, the depreciation expense for furniture was $1,713.

Deferred Financing Costs

Deferred financing costs represent loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt liability. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Hedging Instruments

The Company is exposed to fluctuations in interest rates that can affect its cost of financing, and at times, addresses this risk by entering into interest rate protection agreements. Interest rate swaps and caps are carried on the consolidated balance sheets as an asset or liability at fair value, with corresponding changes in fair value recognized to unrealized gain (loss) on hedging instruments.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company may be required to measure other non-financial and financial assets and liabilities at fair value on a non-recurring basis. Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

☐	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

☐	Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

☐	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from independent third-party sources to determine fair value and classifies such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach.

F-16

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ended December 31, 2017. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Even if the Company qualifies as a REIT for U.S. federal income tax purposes, the Company may be subject to some U.S. federal, state and local taxes on its income and property, as well as U.S. federal excise taxes on undistributed income. To the extent the Company is required to pay U.S. federal, state or local taxes due to the existing laws or changes to them, it will have less cash available for distribution to its stockholders.

On December 22, 2017, H.R. 1, commonly referred to as the Tax Cuts and Jobs Act, was signed into law making significant changes to the Internal Revenue Code of 1986. While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on the Company or its stockholders. As a result of the changes to U.S. federal laws implemented by the Tax Cuts and Jobs Act, the Company’s taxable income and the amount of distributions to the Company’s stockholders required to maintain REIT status, and the Company’s relative tax advantage as a REIT, may change.

As of December 31, 2017, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. Neither the Company nor its subsidiaries has been assessed interest or penalties by any major tax jurisdictions. The Company’s evaluations were performed for the tax years ended December 31, 2016. As of December 31, 2017, the return for calendar year 2016 remains subject to examination by major tax jurisdictions.

Distribution Policy

The Company intends, although is not legally obligated, to make regular quarterly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of the Company’s Board of Directors, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code.

The following table list the dividends declared and paid on our shares of Common Stock for the years ended December 31, 2017. The source of the capital for all distributions as of December 31, 2017 was 100% from cash flow from operations.

	Total	Amount per
Period	Amount	Share/Unit	Period Covered	Dividend Paid Date
Second Quarter 2017	$2	$0.25	April 1, 2017 to June 30, 2017	June 30, 2017
Third Quarter 2017	$1,875	$0.25	July 1, 2017 to September 30, 2017	September 29, 2017
Fourth Quarter 2017	$22,461	$0.25	October 1, 2017 to December 31, 2017	January 10, 2018

F-17

Dividends that stockholders receive, and which are not designated by the Company as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of a stockholder’s distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of a stockholder’s investment (and potentially result in taxable gain upon a stockholder’s sale of the stock). Dividends that constitute a return of capital, in effect, defer a portion of a stockholder’s tax until their investment is sold or the Company is liquidated, at which time the stockholder will be taxed at capital gains rates. See the Offering Circular, which can be found here, under the headings “U.S. Federal Income Tax Considerations—Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Dividends” for an additional discussion of these rules. However, because each investor’s tax considerations are different, shareholders should also consult with their tax advisors.

Dilution

The Company’s Board of Directors may elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of the Company’s capital stock. To the extent the Company issues additional equity interests depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of the Company’s real estate investments, stockholders may also experience dilution in the book value and fair value of their shares and in the earnings and dividends per share.

Redeemable Common Stock

The Company has adopted a stockholder redemption plan whereby, subject to certain restrictions and limitations, on a quarterly basis, stockholders may be provided the opportunity to have their shares of Common Stock redeemed by the Company. No shares can be redeemed under the stockholder redemption plan until after the first anniversary of the date of purchase of such shares by the applicable stockholder.

The purchase price for shares redeemed is based on the Company’s net asset value (“NAV”), as identified under the stockholder redemption plan, and will be as follows:

Holding Period from Date of Purchase	Redemption Price
Less than 1 year	No redemption allowed
1 year until 2 years	90.0% of NAV
2 years until 3 years	92.5% of NAV
3 years until 4 years	95.0% of NAV
4 years until 5 years	97.5% of NAV
5 years or more	100% of NAV
In the event of a stockholder’s death or complete disability	100% of NAV

In addition, the redemption price will be reduced by the aggregate sum of distributions, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the redemption date.

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption request is made.

The Company cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that the Company does not have sufficient funds available to redeem all of the shares of Common Stock for which redemption requests have been submitted in any quarter, the Company intends to redeem shares of Common Stock on a pro rata basis on the redemption date. In addition, if the Company redeems less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, stockholders can: (i) withdraw their requests for redemption; or (ii) ask that the Company honor the request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis along with any new requests received in that future quarter. For stockholders who hold shares of Common Stock with more than one record date, redemption requests will be applied to such shares in the order in which they were purchased, on a first in first out basis.

The Company is not obligated to redeem shares of Common Stock under the redemption plan. The Company presently intends to limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of shares of Common Stock outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year).

The Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, to protect Company operations and remaining stockholders, to prevent an undue burden on Company liquidity, to preserve the Company’s status as a REIT, following any material decrease in the Company’s NAV, or for any other reason. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the Company’s status as a REIT.

F-18

Related Party Transactions

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Sponsor on behalf of the Company. The Company and its stockholders, and not the Reinvesting OP Partners, anticipate reimbursing the Sponsor for organization and offering costs paid on behalf of the Company in an amount not to exceed 3% of the Common Stock value sold by the Company to the public in the Offering, which could equal up to approximately $1,500,000 if the maximum amount of Common Stock is sold. The Sponsor will be required to pay or otherwise bear any organization and offering expenses that exceed 3% of the Common Stock value sold by the Company to the public in the Offering. An affiliate of the Sponsor, SW Office I LTIP, LLC (“LTIP Office I”) will be entitled to receive Long Term Incentive Plan Units (“LTIP Units”) in the Operating Partnership with respect to any of such 3% that is not used to pay Company organization and offering expenses following the termination of the Offering. These LTIP Units are to be issued at the greater of (i) $10.00 per unit or (ii) the sum of the Company’s net asset value, divided by the number of shares of Common Stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share).

When recorded by the Company, organization and offering costs will be charged to stockholder equity as such amounts are reimbursed to the Sponsor from the gross proceeds of the Offering.

Asset Management Fees

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company pays the Manager a quarterly asset management fee at an annualized rate of 2.00%, which, until one year after the commencement of the Offering, will be based on (i) the Company’s gross proceeds, as defined in the Management Agreement, as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of units to the limited partners of the Operating Partnership (other than the Company and its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus), (iii) and earnings (loss) through the end of such fiscal quarter, minus (iv) any distributions paid through the end of such fiscal quarter; and thereafter will be based on the Company’s NAV at the end of each prior quarter.

As compensation for asset management services, the Former Manager received a monthly asset management fee equal to 0.5% of the total amount of Gross Receipts (as defined in the property management agreements of the Laumeier Properties). (See Note 16).

Segments

The Company invests in multi-tenant income-producing office properties. The Company’s real estate properties are expected to exhibit similar long-term financial performance and have similar economic characteristics to each other. As of December 31, 2017, and December 31, 2016, the Company aggregated its investments in real estate into one reportable segment.

Per Share Data

Basic net income (loss) per share of Common Stock is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of Common Stock outstanding for the period. Diluted net income (loss) per share of Common Stock is computed by dividing net income (loss) attributable to common stockholders by the sum of the weighted average number of shares of Common Stock outstanding and any potential dilutive shares for the period. Diluted earnings per share of Common Stock equals basic earnings per share of Common Stock as there were no potentially dilutive shares outstanding for the year ended December 31, 2017 and for the period November 9, 2016 (inception) through December 31, 2016.

Square Footage, Occupancy and Other Measures

Square footage, occupancy and other measures used to describe real estate investments included in the Notes to Consolidated Financial Statements are presented on an unaudited basis.

F-19

Recent Accounting Pronouncements

Consistent with the treatment for emerging growth companies under the Jumpstart Our Business Startups (JOBS) Act, the Company has elected to delay the implementation of new accounting standards to the extent such standards provide for delayed implementation by non-public business entities.

New Accounting Standards Issued and Adopted

In November 2016, the FASB issued Accounting Standards Updated 2016-18 (“ASU 2016-18”), Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. Management elected as permitted by the standard, to early adopt ASU 2016-18 retrospectively as of January 1, 2017 and has applied it to all periods presented herein.

New Accounting Standards Issued and Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.  ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification.  ASU 2014-09 does not apply to lease contracts within the scope of Leases (Topic 840).  ASU 2014-09 was to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, and is to be applied retrospectively, with early application not permitted. Management is currently assessing the impact of this update on the presentation of these financial statements.

In February 2016, the FASB issued Accounting Standards Update 2016-02 (“ASU 2016-02”), Leases, which changes the accounting for leases for both lessors and lessees. The guidance requires lessees to recognize right-of-use assets and lease liabilities for virtually all their leases, including leases embedded in other contractual arrangements, among other changes. The guidance will be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2018, with early adoption permitted. Management is currently assessing the impact of this update on the presentation of these financial statements.

In August 2016, the FASB issued Accounting Standards Updated 2016-15 (“ASU 2016-15”), Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which provides guidance on the presentation and classification in the statement of cash flows for specific cash receipt and payment transactions, including debt prepayment or extinguishment costs, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims and corporate owned life insurance policies, and distribution received from equity method investees. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. Management is currently assessing the impact of this update on the presentation of these financial statements.

In January 2017, the FASB issued Accounting Standards Update 2017-01 (“ASU 2017-01”), Business Combinations, which clarifies the definition of a business, particularly when evaluating whether transactions should be accounted for as acquisitions or dispositions of assets or businesses. The first part of the guidance provides a screen to determine when a set is not a business; the second part of the guidance provides a framework to evaluate whether both an input and a substantive process are present. The guidance will be effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2017. Early adoption is permitted for transactions that have not been reported in issued financials statements. Management is currently assessing the impact of this update on the presentation of these financial statements.

3.	Real Estate

Investments

As of December 31, 2017, the Company’s real estate portfolio consisted of three adjacent office properties in the state of Missouri. The following table provides summary information regarding the Company’s real estate as of December 31, 2017:

F-20

Property	Location	Date Acquired[1]	Property Type	Land, Buildings and Improvements	Tenant Origination and Absorption Costs	Accumulated Depreciation and Amortization	Total Investment in Real Estate Property, Net
1SO Laumeier I LLC	St. Louis, MO	11/18/2013	Office	$14,046,406	$2,736,348	$(3,792,636)	$12,990,118
1SO Laumeier II LLC	St. Louis, MO	11/18/2013	Office	10,965,949	1,939,949	(3,451,560)	9,454,338
1SO Laumeier IV LLC	St. Louis, MO	11/18/2013	Office	4,924,641	1,320,183	(2,516,648)	3,728,176
				$29,936,996	$5,996,480	$(9,760,844)	$26,172,632

1 The acquisition date represents the date the Laumeier Properties were acquired by the Sponsor Affiliate Entities. See Note 2 above for discussion of presentation of assets transferred under common control and Schedule III for summary of activity.

Revenue Concentration

As of December 31, 2017, the Company’s highest tenant concentration (greater than 10% of annualized base rent) was as follows:

		Effective	Percentage of
		Annualized	Annualized
Tenant	Property	Base Rent	Base Rent
Panera, LLC	1SO Laumeier I LLC	$2,795,282	42.0%
New Balance Athletic Shoes, Inc.	1SO Laumeier II LLC	933,825	14.0%

As of December 31, 2017, no other tenants accounted for more than 10% of annualized rents.

For the year ended December 31, 2017, the Company’s highest tenant concentration (greater than 10% of total revenue) was as follows:

		Tenant	Percentage of
Tenant	Property	Revenue[2]	Total Revenue
Panera, LLC	1SO Laumeier I LLC	$2,795,282	43.06%
New Balance Athletic Shoes, Inc.	1SO Laumeier II LLC	922,158	14.20%

2 Tenant Revenue defined as yearly rental income, excludes tenant reimbursements and other income.

As of December 31, 2017, the future minimum contractual rental income from the Company’s real estate investments under its noncancelable operating leases was as follows:

2018	$6,624,842
2019	6,562,899
2020	6,198,497
2021	6,476,983
2022	5,507,235
Thereafter	6,065,904
$37,436,360

F-21

Intangibles

As of December 31, 2017, the Company’s intangibles were as follows:

	Tenant Origination and Absorption Costs	Above-market lease intangibles	Below-market lease intangibles
Cost	$5,996,480	$10,106	$(178,466)
Accumulated amortization	(2,890,444)	(9,178)	99,813
Net amount	$3,106,036	$928	$(78,653)

Increases (decreases) in net income (loss) as a result of amortization of the Company’s tenant origination and absorption costs, above-market and below-market lease intangibles for the year ended December 31, 2017 were as follows:

	Tenant Origination and Absorption Costs	Above-market lease intangibles	Below-market lease intangibles
Amortization	$(590,957)	$(2,228)	$17,016

The remaining unamortized balance of these outstanding intangible assets and liabilities as of December 31, 2017 is estimated to be amortized for years ending December 31 as follows:

	Tenant Origination and Absorption Costs	Above-market lease intangibles	Below-market lease intangibles
2018	$(589,672)	$(928)	$12,417
2019	(566,615)	-	12,417
2020	(536,318)	-	12,417
2021	(493,627)	-	12,417
2022	(418,854)	-	12,417
Thereafter	(500,950)	-	16,568
	$(3,106,036)	$(928)	$78,653

F-22

4.	Debt

Secured Note Payable – Wells Fargo Bank, NA

The Sponsor Affiliate Entities acquired the three buildings that comprise the Laumeier Properties as part of a four-building portfolio acquisition on November 18, 2013.  The Sponsor Affiliate Entities financed the four-building portfolio acquisition with a $33,000,000 secured promissory note (“Wells Note Payable”) from Wells Fargo Bank, NA (“Wells Lender”). The Wells Note Payable amortized over a 30-year period and bore interest at one-month LIBOR Rate plus 2.10% per annum, which was computed based on a 360-day year and the actual days elapsed in the accrual period. The Sponsor Affiliate Entities also purchased an interest rate protection agreement for $758,610 which capped the variable rate of the Wells Note Payable at 2%. The Wells Note Payable was repaid in two installments – first with proceeds from the sale of the fourth building to an unrelated party on May 20, 2014, which left the Laumeier Properties as the only remaining collateral under the Wells Note Payable, and second the remaining principal balance was repaid on the Transaction Date in connection with the Company’s acquisition of the Laumeier Properties.

For the year ending December 31, 2017, the Sponsor Affiliate Entities incurred interest expense of $426,432 (including $141,467 of amortized financing costs) for the period from January 1, 2017 to May 30, 2017. Additionally, in accordance with the lending agreement, the Sponsor Affiliate Entities paid a prepayment premium of $227,839 to the Wells Lender, which is included in interest expense on the accompanying statements of operations.

Secured Note Payable – BB&T Real Estate Funding LLC

In order to provide permanent refinancing for the Laumeier Properties, the Laumeier Entities obtained a $24,600,000 secured promissory note (“BB&T Note Payable”) from BB&T Real Estate Funding LLC (“BB&T Lender”) on May 31, 2017. The BB&T Note Payable is secured by non-recourse deeds of trust, security instrument with assignments of rents and fixtures, and first priority lien interests on the encumbered properties. Interest-only monthly payments of $90,200 are due until July 1, 2019. Thereafter, monthly payments of principal and interest of $135,342 are due until June 1, 2027 (the “Maturity Date”). Any unpaid interest and principal are due at the Maturity Date. The Laumeier Entities may conditionally prepay the BB&T Note Payable in full or in part prior to the Maturity Date (subject to certain provisions in the lending agreement). The note further requires that certain monthly escrow deposits be made to the BB&T Lender.

For the year ending December 31, 2017, the Laumeier Entities incurred interest expense of $663,451 (including $29,045 of amortized financing costs) for the period from May 31, 2017 to December 31, 2017.

As of December 31, 2017, the Company’s secured note payable consisted of the following:

Borrower(s)	Lender	Principal Balance	Unamortized Deferred Financing Costs	Total	Interest Rate	Maturity Date
Laumeier Entities	BB&T Real Estate Funding LLC	$24,600,000	$(466,575)	$24,133,425	4.40%	June 1, 2027

The summarized future principal repayments of the Company’s secured note payable as of December 31, 2017 is estimated to be as follows for the years ending December 31:

Secured Notes Payable
2018	$-
2019	261,248
2020	546,552
2021	574,522
2022	600,682
Thereafter	22,616,996
Total principal	24,600,000
Deferred financing costs, net	(466,575)
Total	$24,133,425

Unsecured Note Payable - Affiliate

The Affiliate Note Payable bore interest at the one-month LIBOR plus 0.85% per annum, calculated on a 365-day year, compounded monthly. For the year ending December 31, 2017, the Operating Partnership incurred interest expense of $26,949. (See Note 1).

F-23

5.	Fair Value Disclosures

The fair value for certain financial instruments is derived using valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Company’s financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transactions will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Company evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

Cash and cash equivalents, restricted cash, rents and other receivables, due from affiliates, prepaid expenses, deposits and other assets, accounts payable, accrued expenses, unearned tenant rents and security deposits: these balances approximate their fair values due to the short maturities of these items.

Derivative instruments: The Company’s derivative instruments are presented at fair value in the accompanying consolidated balance sheets. The valuation of these instruments is determined using a proprietary model that utilizes observable inputs. As such, the Company classifies these inputs as Level 2 inputs. The proprietary model uses the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and volatility. The fair values of interest rate swaps are estimated using the market standard methodology of netting the discounted fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of interest rates (forward curves) derived from observable market interest rate curves. In addition, credit valuation adjustments, which consider the impact of any credit risks to the contracts, are incorporated in the fair values to account for potential nonperformance risk.

Secured notes payable:  The fair value of the Company’s mortgage notes payable is estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 2 inputs. As of December 31, 2017, the Company believes the carrying value of the BB&T Note Payable was representative of fair value.

6.	Related Party Transactions

As of December 31, 2017, approximately $1,216,796 in organization and offering costs have been incurred by the Sponsor, of which $24,704 in organization and offering costs have been allocated to the Company and recorded in the consolidated statement of stockholders’ equity. As of December 31, 2017, $12,660 in organization and offering costs reimbursable to Sponsor remained unpaid.

As of December 31, 2017, approximately $276,543 in reimbursable management costs have been paid by the Sponsor and incurred by Company. The entire amount remains unpaid to Sponsor as of December 31, 2017 and is included within total expenses in the accompanying consolidated statements of operations.

For the year ending December 31, 2017 the Company incurred asset management fees for the period May 31, 2017 to December 31, 2017 of $216,726 due to the Manager of which $104,941 remained unpaid as of December 31, 2017.

For the year ending December 31, 2017 the Company incurred asset management fees for the period from January 1, 2017 to May 30, 2017 of $11,797 paid to the Former Manager.

F-24

7.	Economic Dependency

The Manager has engaged the Sponsor to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s Common Stock available for issue, as well as other administrative responsibilities for the Company including investor relations. As a result of these relationships, the Manager is dependent upon the Sponsor. In the event that the Sponsor were unable to provide the Manager with the respective services, the Manager would be required to find alternative providers of these services.

8.	Commitments and Contingencies

Property Management and Accounting Arrangements

The Company has property management (“PMA”) and accounting agreements (“PAA”) with various service providers. For property management, the Company pays a property management fee based upon a percentage (“PM Fee Percentage”) of base rents, as defined in the PMA. The PM Fee Percentage was 1.75% for the period November 9, 2016 (inception) through May 30, 2017. The PM Fee percentage was 1.25% for the period May 31, 2017 through December 31, 2017. Additionally, the PMA allows for costs such as salaries, payroll taxes, health insurance, and office supplies to be reimbursed to the property manager. For accounting services, the Company pays a fixed monthly accounting services fee, plus annual variable fees associated with audit and tax preparation.

For the year ending December 31, 2017, the Company incurred property management and reimbursable costs of $194,004 of which $13,157 remains unpaid and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet. Additionally, the Company incurred PAA fees of $170,229 which is included in general and administrative expenses on the accompanying consolidated statements of operations, of which $59,206 remains unpaid and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet.

Operations

The Company’s commitments and contingencies include customary obligations incurred in the normal course of business. In the opinion of management, these matters will not have a material effect on the consolidated financial position, results of operations or cash flows of the Company.

Legal Proceedings

As of the date of the financial statements the Company not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of the Company’s business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, the Company is not aware of any litigation of any significance likely to occur.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on the consolidated financial position or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s real estate, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to its real estate could result in future environmental liabilities.

F-25

9.	Subsequent Events

Events that occur after the consolidated balance sheet date but before the consolidated financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the consolidated balance sheet date are recognized in the accompanying consolidated financial statements. Subsequent events which provide evidence about conditions that existed after the consolidated balance sheets dates require disclosure in the accompanying notes. Management evaluated the activity of the Company through April 16, 2018 (the date the consolidated financial statements were available to be issued) and concluded that the following items should be disclosed as subsequent events:

Additional Share Issuances

As of the date of this Annual Report, the Company has issued after December 31, 2017 an additional 45,065 shares related to the Company’s current offering bringing the total shares issued as of the date of this Annual Report up to 127,410 (not including the 7,500 shares issued in private placements to our Sponsor). As of the date of this Annual Report, the Company owns 134,910 OP Units, and the total number of outstanding OP Units was 2,204,910 giving the Company an effective ownership interest of 6.12% in the Operating Partnership. As the Company raises capital, additional OP Units will be issued to the Company.

Additional Distributions

On March 14, 2018, the Board of Directors declared a regular quarterly cash dividend of $0.25 per share of Common Stock for the period from January 1, 2018 to March 31, 2018. The dividend was paid on April 10, 2018 to stockholders of record as of the close of business on March 25, 2018.  The Company, as general partner of 1st stREIT Office Operating Partnership LP (the “Operating Partnership”), concurrently declared the same distribution per Common Unit of the Operating Partnership. The source of funds for this distribution was 100% from cash flow from operations.

F-26

1st stREIT Office Inc.

Schedule III

Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2017

					Initial Cost to Company				Gross Amounts Carried at Close of Period
							Tenant	Costs			Tenant		Accumulated
			Original				Origination and	Capitalized			Origination and		Depreciation
		Ownership	Year of	Date	Land and	Building and	Absorption	Subsequent to	Land and	Building and	Absorption		and
Property	Location	Percent	Construction	Acquired	Improvements	Improvements	Costs	Acquisition	Improvements	Improvements	Costs	Total	Amortization
lSO Laumeier I LLC	St. Louis, MO	4.16%	1987	11/18/2013	$1,645,918	$11,601,043	$2,736,348	$799,445	$1,662,059	$12,384,347	$2,736,348	$16,782,754	$(3,792,636)
lSO Laumeier II LLC	St. Louis, MO	4.16%	1988	11/18/2013	1,678,190	6,848,185	1,473,626	2,905,897	1,696,845	9,269,104	1,939,949	12,905,898	(3,451,560)
ISO Laumeier IV LLC	St. Louis, MO	4.16%	1987	11/18/2013	742,229	3,139,795	873,804	1,488,996	750,742	4,173,899	1,320,183	6,244,824	(2,516,648)
					$4,066,337	$21,589,023	$5,083,778	$5,194,338	$4,109,646	$25,827,350	$5,996,480	$35,933,476	$(9,760,844)

											2017		2016
Real estate investments:
Balance at beginning of period											$35,040,262		$34,785,609
Improvements and lease costs											893,214		254,653
Balance at end of period											$35,933,476		$35,040,262

Accumulated depreciation and amortization:
Balance at beginning of period											$(7,395,940)		$(7,029,634)
Depreciation and amortization											(2,364,904)		(366,306)
Balance at end of period											$(9,760,844)		$(7,395,940)

Real estate investments, net:											$26,172,632		$27,644,322

F-27

APPENDIX A:
PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Tryperion Partners, LLC, our Sponsor, and its affiliates, collectively referred to herein as the “prior programs”. Our Sponsor engages in the business of investing in and managing commercial real estate investments on behalf of both individual and institutional clients.

Our Sponsor’s prior programs are Tryperion RE Fund I, L.P. (“TREF I”) and Tryperion RE Fund II, LP (“TREF II”). Each of TREF I and TREF II have the goal of seeking “value-add” returns in inefficiently-priced US markets, both on a direct basis and with joint-venture operating partners. Each of TREF I and TREF II have made investments that were geographically diversified across multiple geographic regions and included the following property types: office, retail, industrial, multifamily, hotel and land. All investments were fee interests in properties owned directly or with joint venture partners.

We believe that TREF I and TREF II have investment objectives similar to ours. Like us, TREF I and TREF II were formed to acquire and manage a diversified portfolio of commercial real estate properties and other real estate-related assets with a focus on markets where the Sponsor feels that the risk-return characteristics are favorable. Nevertheless, there are some factors that differentiate us from the prior programs. The risk profile and return objective of each prior program differs from ours. The prior programs sought “value-add” returns in deals requiring a value-add component, while we seek “core-plus” returns in deals that are generally stabilized in nature. In addition, we will seek to utilize lower leverage than our Sponsor used in the prior programs.

This information should be read together with the summary information included in the “Prior Performance Summary” section of the Offering Circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, U.S. federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2017. The following tables are included herein:

Table I —	Experience in Raising and Investing Funds

Table II —	Compensation to Sponsor

Table III —	Operating Results of Prior Programs

Table V —	Sales or Disposals of Properties by Program

Table VI —	Acquisition of Properties by Program

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience of the Sponsor and affiliates in raising and investing funds for prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. Information is provided as to the manner in which the proceeds of the prior programs have been applied. Also set forth is the timing and length of these offerings and the information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2017.

	Tryperion RE	Tryperion RE
	Fund I, L.P.	Fund II, LP

Dollar amount offered	$50,000,000	$50,000,000
Dollar amount raised	50,000,000	50,984,848
Less offering expenses
Selling commissions and discounts retained by affiliates	0	0
Organizational expenses [1]	(33,316)	(162,805)
Other [2]	(802,083)	(384,394)
Reserves	0	0
Percent available for investment	98.3%	98.9%
Acquisition costs [3]
Cash down payment [4]	125,792,272	151,743,178
Prepaid items and fees related to purchase of property [5]	5,664,729	5,384,942
Acquisition fees	0	0
Other [6]	13,030,724	10,429,302
Total Acquisition Cost	144,487,725	167,557,422
Percent leverage (mortgage financing divided by total acquisition cost)	61.7%	61.3%
Date offering began	5/1/2013	10/27/2014
Length of offering (in months)	1 Month	1 Month
Months to invest 90% of amount available for investment (measured from the beginning of offering)	22 Months	32 Months

[1]	Organizational expenses consist of partnership expenses and abandoned pursuit costs paid from partnership committed capital.
[2]	Other offering expenses consist of partnership management fees paid from partnership committed capital.
[3]	Acquisition costs for property investments that are split between Tryperion RE Fund I, L.P. and Tryperion RE Fund II, LP are shown based on percentage ownership of each fund.
[4]	Cash down payment consists of the aggregate of all purchase prices paid for property purchases.
[5]	Prepaid items and fees related to the purchase of property consist of all other capitalized costs (excluding purchase prices) for each property purchase closing.
[6]	Other acquisition costs consist of renovation, leasing, and other capital expenditures incurred, or anticipated to be incurred, after property purchase.

A-2

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II sets forth the compensation paid to Sponsor and affiliates from prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. All figures are as of December 31, 2017.

	Tryperion RE	Tryperion RE
Type of Compensation	Fund I, L.P.	Fund II, LP

Dollar amount offered	$50,000,000	$50,000,000
Dollar amount raised	50,000,000	50,984,848
Amount paid to sponsor from proceeds of offering:
Underwriting fees	0	0
Acquisition fees
— real estate commissions	0	0
— advisory fees [1]	802,083	384,394
— other [2]	33,316	162,805
Other	0	0
Dollar amount of cash generated from operations before deducting payments to sponsor	9,149,144	6,138,979
Amount paid to sponsor from operations:
Property management fees	0	0
Partnership management fees [1]	(3,027,712)	(2,545,642)
Reimbursements [2]	(307,174)	(351,865)
Leasing commissions	0	0
Other [3]	(229,170)	(67,117)
Dollar amount of property sales and refinancing before deducting payments to sponsor
— cash	30,922,934	14,498,666
— notes	0	0
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	0	0
Incentive fees	0	0
Other	0	0

[1]	Consists of partnership management fees and are either (i) paid from partnership committed capital and classified as Acquisition fees — advisory fees, or (ii) paid from operations and classified as Partnership management fees paid to Sponsor from operations.

[2]	Consists of partnership expenses and abandoned pursuit costs and are either (i) paid from partnership committed capital and classified as Acquisition fees — other, or (ii) paid from operations and classified as Reimbursements paid to Sponsor from operations. All partnership expenses and abandoned pursuit costs are either third party expenses or miscellaneous travel or out-of-pocket expenses incurred by Sponsor or its affiliates in connection with abandoned investment opportunities.

[3]	Other payments to Sponsor from operations consist of property management oversight fees paid to an affiliate of Sponsor totaling 0.5% of gross revenue generated from property investments wholly owned by each program without a joint venture operating partner.

A-3

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of Tryperion RE Fund I, L.P., a non-public prior program that commenced operations on May 1, 2013, and that pursues investment objectives similar to ours. Operating results are reported for the partial operating year ending December 31, 2013, calendar year 2014, calendar year 2015, calendar year 2016, and calendar year 2017.

	Tryperion RE Fund I, L.P.
	5/1/13 to	1/1/14 to	1/1/15 to	1/1/16 to	1/1/17 to
	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17

Gross Revenues	$0	$3,293,328	$2,561,768	$2,611,284	$1,992,362
Realized gain (loss) on investments	0	(4,124,549)	0	1,533,954	12,473,980
Unrealized gain (loss) on investments	0	7,581,192	12,970,483	805,993	(6,933,550)
Less: Operating expenses	(606,838)	(1,001,149)	(916,740)	(819,841)	(699,550)
Less: Interest expense	0	0	0	0	0
Less: Depreciation	0	0	0	0	0
Net Income — GAAP basis [1]	(606,838)	5,748,822	14,615,511	4,131,390	6,833,314

Taxable Income [2]
— from operations	136,832	(5,847,133)	(1,918,529)	161,003	N/A
— from gain on sale	0	0	0	2,891,035	N/A

Cash generated from operations	0	1,034,858	1,411,519	1,825,835	1,312,875
Cash generated from sales	0	550,000	0	5,178,954	20,827,934
Cash generated from refinancing	0	1,875,000	2,491,046	0	0
Cash generated from operations, sales and refinancing	0	3,459,858	3,902,566	7,004,789	22,140,809
Less: Cash distributions to investors
— from operating cash flow	0	(1,034,858)	(1,411,519)	(1,825,835)	(1,312,875)
— from sales and refinancing	0	(2,425,000)	(2,491,046)	(5,178,954)	(20,827,934)
— from other	0	0	0	0	0
Cash generated (deficiency) after cash distributions	0	0	0	0	0
Less: Special items (not including sales and refinancing)	0	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	0	0	0	0	0

Tax and Distribution Data Per $1,000 Invested [3]
Federal Income Tax Results:
Ordinary income (loss)
— from operations	5	(137)	(39)	3	N/A
— from recapture	0	0	0	0	N/A
Capital gain (loss)	0	0	0	59	N/A
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	0	24	29	68	280
— Return of capital	0	57	51	74	169
Source (on cash basis)
— Sales	0	13	0	105	422
— Refinancing	0	44	51	0	0
— Operations	0	24	29	37	27
— other	0	0	0	0	0

Amount (in percentage terms) remaining invested in program properties [4]	100.0%	92.6%	93.6%	84.1%	63.1%

[1]	Net Income is in accordance with generally accepted accounting principles (GAAP), with the program considered an investment company following the accounting and reporting guidance to investment companies in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 946, Financial Services - Investment Companies.

[2]	Taxable Income is as recorded on the program partnership tax return for the applicable operating year. 2017 Taxable Income is not yet available.

[3]	Tax and Distribution Data Per $1,000 Invested is calculated based on the cumulative total of invested capital as of each year end.

[4]	Amount (in percentage terms) remaining invested in program properties is the original total acquisition cost of properties retained divided by the original total acquisition cost of all properties in program.

A-4

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the combined operating results of Tryperion RE Fund II, LP, a non-public prior program that commenced operations on October 27, 2014, and that pursues investment objectives similar to ours. Operating results are reported for the partial operating year ending December 31, 2014, calendar year 2015, calendar year 2016, and calendar year 2017.

	Tryperion RE Fund II, LP
	10/27/14 to	1/1/15 to	1/1/16 to	1/1/17 to
	12/31/14	12/31/15	12/31/16	12/31/17

Gross Revenues	$0	$1,539,207	$2,324,802	$2,179,791
Realized gain (loss) on investments	0	0	466,582	4,770,524
Unrealized gain (loss) on investments	0	5,865,963	8,545,979	10,897,942
Less: Operating expenses	0	(1,297,814)	(1,002,924)	(972,797)
Less: Interest expense	0	0	0	0
Less: Depreciation	0	0	0	0
Net Income — GAAP basis [1]	0	6,107,356	10,334,439	16,875,460

Taxable Income [2]
— from operations	74,308	(566,509)	670,994	N/A
— from gain on sale	0	0	0	N/A

Cash generated from operations	0	573,752	1,338,031	1,262,571
Cash generated from sales	0	0	3,906,204	7,590,640
Cash generated from refinancing	0	2,151,822	0	850,000
Cash generated from operations, sales and refinancing	0	2,725,574	5,244,235	9,703,212
Less: Cash distributions to investors
— from operating cash flow	0	(573,752)	(1,338,031)	(1,262,571)
— from sales and refinancing	0	(2,151,822)	(3,906,204)	(8,440,640)
— from other	0	0	0	0
Cash generated (deficiency) after cash distributions	0	0	0	0
Less: Special items (not including sales and refinancing)	0	0	0	0
Cash generated (deficiency) after cash distributions and special items	0	0	0	0

Tax and Distribution Data Per $1,000 Invested [3]
Federal Income Tax Results:
Ordinary income (loss)
— from operations	0	(17)	15	N/A
— from recapture	0	0	0	N/A
Capital gain (loss)	0	0	0	N/A
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	0	17	41	120
— Return of capital	0	63	79	74
Source (on cash basis)
— Sales	0	0	90	152
— Refinancing	0	63	0	17
— Operations	0	17	31	25
— other	0	0	0	0

Amount (in percentage terms) remaining invested in program properties [4]	100.0%	98.4%	89.1%	67.8%

[1]	Net Income is in accordance with generally accepted accounting principles (GAAP), with the program considered an investment company following the accounting and reporting guidance to investment companies in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 946, Financial Services - Investment Companies .
[2]	Taxable Income is as recorded on the program partnership tax return for the applicable operating year. 2017 Taxable Income is not yet available.
[3]	Tax and Distribution Data Per $1,000 Invested is calculated based on the cumulative total of invested capital as of each year end.
[4]	Amount (in percentage terms) remaining invested in program properties is the original total acquisition cost of properties retained divided by the original total acquisition cost of all properties in program.

A-5

TABLE V

SALES OR DISPOSALS OF PROPERTIES BY PROGRAM

(UNAUDITED)

Table V sets forth summary information on the properties sold by the Sponsor and affiliates in prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. All figures are as of December 31, 2017.

				Selling Price, Net of					Cost of Properties Including			Excess
				Closing Costs and GAAP Adjustments					Closing and Soft Costs			(Deficiency)
										Total		of Property
				Cash		Purchase	Adjustments			acquisition		Operating
				received	Mortgage	money	resulting			costs, capital		Cash
				net of	balance	mortgage	from		Original	improvement		Receipts
		Date	Date	closing	at time	taken back	application		mortgage	closing and		Over Cash
Property	Location	acquired	of sale	costs	of sale	by program	of GAAP	Total	financing	soft costs	Total	Expenditures

Tryperion RE Fund I, L.P.

Retail #3	San Antonio, TX	Aug-14	Nov-14	$550,000	$0	$0	$0	$550,000	$0	$574,050	$574,050	$(24,050)
Office #6 [1,2]	St. Louis, MO	Nov-13 [6]	May-14	9,489,643	(8,047,055)	0	177,512	1,620,100	8,105,282	523,821	8,629,104	1,038,051
Multifamily #1	San Antonio, TX	Sep-13	Jul-16	14,567,767	(8,946,260)	0	731,864	6,353,371	0	13,765,677	13,765,677	1,533,954
Office #9	St. Louis, MO	Oct-14	Mar-17	10,841,636	(4,550,000)	0	0	6,291,636	4,550,000	3,375,000	7,925,000	2,916,636
Office #3 [1]	St. Louis, MO	Nov-13	Jun-17	16,590,758	(12,367,465)	0	0	4,223,293	9,444,998	2,720,277	12,165,275	4,425,483
Office #3 [1]	St. Louis, MO	Nov-13	Jun-17	9,025,487	(1,754,250)	0	0	7,271,237	1,339,716	5,278,278	6,617,994	2,407,493
Office #3 [1]	St. Louis, MO	Nov-13	Jun-17	4,885,003	(1,140,263)	0	0	3,744,740	870,815	2,711,143	3,581,959	1,303,045

Tryperion RE Fund II, LP

Office #6 [1,2]	St. Louis, MO	Jan-15	May-14	$4,677,005	$(4,621,561)	$0	$87,488	$142,932	$3,994,718	$258,167	$4,252,885	$511,607
Retail #6	Chandler, AZ	Jan-16	Apr-16	7,239,283	0	0	142,962	7,382,245	0	7,677,966	7,677,966	(295,721)
Retail #7	Chandler, AZ	Jan-16	Sep-16	4,089,421	0	0	0	4,089,421	0	3,327,119	3,327,119	762,303
Office #3 [1]	St. Louis, MO	Jan-15	Jun-17	8,176,815	(6,095,350)	0	0	2,081,465	4,655,002	1,340,698	5,995,700	2,181,115
Office #3 [1]	St. Louis, MO	Jan-15	Jun-17	4,448,244	(864,589)	0	0	3,583,656	660,284	2,601,418	3,261,702	1,186,542
Office #3 [1]	St. Louis, MO	Jan-15	Jun-17	2,407,591	(561,983)	0	0	1,845,609	429,185	1,336,197	1,765,381	642,210

[1]	Investment was acquired by Tryperion RE Fund I, L.P. in November 2013, and in January 2015, a ratable membership interest was conveyed to Tryperion RE Fund II, LP.
[2]	Adjustments resulting from application of GAAP for Office #6 include the ratable share of a $265,000 interest rate cap refund to each prior program in connection with a reduction in the notional balance of the interest rate cap securing the original mortgage financing.

A-6

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAM

(UNAUDITED)

Table VI sets forth summary information on the properties acquired by the Sponsor and affiliates in prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. All figures are as of December 31, 2017.

				Gross
				leasable			Contract
				square	Mortgage		purchase	Other	Other
				footage or	financing	Cash	price plus	cash	cash	Total
		Property	Date	number of	at date of	down	acquisition	expenditures	expenditures	acquisition
Property	Location	type	acquired	units	purchase	payment	fee	expensed	capitalized [4]	cost

Tryperion RE Fund I, L.P.

Multifamily #1 [2,7]	San Antonio, TX	Multifamily	Sep-13	252 units	$0	$10,450,000	$0	$0	$3,315,677	$13,765,677
Office #1 [1,3]	St. Louis, MO	Office	Nov-13 [6]	86,517	8,422,866	13,895,430	0	0	254,833	14,150,263
Office #2 [1,3]	St. Louis, MO	Office	Nov-13 [6]	87,750	7,981,979	13,168,088	0	0	241,494	13,409,582
Office #3 [1,3]	St. Louis, MO	Office	Nov-13 [6]	77,889	9,444,998	11,568,448	0	0	596,827	12,165,275
Office #4 [1,3]	St. Louis, MO	Office	Nov-13 [6]	75,900	1,339,716	6,293,316	0	0	324,678	6,617,994
Office #5 [1,3]	St. Louis, MO	Office	Nov-13 [6]	41,089	870,815	3,406,228	0	0	175,730	3,581,959
Office #6 [1,3]	St. Louis, MO	Office	Nov-13 [6]	62,971	8,105,282	8,205,761	0	0	423,343	8,629,104
Office #7 [2,7]	Diamond Bar, CA	Office	Oct-13	87,647	0	13,550,000	0	0	4,950,000	18,500,000
Office #8 [2,7]	Tempe, AZ	Office	Feb-14	77,034	0	9,800,000	0	0	1,512,794	11,312,794
Retail #1 [3]	San Antonio, TX	Retail	Aug-14	107,000	6,517,290	7,413,000	0	0	185,989	7,598,989
Retail #2 [3]	San Antonio, TX	Retail	Aug-14	14,975	1,497,227	1,703,000	0	0	42,728	1,745,728
Retail #3 [5]	San Antonio, TX	Retail	Aug-14	1,560	0	560,000	0	0	14,050	574,050
Land #1 [5]	San Antonio, TX	Land	Aug-14	1.2 acres	0	800,000	0	0	20,072	820,072
Retail #4 [3]	San Antonio, TX	Retail	Aug-14	14,917	1,735,482	1,974,000	0	0	49,527	2,023,527
Land #2 [5]	San Antonio, TX	Land	Aug-14	2.5 acres	0	1,500,000	0	0	37,634	1,537,634
Office #9	St. Louis, MO	Office	Oct-14	82,742	4,550,000	6,925,000	0	0	1,000,000	7,925,000
Hotel #1 [1,3,7]	Bend, OR	Hotel	Mar-15	99 rooms	11,250,000	13,950,000	0	0	5,527,577	19,477,577
Land #3 [1,5,7]	Bend, OR	Land	Sep-15	1.4 acres	0	630,000	0	0	22,500	652,500

Tryperion RE Fund II, LP

Industrial #1 [7]	Minneapolis, MN	Industrial	Sep-14	146,870	$4,500,000	$6,025,000	$0	$0	$325,000	$6,350,000
Industrial #2 [7]	Minneapolis, MN	Industrial	Jan-15	113,510	2,655,000	3,941,265	0	0	828,235	4,769,500
Industrial #3 [2,7]	Minneapolis, MN	Industrial	Dec-15	62,466	0	2,435,000	0	0	415,000	2,850,000
Industrial #4 [2,7]	Minneapolis, MN	Industrial	Dec-15	52,217	0	2,520,740	0	0	51,938	2,572,678
Industrial #5 [2,7]	Minneapolis, MN	Industrial	Dec-15	93,417	0	4,509,643	0	0	92,918	4,602,561
Industrial #6 [2,7]	Minneapolis, MN	Industrial	Dec-15	78,205	0	3,775,293	0	0	77,788	3,853,081
Industrial #7 [2,7]	Minneapolis, MN	Industrial	Dec-15	77,702	0	3,751,012	0	0	77,287	3,828,299
Industrial #8 [2,7]	Minneapolis, MN	Industrial	Dec-15	75,471	0	3,643,312	0	0	75,068	3,718,380
Office #1 [1,3]	St. Louis, MO	Office	Jan-15 [6]	38,779	3,775,377	6,228,342	0	0	114,224	6,342,565
Office #2 [1,3]	St. Louis, MO	Office	Jan-15 [6]	39,332	3,577,758	5,902,325	0	0	108,245	6,010,570
Office #3 [1,3]	St. Louis, MO	Office	Jan-15 [6]	38,388	4,655,002	5,701,552	0	0	294,148	5,995,700
Office #4 [1,3]	St. Louis, MO	Office	Jan-15 [6]	37,408	660,284	3,101,684	0	0	160,019	3,261,702
Office #5 [1,3]	St. Louis, MO	Office	Jan-15 [6]	20,251	429,185	1,678,772	0	0	86,609	1,765,381
Office #6 [1,3]	St. Louis, MO	Office	Jan-15 [6]	31,035	3,994,718	4,044,239	0	0	208,646	4,252,885
Hotel #1 [1,3,7]	Bend, OR	Hotel	Mar-15	121 rooms	13,750,000	17,050,000	0	0	6,755,927	23,805,927
Land #3 [1,5,7]	Bend, OR	Land	Sep-15	1.6 acres	0	770,000	0	0	27,500	797,500
Office #10 [2,7]	San Antonio, TX	Office	Sep-15	84,505	0	10,500,000	0	0	907,000	11,407,000
Office #11 [2,7]	Chandler, AZ	Office	Dec-15	104,534	0	17,000,000	0	0	150,000	17,150,000
Retail #5 [2,7]	Chandler, AZ	Retail	Jan-16	102,033	0	4,000,000	0	0	94,915	4,094,915
Retail #6 [2,7]	Chandler, AZ	Retail	Jan-16	14,820	0	7,500,000	0	0	177,966	7,677,966
Retail #7 [2,7]	Chandler, AZ	Retail	Jan-16	14,264	0	3,250,000	0	0	77,119	3,327,119
Office #12 [2]	Indianapolis, IN	Office	Oct-16	106,404	0	11,250,000			150,000	11,400,000
Multifamily #2 [8]	Cleveland, OH	Multifamily	Jul-17	167 units	20,300,000	23,165,000	0	0	4,558,691	27,723,691

[1]	Gross leasable square footage or number of units for investments split between Tryperion RE Fund I, L.P. and Tryperion RE Fund II, LP are shown based on ratable ownership. These investments consist of Office investments #1-6, Hotel #1, and Land #3.
[2]	Investment was closed "all cash" with an unsecured member loan from a Sponsor affiliate; unsecured member loan was refinanced with third party mortgage financing after the date of purchase.
[3]	Mortgage financing at date of purchase is calculated for specific investments as follows: (i) Office #1-2 - a $23,757,980 senior loan was assumed at purchase; allocation of the total loan amount calculated (a) by building based on square footages and (b) by program by ownership percentages between Tryperion RE Fund I, L.P. and Tryperion RE Fund II, LP, (ii) Office #3- 6 - a $29,500,000 senior loan was originated at purchase; allocation of the total loan amount calculated (a) by building based on lender allocations and (b) by program by ownership percentages between Tryperion RE Fund I, L.P. and Tryperion RE Fund II, LP, and (iii) Hotel #1 - a $25,000,000 senior loan was originated at purchase; allocation of the total loan amount calculated by program by ownership percentages between Tryperion RE Fund I, L.P. and Tryperion RE Fund II, LP.
[4]	Other cash expenditures capitalized consists of (i) prepaid items and fees related to the purchase of property (excluding purchase prices) at each property purchase closing, and (ii) renovation, leasing, and other capital expenditures incurred, or anticipated to be incurred, after property purchase.
[5]	Investment was purchased unencumbered by mortgage financing, and as of December 31, 2017, continues to be unencumbered by mortgage financing.
[6]	Investment was acquired by Tryperion RE Fund I, L.P. in November 2013, and in January 2015, a ratable membership interest was conveyed to Tryperion RE Fund II, LP.
[7]	Investment was acquired in a joint venture partnership with a minority operating partner; capitalized costs reflect total capitalization including minority operating partner’s membership interest.
[8]	Investment was a preferred equity investment with the common equity funded by a local developer; capitalized costs reflect total capitalization including the common equity interest.

A-7

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
FOR QUALIFIED PURCHASERS

1st stREIT Office Inc.,
a Maryland Corporation

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _______ __, 20__, by and between the undersigned (the “Subscriber,” “Investor,” or “you”) and 1st stREIT OFFICE INC., a Maryland corporation (the “Company” or “we” or “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain shares of Common Stock (the “Common Stock”), as set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular included on our website at www.streitwise.com as of the date of this Agreement (the “Offering Circular”) of the Company.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Subscription for and Purchase of the Common Stock.

1.1          Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Stock (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2          The Subscriber must initially purchase at least 100 shares of Common Stock in this offering, or $1,000 based on the initial offering price per share. There is no minimum subscription requirement on additional purchases once the Subscriber has purchased the requisite minimum of 100 shares of Common Stock.

1.3          The offering of Common Stock is described in the Offering Circular, that is available through our online website platform www.streitwise.com (the “Site”), as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and the Company’s Amended and Restated Charter (the “Charter”). While they are subject to change, as described below, the Company advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms and Conditions and the Terms of Use, consent to the Company’s Privacy Policy, and agree to transact business with us and to receive communications relating to the Common Stock electronically.

1.4          The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5          Once you make a funding commitment to purchase Common Stock, it is irrevocable until the Common Stock is issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transaction.

1.6          The undersigned has received and read a copy of the Company’s Charter and agrees that its execution of this Subscription Agreement constitutes its consent to such Charter, and, that upon acceptance of this Subscription Agreement by the Company, the undersigned will become a member of the Company as a holder of Common Stock. When this Subscription Agreement is countersigned by the Company, the Charter shall be binding upon the undersigned as of the settlement date.

2.              Purchase of the Common Stock.

2.1          The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to the Company the Purchase Price as agreed to by the Company on the Site.

B-1

2.2          If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not pay any interest to the Subscriber.

2.3          If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Stock and all other applicable documents or instruments of the Company, including the Charter. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Stock.

2.4          In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to the Company for the Common Stock will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.            Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1          The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber upon signing up for the Site regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser”. The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

3.2          The Subscriber, if an entity, is, and shall at all times while it holds Common Stock remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

3.3          The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4          At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a)       A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b)       The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Common Stock or the overall Company venture.

3.5          The Subscriber has received this Agreement, the Offering Circular and the Charter. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

B-2

3.6          The Subscriber understands that the Common Stock being purchased is a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Stock, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Stock. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7          The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8          The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.9          If the Subscriber does not qualify as an “accredited investor,” that the amount of Common Stock being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year end (for non-natural persons).

3.10        The Subscriber has had an opportunity to ask questions of the Company or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Stock, as well as about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.11        The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

3.12        The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Stock offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Stock, or has recommended or endorsed the Common Stock, and that the Common Stock has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.13        The Subscriber understands that the Company has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that the Company’s manager, SW Manager, LLC, is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

3.14        The Subscriber is subscribing for and purchasing the Common Stock without being furnished any offering literature, other than the Offering Circular, the Charter and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors.

3.15        The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.16        The Subscriber is subscribing for and purchasing the Common Stock solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its stockholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Stock, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Stock, and the Subscriber has no plans to enter into any such agreement or arrangement.

B-3

3.17        The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.18        The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)           None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)           To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

(c)          When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person1 to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

(d)          Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is:

(i)        a Prohibited Investor;

(ii)       a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(iii)      a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

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(iv)       a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)          The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3.18 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)          The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Stock.

1 For purposes of this Section 3.18, the terms “Related Person”, “Prohibited Investor”, “Senior Foreign Political Figure”, “Close Associate”, “Non-Cooperative Jurisdiction” and “Foreign Shell Bank” shall have the meanings described below; “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; “Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

3.19        The Subscriber represents and warrants that the Subscriber is either:

(a)          Purchasing the Common Stock with funds that constitute the assets one or more of the following:

(i)        an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(ii)       an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Subscriber hereby represents and warrants that (a) its investment in the Company: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither the Company nor any person who manages the assets of the Company will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of the investment in the Company by such Subscriber;

(iii)      a plan that is subject to Section 4975 of the Code (including an individual retirement account);

(iv)      an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

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(v)       an entity that (A) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (B) is subject to Title I of ERISA, Section 4975 of the Code or both; or

(b)          Not purchasing the Common Stock with funds that constitute the assets of any of the entities or plans described in Section 3.19(a)(i) through 3.19(a)(v) above.

3.20        The Subscriber further represents and warrants that neither Subscriber nor any of its affiliates (a) have discretionary authority or control with respect to the assets of the Company or (b) provide investment advice for a fee (direct or indirect) with respect to the assets of the Company. For this purpose, an “affiliate” includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person and “control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

3.21        The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing through the Company. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

4.             Ownership Limitation. The Subscriber acknowledges and agrees that, pursuant to the terms of the Charter, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and as set forth in the Charter, either more than 4.11% in value or in number of our Common Stock, whichever is more restrictive, or more than 4.11% in value or in number of our shares, whichever is more restrictive. The Charter includes additional restrictions on ownership, including ownership that would result in (i) us being “closely held” within the meaning of Section 856(h) of the Code, (ii) us failing to qualify as a REIT, (iii) causing any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such, or (iv) our shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Charter, the Subscriber’s ownership of our Common Stock cannot cause any other person to violate the foregoing limitations on ownership.

5.             Tax Forms. The Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Site. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall (i) promptly inform us of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

6.             No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Common Stock pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the purchase and sale of the Common Stock, the Company is not acting as your agent or fiduciary. the Company assumes no advisory or fiduciary responsibility in your favor in connection with the Common Stock or the corresponding project investments. the Company has not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Stock, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

7.            Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid the Company being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by the Company to return the Common Stock to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw Common Stock held or owned by you.

8.            Miscellaneous Provisions.

8.1         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to the conflicts of laws principles thereof).

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8.2         All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company (or that you submitted to us via the Site). You shall send all notices or other communications required to be given hereunder to the Company via email at equity@streitwise.com (with a copy to be sent concurrently via prepaid certified mail to: 11601 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90025, Attention: Investor Relations.

Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this section, “business day” shall mean any day other than a day on which banking institutions in the State of Maryland are legally closed for business.

8.3         This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this section shall be null and void.

8.4         The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

8.5         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

8.6         If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7         In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

8.8         This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Common Stock) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

8.9         This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.10       The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

8.11       The parties acknowledge that there are no third party beneficiaries of this Agreement, except for any affiliates of the Company that may be involved in the issuance or servicing of Common Stock on the Site, which the parties expressly agree shall be third party beneficiaries hereof.

9.             Consent to Electronic Delivery. The Subscriber hereby agrees that the Company may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber under the Common Stock or hereunder by means e-mail or by posting on an electronic message board or by other means of electronic communication. Because the Company operates principally on the Internet, you will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Site or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

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(a)            Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

(b)            Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

(c)            Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

(d)            How to Contact Us Regarding Electronic Disclosures. You can contact us via email at equity@streitwise.com. You may also reach us in writing at the following address: 11601 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90025, Attention: Investor Relations. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered e-mail address changes, you must notify us of the change by sending an email to equity@streitwise.com. You also agree to update your registered residence address and telephone number on the Site if they change. You will print a copy of this Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site.

10.           Consent to Electronic Delivery of Tax Documents.

(a)            Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to you (“Tax Documents”) in connection with your Common Stock. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099. Occasionally, we are required to send you CORRECTED Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(b)            Agreement to Receive Tax Documents Electronically. By executing this Agreement on the Site, you are consenting in the affirmative that we may send Tax Documents to you electronically. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(c)            How We Will Notify You That a Tax Document is Available. You will receive an electronic notification via email when your Tax Documents are ready for access on the Site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(d)            Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by visiting the Site. You can also contact us at equity@streitwise.com and request a paper copy.

(e)            Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

1st stREIT Office Inc.
Attn: Investor Relations
11601 Wilshire Boulevard, Suite 1690
Los Angeles, CA 90025
equity@streitwise.com
(310) 421-1030

 If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

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(f)           Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

●	You don’t have a password for your Company account

●	Your Company account is closed

●	You were removed from the Company account

●	Your role or authority on the Company account changed in a manner that no longer allows you to consent to electronic delivery

●	We received three consecutive email notifications that indicate your email address is no longer valid

●	We cancel the electronic delivery of Tax Documents

(g)          You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at equity@streitwise.com.

(h)          Hardware and Software Requirements. In order to access and retain Tax Documents electronically, you must satisfy the computer hardware and software requirements as set forth above in Section 9(c) of this Agreement. You will also need a printer if you wish to print Tax Documents on paper, and electronic storage if you wish to download and save Tax Documents to your computer.

11.           Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

12.           Arbitration.

(a)  Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12 (this “Arbitration Provision”). The arbitration shall be conducted in Los Angeles, CA. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of this Agreement, any Common Stock, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section 12(e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)       The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)       If we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

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(d)       Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)       We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)       Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this subsection (e), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this subsection (e) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)       This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)       This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Stock or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than subsection (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in subsection (e) are finally adjudicated pursuant to the last sentence of subsection (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

(i)       You also acknowledge that the requirement to arbitrate disputes contained in this Section 12 and the waiver of court and jury rights contained in Section 13 are also in our bylaws and that subsequent holders of our Common Stock will also be subject to such provisions.

(j)       BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

13.           Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER AGREEMENTS RELATED THERETO.

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14.            Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature page to follow]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Signature of Subscriber

Name of Person Signing on behalf of Subscriber

Title (if applicable)

Address of Subscriber:

Telephone:

Email:

Number of Shares of Common Stock
Purchased:

Purchase Price:

agreed and accepted BY:

1st stREIT OFFICE INC.,

By:
Name: Eliot Bencuya
Title: Chief Executive Officer

1st stREIT Office Inc.
Attn: Investor Relations
11601 Wilshire Boulevard, Suite 1690
Los Angeles, CA 90025
equity@streitwise.com
(310) 421-1030

APPENDIX C

DISTRIBUTION REINVESTMENT AND

OPTIONAL CASH PURCHASE PLAN

1ST STREIT OFFICE INC.

EFFECTIVE AS OF [__], 2018

1st stREIT Office Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment and Optional Cash Purchase Plan (the “Plan”), to be administered by the Company, or a third party (the “Administrator”) as agent for participants in the Plan (“Participants”), the terms and conditions of which are set forth below and will be supplemented by further specific instructions on the Company’s or the Administrator’s website, as applicable.

1.	Number of Shares Issuable. The number of shares of the Company’s common stock (“Shares”) authorized for issuance under the Plan shall count towards the $50,000,000 aggregate amount of Shares being offered pursuant to that certain offering circular dated September 13, 2017, as amended (the “Offering Circular”). A Participant shall not be able to acquire Shares under the Plan to the extent such purchase would cause the Company to exceed the offering limit set forth in the Offering Circular.

2.	Participants. “Participants” are holders of Shares who elect to participate in the Plan.

3.	Procedures for Participation Generally. Holders of Shares may become Participants by completing and executing an enrollment form or any other Company-approved authorization form as may be available from the Company or the Administrator. Holders of Shares may also enroll via the Administrator’s website, www.computershare.com/investor.

4.	Procedures for Distribution Reinvestment. This Section 4 applies only to the distribution reinvestment component of the Plan. The Company or the Administrator will apply cash dividends and other distributions (collectively, the “Distributions”) declared and paid in respect of a Participant’s Shares towards the purchase of additional Shares by such Participant. Participation in the Plan shall begin with the next Distribution payable after receipt by the Company or the Administrator of a Participant’s enrollment in the Plan. Shares shall be purchased under the Plan on the date that the Company makes a Distribution. Enrollment in the Plan requires that Distributions on all of such Participant’s Shares are subject to the Plan.

5.	Procedures for Optional Cash Purchases. This Section 5 applies only to the optional cash purchase component of the Plan. A Participant may make optional cash purchases of Shares by contacting the Company or making a one time online bank debit or authorizing recurring automatic deductions via the Administrator’s website, www.computershare.com/investor. The minimum aggregate amount of Shares that a Participant may purchase under the Plan is $500. Optional cash payments received by the Administrator will be invested as soon as practicable, but, in any event, not later than five business days after they are received by the Administrator. No interest will be paid on cash payments held by the Administrator pending investment. Participants shall make their optional cash payments by such methods as detailed on the Administrator’s website, which may include payment by one-time bank debit or automatic deduction through an automated clearing house (ACH withdrawal).

6.	General Terms of the Plan.

a.	The Company intends to offer Shares pursuant to the Plan initially at $10.00 until such time that the Company determines its estimated net asset value (“NAV”). At the end of each fiscal quarter, beginning October 1, 2018, the Company expects that the Sponsor’s internal accountants will calculate its NAV and NAV per Share. The NAV calculation shall reflect the total value of the Company’s assets minus the total value of the Company’s liabilities. Upon the calculation of NAV, Participants shall acquire Shares at a price equal to the NAV per Share, as updated quarterly.

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b.	In the event of a subsequent determination that the purchase price for any Shares acquired by a participant under the Plan that participates in the distribution reinvestment component of the Plan represented or will represent a discount in excess of 5% of the fair market value per Share at the time of the Distribution or issuance of Shares pursuant to the Plan, the portion of such Shares issued or to be issued under the Plan representing such excess amount shall be voided, ab initio, and, at the Company’s option, the participation of such Participant in the Plan may be terminated, in which event any current and future Distributions to such former Participant would be paid in cash in lieu of Shares.

c.	Selling commissions shall not be charged on the Shares purchased pursuant to the Plan.

d.	Participants shall not be charged any fees related to the Plan.

e.	For each Participant in the distribution reinvestment component of the Plan, the Company or the Administrator shall maintain an account which shall reflect, for each period in which Distributions are paid, the Distributions received by the Company or the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant under the Plan.

f.	The Company shall promptly reinvest Distributions under the distribution reinvestment component of the Plan following the payment date with respect to such Distributions to the extent that Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within thirty (30) days after receipt by the Company or Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants.

g.	Participants in the Plan may purchase fractional Shares so that one hundred percent (100%) of the Distributions and optional cash submitted will be used to acquire Shares.

h.	A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter (or the ownership limits set forth in any waiver agreement entered into with a Participant). Specifically, to help ensure that that the Company maintains its status as a REIT, the Company will restrict any Participant from acquiring, directly or indirectly, beneficial or constructive ownership of more than the ownership limits set forth in the Company’s charter; unless the Company’s board of directors has agreed to waive the ownership limitations with respect to a particular Participant, in which case the Company will restrict such Participant from acquiring, directly or indirectly, beneficial or constructive ownership of the Company’s Shares in violation of the ownership limits set forth in such Participant’s waiver agreement.

7.	Reports to Participants. After each account activity (i.e., Distribution reinvestment or optional cash purchase), Participants will receive a statement showing, among other information, the amount invested, the purchase price, the number of Shares purchased and total Shares accumulated, including other Shares registered in such Participant’s name; provided, if the only activity in a Participant’s account is the reinvestment of distributions or regularly scheduled automatic cash purchases, this activity will be confirmed in a statement on at least a quarterly basis. If the Company pays an annual distribution and the only activity in a Participant’s account for a calendar year is the reinvestment of such distribution, such Participant will receive an annual statement. Duplicate statements for open accounts will be available from the Administrator upon request free of charge. However, charges may be assessed for statements for closed accounts. The Administrator may also provide on its website the ability for Participants to view year-to-date transaction activity in such Participant’s Plan account, as well as activity in prior years. Participants will be sent the same communications sent to all other registered holders of Shares together with an Internal Revenue Service (IRS) information return for reporting Distribution income received, if so required.

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8.	Taxation of Distributions. The reinvestment of Distributions in the applicable component of the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

9.	Voting of Plan Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant shall be entitled to vote all Shares acquired by the Participant through the Plan.

10.	Termination by Participant. A Participant may terminate participation in the distribution reinvestment component of the Plan at any time by delivering to the Company or Administrator an Internet, telephonic or written notice. To be effective for any Distribution, such notice must be received by the Company at least thirty (30) business days prior to the last day of the period to which the Distribution relates. Following termination, all future Distributions will be paid to such Participant in cash. Any transfer of Shares by a Participant shall terminate participation in the Plan with respect to the transferred Shares.

Additionally, in the event that a Participant requests that the Company repurchase all of the Participant’s Shares, and such request is granted, the Participant shall be deemed to have given sufficient written notice that such Participant is terminating his or her participation in the distribution reinvestment component of the Plan, and is electing to receive all future Distributions in cash.

11.	Amendment or Termination of the Plan by the Company. The Company may amend or terminate the Plan for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing (including via electronic mail) to Participants.

12.	Participation by Limited Partners of 1st stREIT Office Operating Partnership LP. For purposes of the Plan, “stockholders” shall be deemed to include the limited partners of 1st stREIT Office Operating Partnership LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13.	Liability of the Company. Neither the Company, the Sponsor, the Manager, any of their respective affiliates nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, in connection with administering the Plan. The Company, the Sponsor, the Manager, their respective affiliates and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account.

14.	Governing Law. The Plan shall be governed by the laws of the State of Maryland.

15.	Current Administrator. You may contact the current Administrator, Computershare Trust Company, N.A as follows:

Internet address: www.computershare.com/investor

Telephone:	1-866-595-6048 (inside U.S. and Canada)
1-781-575-2798 (outside U.S. and Canada)

In writing:	Regular mail:	Computershare
P.O. Box 505000
Louisville, KY 40233-5000

	Overnight:	462 Main Street
Suite 1600
Louisville, KY 40202

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1st stREIT Office Inc.

Sponsored by Tryperion Partners, LLC

UP TO $50,000,000 IN SHARES OF COMMON STOCK

OFFERING CIRCULAR

August 31, 2018

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Charter
2.2	Articles of Amendment
2.3	Second Amended and Restated Bylaws
3.1	Distribution Reinvestment and Optional Cash Purchase Plan (included in the Offering Circular as Appendix C and incorporated herein by reference)
4.1	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1*	Second Amended and Restated Limited Partnership Agreement of 1st stREIT Office Operating Partnership LP
6.2*	Management Agreement between 1st stREIT Office Inc., 1st stREIT Office Operating Partnership LP and SW Manager, LLC
6.3*	Support Agreement between Tryperion Partners, LLC and SW Manager, LLC.
6.4*	License Agreement between 1st stREIT Office Inc. and Tryperion Partners, LLC
10.1*	Power of Attorney (included on signature page of the Offering Statement dated June 30, 2017)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2	Consent of RSM US LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
13.1*	“Testing the waters” materials

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on August 31, 2018.

1st stREIT Office Inc.

By:	/s/ Eliot Bencuya
Name:	Eliot Bencuya
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eliot Bencuya	Director and Chief Executive Officer (Principal Executive Officer)	August 31, 2018
Eliot Bencuya

/s/ Jeffrey Karsh	Director and Chief Investment Officer	August 31, 2018
Jeffrey Karsh

/s/ Joseph Kessel	Director and Chief Operating Officer	August 31, 2018
Joseph Kessel	(Principal Financial Officer and Principal Accounting Officer)